UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Gentherm Incorporated
(Name of registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 4, 2024

Dear Gentherm Shareholders:

We invite you to attend the 2024 annual meeting of shareholders on Thursday, May 16, 2024, at 8:30 a.m., Eastern time. The annual meeting will be held in a virtual-only format to provide broad access for shareholders and employees. We encourage you to submit your proxy vote in advance of the meeting by following the instructions on the accompanying proxy card.

2023 In Review

In 2023 the Global Gentherm team continued to demonstrate strong execution despite unexpected challenges such as the United Auto Workers strike in North America.

We achieved record annual revenue for the third consecutive year, growing 22% over 2022 to nearly $1.5 billion in 2023. Both the Automotive and Medical businesses posted record revenue and, within Automotive, we achieved record revenue for Climate Controlled Seat (CCS®), seat heaters, steering wheel heaters and battery performance solutions.

In 2023 we also further accelerated our automotive award growth across multiple product lines and geographies, securing $2.6 billion in new awards, a 46% increase over the $1.8 billion recorded in 2022. In particular, high content product categories such as CCS® and hands-on-detection enabled steering wheel heaters were primary drivers. As the leading independent supplier, we have successful relationships with over 50 global automotive customers and over 30 seat manufacturers. The adoption of combined thermal, pneumatic lumbar and massage solutions by OEMs and Tier 1 customers, enabled by our acquisition of Alfmeier last year, is well ahead of our initial expectations. In addition, we are also expanding our partnerships with some of the fastest growing auto manufacturers globally, such as Li Auto and BYD in China.

During the year, we also continued our disciplined approach to managing operating expenses. Our ongoing “Fit for Growth” initiatives have reduced our expenses by approximately 400 basis points, from 20% of revenue in 2018 to 16% of revenue in 2023. As a result, in 2023 we delivered the highest annual Adjusted EBITDA in company history, an increase of more than 30% compared to 2022.

The financial and operating results for 2023 clearly demonstrate the continued strong execution by the Gentherm team globally and are indicative of the continued strong progress we are achieving on our Midterm Strategy.

Midterm Strategy

As we outlined last year, we are executing against a clearly defined, four-pronged strategy to drive growth and generate shareholder value. Our Profitable Growth Flywheel leverages four elements to drive growth:

●	Leverage World Class Talent and Culture

●	Extend Technology Leadership

●	Focused Growth

●	Deliver Financial Excellence

Technology to the next degree™	www.gentherm.com

Leverage World Class Talent and Culture

As we continue to transform the Company and drive growth, we are building internal leadership and technical capabilities in order to scale our business. We’ve strengthened our talent at every level to successfully compete and win. We’ve enriched our culture through the spirit of listening and feedback, and we are driving stronger employee engagement. Finally, we have adopted a number of board and governance best practices over the last five years. All of this has set up a strong foundation for future acceleration. We believe very strongly that companies don’t compete – people do.

Extend Technology Leadership

A key component of Gentherm’s success and growth has been our ability to leverage our core technology competencies to continuously drive innovation to deliver new, industry-leading solutions. The automotive industry is a long cycle business, and the company has longstanding relationships with its customers. As such, we partner with them to deliver critical components for vehicles planned years in advance. As a result, Gentherm is designing and developing solutions for vehicles of the future.

Over the past several years, as sales of hybrid and electric vehicles have risen, so has the amount of Gentherm content on those vehicles. Going forward, our customers are building software defined vehicles, further enabling vehicles to have systems and controls which can be modified and updated over time. Gentherm again is a leader in this new era of vehicle manufacturing. In fact, in 2023, General Motors awarded Gentherm a breakthrough scalable ClimateSense® software award for nearly all future architecture General Motors internal combustion and electric vehicles. As software defined vehicles grow in the global market, Gentherm is perfectly positioned to increase hardware and software content to enable greater energy efficiency, personalization and novel comfort and wellness experiences.

At the Consumer Electronics Show in January 2024, we unveiled WellSenseTM: A software defined consumer experience that delivers customized, in-cabin comfort sensations that promotes alertness, wellness and well-being. We also announced ComfortScaleTM in February 2024: A modular solution which combines several distinct thermal and pneumatic comfort components into one integrated seating system.

Uniquely, Gentherm is the largest independent supplier of thermal and pneumatic solutions for automotive seating. This is a significant competitive advantage for the company resulting in our market leadership and vast remaining opportunities to further grow the business.

Focused Growth

As we have just discussed, the automotive industry is a long cycle business with production planned well in advance. Nevertheless, we must remain disciplined and agile in order to pivot the business or shift priorities as markets and circumstances dictate. As the awards growth demonstrates, we are successfully working with our customers to build the right products for future automotive production.

To successfully execute our focused growth plan, we rigorously manage operating costs, make investments where required and allocate resources where they will be most productive. To support the award growth, we have undertaken investments in increased production capacity in Mexico and Morocco. These capacity expansions are currently underway and on track to come online as planned.

In addition, after a thoughtful review of the Battery Performance Solutions business, we have decided to pause the pursuit of our proprietary battery cell connecting board opportunities as adoption rates by electric vehicle manufacturers have been lower than expected due to their decision to continue with legacy solutions. As a result, we have reallocated resources previously dedicated to this product line to support our expanding operations in thermal, pneumatic and electronics solutions driven by the high award activity in those areas.

Technology to the next degree™	www.gentherm.com

Looking forward, we expect a substantive increase in the adoption of our climate and comfort solutions in seats, steering wheels and other surfaces within the vehicle, expanding across more vehicles, more applications within vehicles and in more markets. As a result, thermal comfort proliferation is expected to continue to outpace vehicle growth. Given our numerous competitive advantages across these product categories, we are confident in our continued growth.

Deliver Financial Excellence

The global Gentherm team again executed disciplined financial management in 2023. This allowed us to deliver a 200-basis point improvement in Adjusted EBITDA margin rate year over year on a proforma basis, and to generate nearly $120 million of cash flow from operations, of which $90 million was deployed for share repurchases.

In 2024, we will execute Fit-for-Growth 2.0 initiatives to enable margin expansion over the next few years. In addition, our relentless focus on operational excellence, technology leadership and strong cash flow generation, positions the Company well for profitable, long-term growth.

Positioned for Continued Success

As we enter into 2024 and beyond, we are in a strong position as a company to continue executing prudent, responsible growth and generating sustained returns for our shareholders.

Our technology is unmatched, and we are a visionary leader in the thermal and pneumatic comfort market, which is growing at a faster pace than the automotive market. As we are independent and able to solve for any OEM or seat manufacturer’s applications, we are perfectly positioned to capitalize on the growth of the market.

Governance Updates

In 2023, the Board exercised its evergreen search process to identify and onboard two new directors, enhancing board composition and adding key skills. The Board, through its Nominating and Corporate Governance Committee, oversaw the Company’s efforts to develop its renewable energy strategy, implement enhanced controls for its sustainability reporting processes and develop models for understanding financial impacts of its sustainability program. The Board also oversaw a significant project to overhaul the Company’s Code of Conduct. Finally, earlier this year, the Board, through its Audit Committee, expanded its cybersecurity oversight and governance by installing additional quarterly reports by our Chief Information Officer on the Company’s cybersecurity posture and events.

Our ability to provide unique, innovative and energy-efficient solutions that are shaping the vehicles of the future - paired with our consistent track record of executing our strategy with financial discipline – strongly positions us for continued profitable growth.

We look forward to providing you with updates of our progress over the coming years.

On behalf of the Board of Directors, we thank you for your continued investment and support of Gentherm. We respectfully request you to vote in accordance with our recommendations at the 2024 annual meeting.

Sincerely,

Phillip M. Eyler	Ronald Hundzinski
President and Chief Executive Officer	Non-executive Chair of the Board

Technology to the next degree™	www.gentherm.com

GENTHERM INCORPORATED

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

Our 2024 annual meeting of shareholders will be held on Thursday, May 16, 2024, at 8:30 a.m., Eastern Daylight Time, in a virtual-only format at www.virtualshareholdermeeting.com/THRM2024, to conduct the following items of business:

̶	Election of Nine Directors. To elect nine directors named in the accompanying proxy statement, each to serve for a one-year term until the 2025 annual meeting of shareholders and until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service.

̶	Ratify Appointment of Ernst & Young for 2024. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024.

̶	Say-on-Pay. To approve (on an advisory basis) the compensation of our named executive officers.

̶	To transact any other business that may properly come before the meeting or any postponement or adjournment of the meeting.

Only holders of our common stock at the close of business on March 18, 2024, the record date, are entitled to receive this notice and to attend and vote at the annual meeting.

We have elected to furnish proxy materials to you primarily through the Internet. On or about April 4, 2024, we intend to mail to our shareholders of record a Notice of Internet Availability of Proxy Materials containing instructions on how to access the accompanying proxy statement and our 2023 annual report to shareholders through the Internet and how to vote.

We have designed the format of the annual meeting to provide our shareholders with similar rights and opportunities to participate to what they would have at an in-person meeting. You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/THRM2024 and entering the 16-digit control number on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card. A list of shareholders of record will also be available during the annual meeting on the meeting website. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website, please call the technical support number that will be posted on the meeting log-in page.

By Order of the Board of Directors

Wayne Kauffman
Senior Vice President, General Counsel and Secretary

Northville, Michigan

April 4, 2024

Your vote is very important. Whether or not you plan to attend the meeting via live webcast, we urge you to vote promptly and save us the expense of additional solicitation. If you virtually attend the annual meeting, you may revoke your proxy in accordance with the procedures set forth in the proxy statement and vote online during the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD MAY 16, 2024

The Notice of 2024 Annual Meeting of Shareholders, the accompanying Proxy Statement, and the 2023 annual report to shareholders are available at www.proxyvote.com.

Technology to the next degree™	www.gentherm.com

PROXY STATEMENT | ANNUAL MEETING OF SHAREHOLDERS | MAY 16, 2024

PROXY SUMMARY

This proxy summary does not contain all of the information that you should consider. You should read the entire proxy statement before voting. For more complete information regarding the 2023 performance of Gentherm Incorporated (“Gentherm”, “we”, “us”, “our” or the “Company”), review our 2023 annual report to shareholders.

PLEASE VOTE TODAY

Your vote is important. Whether or not you plan to attend the 2024 annual meeting of shareholders (the “annual meeting”) via live webcast, we urge you to vote promptly to save us the expense of additional solicitation. Please carefully review the proxy materials and follow the instructions below to cast your vote on all of the proposals.

VOTING METHODS IN ADVANCE OF ANNUAL MEETING

Even if you plan to attend the annual meeting, please vote in advance. Make sure to have your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card and follow the instructions. If you are a record holder, you may vote using one of the following methods. If you are a beneficial owner, you may vote using one of the methods listed on your voting instruction card.

Online:	By Phone:	By Mail:
www.proxyvote.com	1-800-690-6903	Request a printed copy of the
proxy materials and complete,
sign and return your proxy card

1 | 2024 PROXY STATEMENT

PROPOSALS, BOARD RECOMMENDATIONS AND REQUIRED VOTE

PROPOSAL		BOARD OF DIRECTORS RECOMMENDATION	REQUIRED VOTE
01	Election of Nine Directors	FOR each nominee	Plurality*
02	Ratification of Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for 2024	FOR	Majority of votes cast
03	Advisory Vote on Named Executive Officer Compensation	FOR	Majority of votes cast

*	Notwithstanding that directors will be elected by a plurality of votes cast at the annual meeting, Gentherm has a voting policy that has the effect of a majority voting policy that ensures the Board can address shareholder concerns. In the event any director nominee receives a greater number of votes “withheld” than votes “for” such person’s election, our voting policy requires such director to promptly provide a resignation notice, conditioned on Board acceptance. The Board, upon recommendation of the Nominating and Corporate Governance Committee, will determine whether to accept such resignation offer.

BUSINESS OVERVIEW

Gentherm is the global market leader of innovative thermal management and pneumatic comfort technologies for the automotive and medical industries. Automotive products include variable temperature Climate Control Seats®, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery performance solutions, cable systems, lumbar and massage comfort solutions, valve systems, and other electronic devices. Our automotive products can be found on vehicles manufactured by nearly all the major original equipment manufacturers (“OEMs”) operating in North America and Europe, and several major OEMs in Asia. We operate in locations aligned with our major customers’ product strategies to provide locally enhanced design, integration and production capabilities. Medical products include patient temperature management systems. Our medical products can be found in hospitals throughout the world, primarily in the U.S., China, Germany and Brazil. The Company is also developing a number of new technologies and products that will help enable improvements to existing products, improve health, wellness and patient outcomes and will lead to new product applications for existing and new and adjacent markets.

2 | 2024 PROXY STATEMENT

2023 COMPANY PERFORMANCE HIGHLIGHTS

Highlights of Gentherm’s 2023 performance include(1) (2):

(1)	Adjusted EBITDA, as referenced in this table and above in the letter to our shareholders, is a non-GAAP financial measure that excludes the impact of certain amounts. For its definition, supplemental information and reconciliation to the most directly comparable GAAP financial measure, see our earnings release furnished to the SEC on February 21, 2024.

(2)	Automotive new business awards represent the aggregate projected lifetime revenue of new awards provided by our customers to Gentherm in the applicable period, with the value based on the price and volume projections received from each customer as of the award date. Although automotive new business awards are not firm customer orders, we believe that automotive new business awards are an indicator of future revenue. Automotive new business awards are not projections of revenue or future business as of December 31, 2022, December 31, 2023, the date of this proxy statement or any other date. Customer projections regularly change over time and we do not update our calculation of any automotive new business award after the date initially communicated. Automotive new business awards in 2022 and 2023 also do not reflect, in particular, the impact of macroeconomic and geopolitical challenges on future business. Revenues resulting from automotive new business awards also are subject to additional risks and uncertainties as described under “Forward-Looking Statements”. Proforma automotive new business awards in 2022 reflect three full quarters of Alfmeier, which was acquired in August 2022.

Gentherm’s sales are driven by the number of vehicles produced by the OEMs, which is ultimately dependent on consumer demand for automotive vehicles, our product content per vehicle, and other factors that may limit or otherwise impact production by us, our supply chain and our customers. In 2023, we achieved record revenue for the full year. For full year 2023, revenue rose 22 percent year over year. Adjusting for both foreign currency translation and the Alfmeier acquisition, excluding the negative impact of the UAW labor strike, phasing out the non-automotive electronics business as well as one-time benefits from recoveries in both years, Automotive revenues increased 13 percent year over year in 2023, outperforming actual light vehicle production in our key markets by over 200 basis points (see our earnings release for the year ended December 31, 2023 for supplemental information regarding organic revenue growth, a non-GAAP performance measure). In addition, we secured automotive new business awards of $2.6 billion dollars in 2023, setting another record in Company history.

3 | 2024 PROXY STATEMENT

PROPOSAL NO. 1 –

RE-ELECTION OF DIRECTOR NOMINEES – HIGHLY SKILLED,

EXPERIENCED AND DIVERSE BOARD

Following a review of the individual and aggregate qualifications, attributes, skills and experience of members of the Board of Directors (the “Board”), the Board has nominated nine of the ten current directors for re-election at the annual meeting. Byron Shaw II, Chair of the Technology Committee, has determined not to stand for re-election and will resign immediately prior to the annual meeting. The Board believes that the director nominees will strongly position the Board to continue to collectively serve in the best interests of the shareholders and Company and fulfill the Board’s significant oversight roles and responsibilities.

All directors are elected annually and serve one-year terms until a successor has been duly elected and qualified or until such director’s earlier resignation, retirement or other termination of service. The following table provides summary information about the director nominees.

(1)	Mr. Washington will be appointed as Chair of the Technology Committee as of the annual meeting.

4 | 2024 PROXY STATEMENT

At the beginning of 2023, the Board consisted of nine directors. In January 2023, the Board reduced its size to eight directors concurrent with the resignation of Yvonne Hao. Thereafter, the Nominating and Corporate Governance Committee, in cooperation with the Chair of the Board, determined to accelerate its evergreen search process to identify one or more new directors. As a result, in October 2023 and December 2023, the Board appointed Kenneth Washington and Laura Kowalchik, respectively, and concurrently increased the size of the Board. Concurrently with Dr. Shaw’s resignation immediately prior to the annual meeting, the size of the Board will be reduced to nine directors.

At the 2023 annual meeting, five director nominees received over 98.7% of shareholder votes in favor of their re-election. Ms. Desormière and Mr. Stacey received 74.3% and 90.4%, respectively, of shareholder votes in favor of their re-election. We believe that Ms. Desormière, as Chair of the Nominating and Corporate Governance Committee, and Mr. Stacey, as a member of such Committee, received lower support due to certain investor voting guidelines that the Board lacked sufficient diversity representation following the unanticipated resignation of Ms. Hao in January 2023. Following the recent director changes, we believe we are now in compliance with such investor voting guidelines.

The following matrix provides a high-level summary of the individual qualifications, attributes, skills and experience that the Director nominees contribute to the Board:

QUALIFICATIONS / EXPERTISE
Automotive Industry	8 directors
Financial & Accounting	8 directors
Global Management	9 directors
Human Resources	1 director
Medical Industry	2 directors
Public Company	8 directors
R&D and Commercialization of Technologies	3 directors
Senior Leadership	9 directors

5 | 2024 PROXY STATEMENT

Strong Commitment To Governance For The Benefit Of Shareholders

INDEPENDENCE	BEST PRACTICES

– Eight of nine continuing directors are independent

– Fully independent Board Committees

– Independent, non-executive Chair of the Board

– Average director tenure of approximately 5 years

– Regular executive sessions of independent directors

– Board Committees authorized to hire independent advisors at Company expense

– No classified board

– No director overboarding under our guidelines

– Three female directors, including two who are chair of a key Board Committee

– Significant Board oversight of strategy, risk management and sustainability

– Nearly 100% director meeting attendance

– No related person transactions

– Regular engagement regarding management and director succession planning

ACCOUNTABILITY	SHAREHOLDERS RIGHTS

– Voting policy with the effect of majority voting for uncontested director elections

– Continuing Board refreshment, including two new directors in 2023

– Robust annual self-evaluation process for Board and Board Committees

– Year-round shareholder engagement, including specific annual engagement on sustainability, human capital management and compensation matters

– Shareholder right to call special meetings (25%)

– No super-majority voting for amendments to organizational documents

– No limitations on shareholder action by written consent

– No dual class common stock

– No poison pill

6 | 2024 PROXY STATEMENT

PROPOSAL NO. 2 –

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, ERNST & YOUNG, FOR 2024

At the annual meeting, the Board is asking our shareholders to ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for 2024. The Audit Committee conducted a competitive process to select the Company’s independent registered public accounting firm for the Company’s year ending December 31, 2020, and the Audit Committee ultimately selected and appointed Ernst & Young and such relationship continued through 2023. At the 2023 annual meeting, shareholders voted more than 99% in favor of the proposal to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2023.

The Audit Committee has reappointed Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2024, including based upon the following factors:

Efficiencies of continued engagement	Audit effectiveness	Expertise and industry knowledge

External data on audit quality and performance	Reasonableness of fees	Strong quality of communications

Strong ratification proposal support at the Company’s 2023 annual meeting

7 | 2024 PROXY STATEMENT

PROPOSAL NO. 3 –

SAY-ON-PAY – 2023 NAMED EXECUTIVE OFFICER COMPENSATION

At the annual meeting, the Board is asking our shareholders to provide advisory (non-binding) approval of the compensation of our named executive officers (“NEOs”) in 2023, as disclosed in this proxy statement, commonly known as a “say-on-pay” proposal. See “Compensation Discussion & Analysis” for detailed information regarding our compensation philosophy, objectives and design, our compensation-setting process and our NEO compensation program components, as well as the decisions made for NEOs for 2023.

The say-on-pay proposal at our 2023 annual meeting regarding the compensation of NEOs in 2022 received approximately 95% approval.

2023 NEO Compensation Program

In the first quarter of 2023, the Compensation and Talent Committee approved the design of our 2023 NEO compensation program, which included modifications to the performance-based metrics and weighting to balance shareholder interests by incorporating metrics that drive value in both the short-term and long-term, while addressing challenges regarding the setting of performance goals in an environment of continued macroeconomic, geopolitical and industry volatility.

ANNUAL BONUS	Adopted 2023 Senior Level Bonus Plan

▪       Payout opportunity of 0% to 200% of target bonus, consistent with historical practice

▪       NEO bonus solely based on objective Company performance measures

▪       Revised performance metrics from two (Adjusted EBITDA and Revenue, equally weighted) to four

▪       Added a new performance metric (Relative Automotive Revenue Growth), and changed the strategic goals from a performance modifier for non-CEO NEOs to a performance metric for all NEOs

▪       Revised performance metrics and weighting include Adjusted EBITDA (40% weighted), Revenue (20% weighted), Relative Revenue Growth (20% weighted) and Strategic Goals (20% weighted)

▪       Strategic Goals consist of Automotive New Business Awards (40% weighted), New Technology Wins (40% weighted) and a new sustainability metric, the Increase in Renewable Energy Share (20% weighted)

EQUITY AWARDS	Continued emphasis of pay-for-performance equity program utilized since 2018

▪       70% and 60% of target value for CEO and other NEOs, respectively, granted in PSUs (with total opportunity of 0% to 200% of target PSUs)

▪       Revised performance metrics from three to four

▪       Added a new performance metric, Relative Revenue Growth, and reduced the weighting of ROIC

▪       Revised performance metrics and weighting include Cumulative Adjusted EBITDA (40% weighted), Relative TSR (20% weighted), ROIC (20% weighted) and Relative Revenue Growth (20% weighted), each with a payout opportunity of 0% to 200% of applicable target PSUs

▪       30% and 40% of target value for CEO and other NEOs, respectively, granted in time-based RSUs

Summary of 2023 CEO Target and Earned Compensation

For Mr. Eyler, the Compensation and Talent Committee approved the following base salary, target bonus and target equity values for 2023.

Base Salary	Annual Bonus	Equity Awards
A 5% increase in base salary from $925,000 in 2022 to $971,000 in 2023 (effective April 1, 2023)	A continuation in target bonus (as a percentage of base salary) of 125% in 2023	A 12.5% increase in the total grant value* of equity awards from $4 million in 2022 to $4.5 million in 2023, with the full increase granted in PSUs

* Grant value represents the dollar value approved by the Committee, which is used to calculate the number of shares granted by dividing such amount by the 30-day trading average of the Company’s common stock. This amount differs from the grant date fair value of the equity awards, which is disclosed in the Summary Compensation Table and is based on the accounting value of the equity awards on the grant date.

8 | 2024 PROXY STATEMENT

The foregoing changes resulted in an increase in Mr. Eyler’s target compensation by approximately 11% for 2023. The Compensation and Talent Committee determined that such increase was reasonable and appropriate due to Mr. Eyler’s exceptional performance and leadership for many years and to further align his long-term interests with shareholders. Further, the Compensation and Talent Committee considered Gentherm’s strong financial, operational and strategic performance during Mr. Eyler’s tenure. A substantial portion of the 2023 target compensation increase was in at-risk, performance-based compensation (annual bonus and PSUs), which are earned only if Gentherm achieves its pre-established, objective performance objectives.

Based on the Company’s performance during 2023, Mr. Eyler earned 129.1% of his target bonus.

9 | 2024 PROXY STATEMENT

Compensation Governance

WHAT WE DO	Independent Compensation and Talent Committee and independent compensation consultant
Annually evaluate peer group and review benchmarking and broad industry market data
Objective Company performance metrics in annual cash bonus and long-term equity incentive plans, with evolving metrics and weighting aligned with Company strategy and shareholders
Utilize formal adjustment policy for incentive programs, and provide transparent disclosure on annual implementation
Significant performance-based compensation with fixed payout caps, at-risk compensation and long-term performance period for PSUs
Stock ownership guidelines applicable to our executive officers and directors
Annual say-on-pay shareholder vote and shareholder outreach on compensation matters
Compensation and Talent Committee oversight to confirm no undue risk in compensation programs of the Company
Clawback policy for financial restatements applicable to executive officers
Adopted new equity plan in 2023 that reasonably balances stakeholder interests
Maintain a Securities Trading Policy to reduce trading risk and liability, including requiring directors, executive officers and other key employees to trade only during pre-established periods following pre-clearance procedures, and to establish guidelines for Rule 10b5-1 trading plans

WHAT WE DON’T DO	No repricing/replacing underwater stock options and SARs
Prohibition on hedging and pledging, and using derivatives
No single-trigger change in control benefit for any NEO
No excise tax gross-up benefits upon a change in control
Historically have not paid guaranteed bonuses, excluding inducement and new hire bonuses
Historically have not changed long-term performance metrics in outstanding equity awards in spite of certain impacts from macroeconomic and geopolitical challenges that were not in our control

Provides significant perquisites, other than a nonqualified deferred compensation program and benefits customary for expatriates on international assignment

10 | 2024 PROXY STATEMENT

SUSTAINABILITY

Our sustainability efforts are based on three pillars: People, Planet, and Places.

PEOPLE	PLANET	PLACES

Our leaders prioritize a culture of respect and a secure workplace for our employees.

We offer career growth opportunities, professional development, support, and much more. We firmly believe that our people are the cornerstone of our success.

We are committed to meaningfully reducing our environmental footprint. Our product lineup features innovative solutions that lower the environmental impact of automobiles. We enhance our operations by optimizing resource usage and reducing emissions for a more sustainable future.

Our approach also includes an emphasis on our Products – what materials go into them, what are the impacts of their use, and the end of their useful life.

As a global company, we aim to make a positive impact in our local communities. Our teams contribute to causes like STEM education, provide financial support to local charities, and engage in community initiatives tailored to local needs and culture.

Types of community involvement and support vary across our sites, based on local needs and culture.

Sustainability and human capital are a focus at our core. Since initiating our formal program for environmental, social and governance matters in 2019 and release our first sustainability report in April 2020, we have expanded our public disclosures and reporting frameworks, and further integrated the fundamental values underlying our sustainability and human capital efforts into our everyday business operations and future strategies.

We are also on a path to reducing our carbon footprint. In 2023, we defined our long-term carbon reduction targets for Scope 1 and 2 emissions for 2035 that are aligned with SBTi guidance, and also accelerated our efforts to drive progress on our Scope 3 emissions, publishing updated guidance for our vendors and suppliers regarding the expectations for our business partners. We also added a sustainability metric directed to renewable energy share to our 2023 Senior Level Bonus Plan for NEOs in support of our long-term carbon reduction targets. We made meaningful progress in our use of renewable energy through on-site solar installations, enhancing our internal controls for data and formulating action plans for achieving our long-term carbon reduction targets. Our progress is more fully described in the Gentherm 2023 Sustainability Report, which is available on our website. See “Board Matters—Our Sustainability and Social Responsibility Journey” and “—Human Capital Management and Corporate Culture” for more information regarding these matters.

11 | 2024 PROXY STATEMENT

INDEX OF FREQUENTLY REQUESTED INFORMATION

TOPIC	PAGE	TOPIC	PAGE
Audit Fees	109	Human Capital Management	35
Board Leadership	15	Pay Versus Performance	94
CEO Pay Ratio	102	Peer Group	71
Clawback Policy	78	Proposals and Required Approvals	117
Director Attendance	39	Risk Oversight	31
Director Nominee Backgrounds	22	Standing Committees of the Board	39
Director Diversity, Age and Tenure	17	Stock Ownership Guidelines – Directors	52
Director Independence	31	Stock Ownership Guidelines – Officers	77
Director Qualifications	18	Succession Planning	33
Elements of Compensation	64	Sustainability and Social Responsibility	34
Securities Trading Policy; Limits on Hedging and Pledging	48	Target Pay Mix	65

ADDITIONAL RESOURCES

CORPORATE GOVERNANCE	SUSTAINABILITY

– Articles and Bylaws

– Board Committee Charters

– Code of Business Conduct and Ethics

– Corporate Governance Guidelines

– Securities Trading Policy

– Fair Disclosure Policy

– Related Person Transactions Policy

– Sustainability Report

– Sustainability Reporting Frameworks (SASB, TCFD, UN SDG, CDP)

– Anti-Bribery Policy

– Conflict Minerals Policy

– Global Human Rights Policy

– Modern Slavery Statement

– Environmental Health and Safety

INVESTOR RELATIONS	ANNUAL MEETING
– Investor Relations – Press Releases	– Proxy Statement – Annual Report

These policies are available at either https://ir.gentherm.com/ under the “Corporate Governance” tab or https://gentherm.com/ under the “Sustainability” tab. A copy of these policies will be sent to any shareholder, without charge, upon written request to Corporate Secretary, Gentherm Incorporated, 21680 Haggerty Road, Northville, MI 48167.

12 | 2024 PROXY STATEMENT

PROPOSAL NO. 1— ELECTION OF DIRECTORS

The Board has re-nominated the nine directors currently serving, listed below.

NAME	AGE	TITLE
SOPHIE DESORMIÈRE	57	Director
PHILLIP M. EYLER	52	President, Chief Executive Officer and Director
DAVID HEINZMANN	60	Director
RONALD HUNDZINSKI	65	Director and Chair of the Board
LAURA KOWALCHIK	55	Director
CHARLES KUMMETH	63	Director
BETSY METER	63	Director
JOHN STACEY	58	Director
KENNETH WASHINGTON	63	Director

Each nominee meets the qualifications, attributes, skills and experience that the Board has established for continuing service on the Board. Further, we believe the combined attributes of the director nominees sufficiently address the Board’s need to oversee critical matters relevant to the Company’s strategy and operations and strongly position the Board to continue to collectively serve in the best interests of the shareholders and Company. See “Board Matters” below for additional information regarding the combined attributes of the director nominees, director independence, Board leadership, director refreshment and recruitment, key areas of Board oversight and the responsibilities of Board Committees.

In 2023, the Nominating and Corporate Governance Committee, in cooperation with the Chair of the Board, determined to accelerate its evergreen search process to identify one or more new directors. As a result, in October 2023 and December 2023, the Board appointed Kenneth Washington and Laura Kowalchik, respectively, and concurrently increased the size of the Board. Concurrently with Dr. Shaw’s resignation immediately prior to the annual meeting, the size of the Board will be reduced to nine directors.

All directors are elected annually and, upon election, will serve one-year terms until the 2025 annual meeting of shareholders and until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service. The Board has affirmatively determined that the director nominees, except Mr. Eyler, are independent under the applicable rules of the Nasdaq Global Select Market (“Nasdaq”).

Each nominee has consented to be listed in this proxy statement and agreed to serve as a director if elected by the shareholders. If any nominee becomes unable or unwilling to serve between the date of this proxy statement and the annual meeting, which we do not anticipate, then the Board may designate a new nominee. In that case, the persons named as proxies in the attached proxy card will vote for that substitute nominee (unless the proxies were previously instructed to withhold votes for the nominee who has become unable or unwilling to serve). Alternatively, the Board may reduce the size of the Board.

Voting Policy for Director Elections – Enabling the Board to Formally Review Shareholder Concerns

13	| 2024 PROXY STATEMENT

Notwithstanding that directors will be elected by a plurality of votes cast at the annual meeting, Gentherm has a voting policy that has the effect of a majority voting policy that ensures the Board can address shareholder concerns. The Corporate Governance Guidelines provide that if any director nominee receives a greater number of votes “withheld” than votes “for” such person’s election, then the applicable director must promptly provide a resignation notice, conditioned on Board acceptance, following certification of the shareholder vote. The Board, upon recommendation of the Nominating and Corporate Governance Committee, will determine whether to accept such resignation offer. The Board will promptly publicly disclose in reasonable detail its decision and rationale regarding the acceptance or rejection of the resignation, as applicable. If a director’s resignation is accepted by the Board, the Board may either fill the resulting vacancy or decrease the size of the Board pursuant to our Bylaws. This policy does not apply when the number of individuals nominated for election exceeds the number of directors to be elected, including as a result of a proxy contest, in which case directors would be elected by a plurality of the votes cast.

The Board recommends that you vote FOR the election of each of the director nominees

14	| 2024 PROXY STATEMENT

Board Matters

THE BOARD OF DIRECTORS

General

The Board has general oversight responsibility for our affairs and, in exercising its fiduciary duties, the Board represents and acts on behalf of the shareholders. Although the Board is not responsible for our day-to-day management, it stays regularly informed about our business and provides oversight and guidance to our management through periodic meetings and other communications. The Board provides critical oversight in, among other things, our strategic planning process, leadership development and succession planning, risk management, as well as other functions carried out through the Board Committees as described below.

Significant Independent Board Leadership

Mr. Eyler, the Company’s President and Chief Executive Officer, is responsible for the Company’s day-to-day operations and strategic leadership, and implementing those actions, policies and strategies approved by the Board. Mr. Hundzinski has served as the non- executive Chair of the Board since the 2020 annual meeting. He presides at all Board and shareholder meetings, as well as Board executive sessions of the independent directors, and has the following additional responsibilities, among others:

SHAPING BOARD MEETINGS AND BOARD FOCUS
Agendas	Prepares the agenda for Board Meetings in consultation with the CEO and other members of the Board, ensuring Board focuses on key issues and tasks facing the Company
Schedules	Approves meeting schedules for the Board to assure that there is sufficient time for discussion of all agenda items and that key advisors and employees are involved as appropriate
Materials	Reviews and approves meeting materials and other information periodically provided to the Board
Executive Session	Develops topics and leads Board discussion in executive session
Corporate Governance	Assists the Board, chair of the Nominating and Corporate Governance Committee and management in overseeing compliance with Corporate Governance Guidelines and promoting corporate governance best practices
COMMUNICATING WITH AND ADVISING CEO
Liaison	Serves as a liaison between the CEO and the independent directors
Strategic Consulting	Regularly consults with the CEO regarding the Company’s strategy and key operational matters
Advisor	Provides advice and counsel to the CEO with respect to his executive responsibilities

15	| 2024 PROXY STATEMENT

SUPPORTING BOARD DEVELOPMENT & PERFORMANCE
Oversight	Ensures the Board fulfills its role in overseeing management
Third-Parties	Recommends Board advisers and consultants in consultation with other members of the Board and senior management
Evaluations	Manages the process for annual self-evaluations of Board and its committees (in collaboration with the Nominating and Corporate Governance Committee)
Board Composition	Supports the identification and evaluation of director candidates and consults on committee members and chairs
Culture	Establishes a close relationship and trust with management, providing support, guidance and feedback while respecting executive responsibility
Board Development	Encourages directors to participate in ongoing education programs
Emergency Succession Plan	Maintains an emergency succession plan for the Chair of the Board and the Chair of each Committee, with each planned successor in agreement to serve in such capacity

The Board has operated by separating the positions of Chair of the Board and Chief Executive Officer to provide significant leadership to management and strong oversight of key opportunities and risks impacting the Company. Further, the Board Committees consist solely of independent directors and provide significant oversight and leadership of key Board functions and considerations. The foregoing structure also provides more time for the Chief Executive Officer to manage the business and develop and implement strategies.

The Board has a policy that if the Chair of the Board is not independent under the applicable rules of Nasdaq, the Board will appoint a Lead Independent Director with significant responsibilities.

16	| 2024 PROXY STATEMENT

BOARD DIVERSITY

The Company is committed to ensuring that the Board includes directors with diverse attributes and backgrounds and qualifications, skills and experience relevant to the Company’s business and strategy. Below is a breakdown of the director nominees by independence, tenure, age and gender and ethnic diversity:

Board Diversity Matrix (As Of April 4, 2024)

PART I: GENDER IDENITITY	FEMALE	MALE	NON-BINARY	DID NOT DISCLOSE GENDER
Directors (9)	3	6	-	-

PART II: DEMOGRAPHIC BACKGROUND
African American or Black	-	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	3	4	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+			-
Did Not Disclose Demographic Background			1

17	| 2024 PROXY STATEMENT

BALANCE OF KNOWLEDGE, EXPERIENCE, ATTRIBUTES, SKILLS AND EXPERTISE TO ENSURE THE BOARD APPROPRIATELY FULFILLS ITS OVERSIGHT RESPONSIBILITIES

As part of the Board’s annual self-evaluation process and in connection with director nominations and candidate searches, the Nominating and Corporate Governance Committee reviews and makes recommendations to the Board, from time to time, regarding the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board (including diversity attributes), the operations and strategy of the Company and the long-term interests of shareholders, as further discussed in this proxy statement.

Although specific qualifications for Board membership may vary from time to time, the minimum core qualities include (A) the highest ethical character, integrity and shared values with the Company, (B) loyalty to the Company and concern for its success and welfare, (C) sound business judgment, and (D) sufficient commitment and availability to carry out a director’s duties effectively. Listed below are additional key skills and experience that we consider important for the directors to have in light of our current business and structure. In addition, the Board seeks to develop skills and experience in emerging issues, such as cybersecurity and sustainability, through its director training and related agenda topics addressed at Board and Board Committee meetings. The biographies of the director nominees set forth their specific qualifications, attributes, skills and experience that led to the Nominating and Corporate Governance Committee’s conclusion that each director nominee should continue to serve on the Board.

18	| 2024 PROXY STATEMENT

	SOPHIE DESORMIÈRE	PHIL EYLER	DAVID HEINZMANN	RON HUNDZINSKI	LAURA KOWALCHIK	CHARLES KUMMETH	BETSY METER	JOHN STACEY	KENNETH WASHINGTON
Automotive Industry. The automotive industry is our primary market, so experience in the automotive industry is useful in understanding our research and development efforts, competing technologies, the various products and processes that we develop, our manufacturing operations, our supply chain, customers and consumers, and the market segments in which we operate.
Financial & Accounting. Knowledge of the financial markets, corporate finance, accounting regulations, and accounting and financial reporting processes can assist the directors in understanding, advising, and overseeing our capital structure, budgeting, financing and investing activities, financial reporting, and internal controls of such activities. The Company strives to have a number of directors who qualify as audit committee financial experts.
Global Management. We have significant global operations, as we operate in locations aligned with our major customers’ product strategies. Our customers and vendors currently span North America, Europe and Asia, and further global penetration in those markets is a key element of our business strategy. Directors with global management experience can provide a useful business, regulatory and cultural perspective regarding aspects of our business.
Human Resources. Directors with experience in talent management, human resources and executive compensation bring important perspectives regarding how to best attract, motivate and retain qualified executives, train, and support our workforce, cultivate new talent and promote our corporate culture.
Medical Industry. Our medical products and equipment focus on patient temperature management and our medical customers include hospitals and other health care service providers. Directors with experience in the medical industry provide insights in understanding the different product and purchase cycles, business partners and customers, distribution networks, payments and insurance reimbursements, competition, and regulatory requirements.
Public Company. Directors with experience either leading a public company as an executive or serving as a director of another public company provide valuable input on corporate governance, shareholder engagement, public reporting, sustainability and other matters unique to the operations of public companies.
R&D and Commercialization of Technologies. Directors with experience in companies who have prioritized research and development and commercializing products can provide useful oversight of such matters.
Senior Leadership. Directors who have served in senior leadership positions can provide experience and perspective in analyzing, shaping, and overseeing the execution of important strategic, operational, organizational, enterprise risk management and policy issues at a senior level.

19	| 2024 PROXY STATEMENT

DIRECTOR RECRUITMENT AND BOARD REFRESHMENT

BOARD REFRESHMENT | 6 NEW INDEPENDENT DIRECTORS SINCE 2018
3 new diverse directors: 2 female and 1 ethnic	2 new female Board Committee chairs	2 directors with CEO experience at public companies
Added expertise in automotive (5), financial & accounting (2), human resources (1), R&D and commercialization of technologies (1), and medical (2)

The Board currently consists of 10 directors, and will consist of nine directors as of the annual meeting. Subject to reasonable transition periods to address vacancies, departures or additions, the Board consisted of nine directors since August 2018.

Generally, the Nominating and Corporate Governance Committee will re-nominate incumbent directors who continue to satisfy the Nominating and Corporate Governance Committee’s criteria for membership on the Board, continue to make important contributions to the Board and consent to continue their service on the Board. If a vacancy on the Board occurs or the Board increases in size, the Nominating and Corporate Governance Committee will actively seek individuals that satisfy its criteria for membership on the Board. The Nominating and Corporate Governance Committee generally considers multiple sources for identifying and evaluating potential nominees, including referrals from our current directors, management and other third-party advisors and, from time to time, will engage a director search firm.

At the beginning of 2023, the Board consisted of nine directors. In January 2023, the Board reduced its size to eight directors concurrent with the resignation of Yvonne Hao. Thereafter, the Nominating and Corporate Governance Committee, in cooperation with the Chair of the Board, determined to accelerate its evergreen search process to identify one or more new directors. As a result, in October 2023 and December 2023, the Board appointed Kenneth Washington and Laura Kowalchik, respectively, and concurrently increased the size of the Board to ten directors. Mr. Washington had been identified previously by an executive officer of the Company, and Ms. Kowalchik had been referred to by a third-party advisor to the Company, each as part of our evergreen search process. Dr. Shaw has determined not to stand for re-election and will resign immediately prior to the annual meeting. Following Dr. Shaw’s resignation, the size of the Board will be decreased to nine directors.

The Nominating and Corporate Governance Committee will evaluate nominees recommended by shareholders against the same criteria that it uses to evaluate other potential nominees. Nominations by shareholders intending to run a director slate in opposition to Company nominees must be sent on a timely basis and otherwise in accordance with our Bylaws and other applicable law and regulations. Please refer to “Additional Information—Requirements for Submission of Shareholder Proposals and Nominations for 2025 Annual Meeting.” We did not receive any recommendations for director nominations from shareholders for the annual meeting.

20	| 2024 PROXY STATEMENT

Director Recruitment Process

The Nominating and Corporate Governance Committee historically has appointed a Search Committee for carrying out the day-to-day activities of director recruiting, while the Nominating and Corporate Governance Committee remains in an oversight capacity and remains focused on overall director succession planning.

The following director recruitment and succession planning process is designed to identify the highly qualified candidates in light of Company and Board needs and achieve desired composition, and reflects actions undertaken in 2023 in connection with the two director appointments:

DIRECTOR RECRUITMENT PROCESS

01. STRATEGIC PLANNING

Nominating and Corporate Governance Committee is committed to addressing long-term recruiting and succession planning needs and aligning with Company strategy, and it maintains an evergreen portfolio of potential candidates, informed by Board member and management recommendations from their professional networks and from a national search firm, that is regularly reviewed and updated (including focus on skills, gender and ethnic diversity).

02. DIRECTOR PROFILE AND BOARD COMPOSTION

Search Committee identifies desired qualifications, attributes, skills and experience that should be prioritized in near term to enrich the Board, and considers Company business and strategic needs and current Board composition.

03. CANDIDATE RECOMMENDATIONS

Search Committee refers to candidate portfolios and may solicit additional recommendations from one or more global search firms using director profile and also considers recommendations from Board members and management. Search Committee evaluates any recommendations from shareholders during the year.

04. CANDIDATE REVIEW AND INTERVIEWS

Search Committee and senior management review the qualifications, attributes, skills and experience of each proposed candidate and conducts interviews with leading candidates.

05. EVALUATION & RECOMMENDATIONS Search Committee recommends one or more leading prospective candidates to the Board after an extensive and iterative evaluation process.

06. BOARD OF DIRECTORS REVIEW & DECISION

All or substantially all of Board interviews each recommended candidate and reviews such person’s respective qualifications and overall suitability to the Board. Upon recommendation of the Nominating and Corporate Governance Committee of a specific candidate, the Board decides whether to concur with such recommendation and, if so, whether to appoint a candidate mid-year to fill a vacancy and/or nominate at the next annual meeting of shareholders.

07. ONBOARDING PLAN

The Board Chair, with guidance from other directors, and senior management develop and deliver an onboarding plan for the candidates designed to familiarize the candidate with Board members and senior management, Board structure and operation, key corporate policies, the Company and its performance, corporate objectives and goals and long-term strategy, to be implemented upon appointment or election.

08. BOARD APPOINTMENT AND/OR SHAREHOLDER VOTE

The Board may appoint the director to fill a mid-year vacancy for a term through the next annual meeting of shareholders, or the Company will submit such candidate as a director nominee together with other director nominees for shareholder vote at the annual meeting.

21	| 2024 PROXY STATEMENT

2024 DIRECTOR NOMINEE BACKGROUNDS

DIRECTOR QUALIFICATIONS
Automotive	Financial & Accounting	Global Management	Public Company
Senior Leadership

Ms. Desormière has broad experience in product planning, product development and market analysis. Her background in these areas assists the Company in its development of long-term product strategies. In addition, the skills Ms. Desormière has developed while working at and serving on the board of global companies with significant European operations enables her to provide key insight with respect to the Company’s integration of its worldwide operations and well as the development of its sustainability focus.

Professional Experience

Ms. Desormière is the Chief Growth Officer of Aliaxis Group SA/NV, a global leader in advanced piping solutions for water and energy. As Chief Growth Officer, Ms. Desormiѐre is responsible for product strategy, business strategy and models for accelerating growth and achieving sustainable performance, and marketing, all in support of Aliaxis’ Growth with Purpose strategy. Previously in 2022, she was Chief Executive Officer of NAVYA, an autonomous mobility systems company. Prior to joining NAVYA, Ms. Desormière served as the Chief Executive Officer of AALPS Capital, a private equity management company based in France. Immediately prior to joining AALPS Capital in 2018, Ms. Desormiére was General Manager Marketing and Sales and Senior Executive Vice President at Solvay, a Belgium-based developer of specialty chemicals, starting in 2010. Previously, Ms. Desormière spent 17 years in increasingly responsible positions at Valeo, an independent industrial group focused on the design, production and sale of components, integrated systems and modules for the automotive industry, including Research & Development Product Line Director, Branch Marketing Innovation Director, Group Product Marketing Director and Comfort Enhancement Domain Director.

Ms. Desormière is a member of the board of Somfy S.A., which was publicly traded prior to becoming a private company in 2022. Ms. Desormière is a graduate of the Ecole Nationale Supérieure de Chimie de Paris, the Institut de Formation du Caoutchouc and the Program for Management Development at Harvard Business School.

Other Public Boards Service:

(within last 5 years)

■	Somfy S.A. (2017-2022)

■	NAVYA (2022)

22	| 2024 PROXY STATEMENT

DIRECTOR QUALIFICATIONS
Automotive	Financial & Accounting	Global Management	Public Company
R&D and Commercialization of Technologies	Senior Leadership

Mr. Eyler’s extensive experience in the automotive industry, our largest market, enables him to understand and manage our business. His prior leadership experience at a growing automotive supplier brings an important skill to the Board, as we strive to continue to grow our various lines of business. Mr. Eyler’s familiarity with managing manufacturing operations also is critical to the Company. As the Chief Executive Officer, Mr. Eyler is responsible for our strategic direction and operational leadership, with extensive knowledge of the day-to-day operations of our business. Being our highest ranked officer, coupled with the managerial positions he previously held with other automotive-related companies, gives Mr. Eyler industry insight and leadership and executive management skills key to our performance.

Professional Experience

Phillip Eyler is President and Chief Executive Officer of the Company. Mr. Eyler joined Gentherm in December 2017 and also serves on the Company’s Board. As President and CEO, Mr. Eyler leads more than 14,000 employees in 13 countries and is responsible for the strategic direction and operational leadership of the Company. Mr. Eyler joined Gentherm from Harman International Industries, Inc., a subsidiary of Samsung Electronics Co., Ltd. focused on connected technologies for automotive, consumer and enterprise markets, where he served as President of the Connected Car division from 2015 until 2017. Under his leadership, he oversaw the $3 billion division of more than 8,000 employees that was dedicated to developing integrated connected car systems encompassing infotainment, telematics, connected safety and cyber security solutions, among others. Throughout his 20-year career at Harman, Mr. Eyler served in a variety of leadership roles of increasing responsibility. He was Senior Vice President and General Manager of Harman’s Global Automotive Audio business from 2011 until 2015. Prior to leading the Global Automotive Audio business, Mr. Eyler was responsible for Harman’s North American Automotive business and led Harman’s North American and Asian manufacturing group.

Mr. Eyler also serves as an independent board member for Sleep Number Corporation (Nasdaq: SNBR). Mr. Eyler received a Bachelor of Science degree in Mechanical Engineering from Purdue University and a Master of Business Administration from the Fuqua School of Business at Duke University.

Other Public Boards Service:

(within last 5 years)

■	Sleep Number Corporation (2021 - present)

23	| 2024 PROXY STATEMENT

DIRECTOR QUALIFICATIONS
Automotive	Financial & Accounting	Global Management	Public Company
Senior Leadership

As current President and Chief Executive Officer, and formerly as Vice President and General Manager, Automotive segment, and Vice President, Global Operations at Littelfuse, Inc., Mr. Heinzmann has extensive executive management and operational expertise, particularly in the automotive industry and regarding global manufacturing. In addition, as the Chief Executive Officer of a public company, he has expertise in strategic planning, risk management, public reporting considerations and public company governance.

Professional Experience

Mr. Heinzmann is President and Chief Executive Officer and a member of the board of directors of Littelfuse, Inc. (Nasdaq: LFUS), a global manufacturer of leading technologies in circuit protection, power control and sensing. He has served as President and Chief Executive Officer since 2017, leading the strategic direction, customer development and new product strategy of Littelfuse. He began his career with Littelfuse in 1985 as a manufacturing engineer and has held positions of increasing responsibility, including Vice President, Global Operations from 2007 to 2014 and Chief Operating Officer from 2014 to 2017. Mr. Heinzmann previously served on the board of directors of Pulse Electronics Corporation (OTC: PULS) from 2014 until its acquisition by Yageo Corporation in May 2018.

Mr. Heinzmann serves as a member of the technology committee of Littelfuse’s board. Mr. Heinzmann holds a Bachelor’s degree in Mechanical Engineering from Missouri University of Science and Technology and is a graduate of Stanford Directors’ College at Stanford University Law School and AeA/Stanford Executive Institute at Stanford University Graduate School of Business.

Other Public Boards Service:

(within last 5 years)

■	Littelfuse, Inc. (2017- present)

24	| 2024 PROXY STATEMENT

DIRECTOR QUALIFICATIONS
Automotive	Financial & Accounting	Global Management	Public Company
Senior Leadership

Mr. Hundzinski’s deep experience as the Chief Financial Officer of multiple large, global automotive suppliers, as well as serving as a public company director, brings important practical experience to the Board. He understands the key operational, strategic and financial issues of the Company as an executive of public and private companies in the automotive industry, and he can provide unique, real-time advice on critical industry matters. Mr. Hundzinski also has significant finance and accounting expertise, and the Board has determined this qualifies him as an “audit committee financial expert” under SEC rules. His expertise and knowledge in our largest industry segment brings invaluable insight to the Board.

Professional Experience

Mr. Hundzinski served as the Chief Financial Officer and an Executive Director of TI Fluid Systems from January 2020 until his retirement in April 2023. Previously, he served as the Executive Vice President of Finance for Tenneco Inc. (NYSE: TEN) from January 2018 to December 2019. From 2012 to 2018, Mr. Hundzinski served as the Executive Vice President and Chief Financial Officer of BorgWarner, Inc. From 2005 to 2012, Mr. Hundzinski served in BorgWarner’s finance department in positions of increasing responsibility, including as Controller from 2010 to 2011 and Treasurer from 2011 to 2012.

Mr. Hundzinski holds a Bachelor of Business Administration in Finance from Western Michigan University and a Master of Business Administration from the University of Colorado.

Other Public Boards Service:

(within last 5 years)

■	TI Fluid Systems (2020 - 2023)

25	| 2024 PROXY STATEMENT

DIRECTOR QUALIFICATIONS
Automotive	Financial & Accounting	Global Management	Public Company
Senior Leadership

Ms. Kowalchik has substantial experience and expertise in leading finance, operations, M&A and information technology matters for global companies across various industries, including automotive, which benefits the Board’s oversight of key growth strategies and risk management. She has also had significant senior leadership experience for global companies. In addition, her significant roles and expertise in finance, accounting and financial reporting supports the Board’s determination that she is an “audit committee financial expert” under SEC rules.

Professional Experience

Ms. Kowalchik is currently the Chief Financial Officer of Communications & Power Industries LLC (“CPI”), a global manufacturer of electronic components and subsystems primarily within the communications and defense markets, where she oversees the finance and accounting departments and is actively involved in strategy, M&A and restructuring activities. From November 2019 until she joined CPI in February 2023, Ms. Kowalchik served as the Chief Financial Officer of Dayco Incorporated, a global manufacturer and distributor of engine drive systems and aftermarket services for automotive, heavy-duty, and industrial markets. From December 2018 to July 2019, Ms. Kowalchik served as the Chief Financial Officer of Kenwal Steel Corp., a flat rolled steel service center primarily for the automotive industry. From March 2014 to December 2018, Ms. Kowalchik served as the Chief Financial Officer and Treasurer of Urban Science, a global automotive consultancy and technology firm. From 2010 to 2014, she worked at Kaydon Corporation as Vice President, Corporate Controller and Chief Accounting Officer. From 1998 to 2010, Ms. Kowalchik served in various senior financial roles at three international automotive suppliers, Metaldyne Corporation, Microheat, Inc. and Dura Automotive Systems, Inc.

Ms. Kowalchik has served on the boards of various non-profit organizations, including current service on the board of trustees of The Children’s Foundation, including the finance and audit committee. Ms. Kowalchik has a Bachelor of Science in Business Administration from the University of Richmond and a Master of Business Administration from Indiana University.

26	| 2024 PROXY STATEMENT

DIRECTOR QUALIFICATIONS
Financial & Accounting	Global Management	Medical	Public Company
R&D and Commercialization of Technologies	Senior Leadership

Mr. Kummeth’s significant experience in the medical industry is important to our business as we seek to grow our medical business and introduce new medical products to the market. In addition, his leadership experience, including as President and Chief Executive Officer of a public company and as a director of multiple public companies, provides the Board with an important perspective on many topics, including governance, shareholder engagement and risk management.

Professional Experience

Since retiring from Bio-Techne in 2024, Mr. Kummeth serves as Senior Advisor of New Mountain Capital Group, L.P., a private equity investment firm. From 2013 until his retirement in February 2024, Mr. Kummeth served as the President and Chief Executive Officer and a director of Bio-Techne Corporation (Nasdaq: TECH). Prior to joining Bio-Techne, Mr. Kummeth served as President of Mass Spectrometry and Chromatography at Thermo Fisher Scientific Inc. and was President of the Laboratory Consumables Division from 2009 to September 2011. Prior to joining Thermo Fisher, he served in various roles during his 24-year career at 3M Corporation, most recently as the Vice President of the company’s Medical Division from 2006 to 2008.

Mr. Kummeth has served as a director of Orthofix Medical Inc. (Nasdaq: OFIX) since December 2023, including as a member of the strategy committee, the nominating, governance and sustainability committee and the compensation and talent development committee. He served as a director of Sparton Corporation (NYSE: SPA) from 2011 to 2019, where he was most recently a member of the compensation committee. In 2023, Mr. Kummeth joined the board of directors of PerkinElmer, Inc., a privately held subsidiary of New Mountain Capital Group, L.P., and developer of life science and diagnostic solutions. Also in 2023, Mr. Kummeth joined the board of directors of Actylis, a privately held manufacturer and supplier of raw materials and performance ingredients to the life sciences, specialty chemicals and agriscience industries. Mr. Kummeth received a Master of Science in Software Development and Design from the University of St. Thomas and a Master of Business Administration from the Carlson School of Business at the University of Minnesota. He is a graduate of the University of North Dakota, where he received a Bachelor of Science in Electrical Engineering.

Other Public Boards Service:

(within last 5 years)

■	Orthofix Medical Inc. (2023 – present)

■	Bio-Techne Corporation (2013 – 2024)

■	Sparton Corporation (2011 – 2019)

27	| 2024 PROXY STATEMENT

DIRECTOR QUALIFICATIONS
Automotive	Financial & Accounting	Global Management	Senior Leadership

Ms. Meter has deep technical accounting expertise specifically in the automotive industry, as an Audit Partner for 24 years focused on automotive OEMs and suppliers. As Managing Partner, Michigan, she has significant senior leadership experience and managed a substantial team at KPMG. The Board has determined that she is an “audit committee financial expert” under SEC rules.

Professional Experience

Ms. Meter served as Managing Partner, Michigan at KPMG LLP, a global firm that provides audit, tax and advisory services, from February 2018 until her retirement in December 2020. In this role, she led the strategic direction and growth of KPMG’s Detroit and Grand Rapids offices. She also served as the Partner-in-Charge of Audit for Michigan from 2013 to 2017, in addition to her role as an Audit Partner for 24 years where she gained extensive experience with operational, accounting, reporting and internal control issues, focused on automotive OEMs and suppliers.

Ms. Meter currently serves on the board of directors for McNaughton-McKay Electric Company, VSP Global, Oakland Family Services, Inc., and Dealer Tire. She is a former board member of the Detroit Economic Club, Detroit Regional Chamber, Downtown Detroit Partnership, Automotive Hall of Fame, and the former chairperson of the Michigan Association of CPA’s. She holds a Bachelor’s degree in Accounting from Michigan State University. She is a Certified Public Accountant (CPA) and received an Honorary Doctor of Law degree from Walsh College.

28	| 2024 PROXY STATEMENT

DIRECTOR QUALIFICATIONS
Automotive	Global Management	Human Resources	Public Company
Senior Leadership

Mr. Stacey’s broad human resources experience in multi-national environments is extremely valuable, as a substantial portion of our employees are outside of the U.S. His specific experience in the automotive industry provides insight and guidance for managing our workforce, enhancing the skills of our existing employees and cultivating new talent, including our increasing focus on human capital management and sustainability. Additionally, Mr. Stacey has extensive background in executive compensation and pay-for- performance programs.

Professional Experience

Mr. Stacey served as a Senior Advisor of Harman International Industries, Inc., a subsidiary of Samsung Electronics Co., Ltd., until 2023, following his retirement in 2022 from his full time position with Harman. From 2008 until his retirement in 2022, he served as the Executive Vice President and Chief Human Resources Officer at Harman. Previously, Mr. Stacey served in various senior human resources positions with Anheuser-Busch InBev SA/NV from 1990 to 2008, including, most recently, as Vice President, People for InBev North America, InBev Central and Eastern Europe from 2005 through January 2008. Mr. Stacey currently serves as a director on the Board of Powell Industries, Inc. (Nasdaq: POWL).

Mr. Stacey serves on the board of directors of Powell Industries, Inc. (Nasdaq: POWL), including serving currently as a member of the compensation committee and the nominating and governance committee. Mr. Stacey also serves as a member of the board of directors of Koki Holdings Co., Ltd., a private company, including as a member of the nominating and compensation committee. Mr. Stacey received a Bachelor of Commerce from Memorial University of Newfoundland.

Other Public Boards Service:

(within last 5 years)

■	Powell Industries, Inc. (2022 – present)

29	| 2024 PROXY STATEMENT

DIRECTOR QUALIFICATIONS
Automotive	Financial & Accounting	Global Management	Medical
Public Company	R&D and Commercialization of Technologies	Senior Leadership

Dr. Washington has substantial experience and expertise in leading technology development for global companies across industries, which enables him to provide oversight of critical opportunities and risks for our R&D innovation and growth strategies. He also has significant knowledge of key Board risk oversight areas, including cybersecurity, compliance and general risk management. In addition, his work at Ford provided him with extensive knowledge of the automotive industry. Further, his experience as a member of various boards of directors of public and private technology companies positions Dr. Washington to provide unique and valuable insights regarding strategic planning and governance of high-growth, technology-focused companies.

Professional Experience

Dr. Washington is the Senior Vice President, Chief Technology and Innovation Officer of Medtronic plc (NYSE: MDT), a global healthcare technology company that provides device-based medical therapies and services, where he leads innovation and disruption across the healthcare technology marketplace and the expansion of technology platforms across Medtronic’s portfolio. From August 2021 until he joined Medtronic in June 2023, Dr. Washington served as the Vice President and General Manager, Consumer Robotics for Amazon (Nasdaq: AMZN). During the prior seven years, Dr. Washington held varying positions at Ford Motor Company (NYSE: F), a global automobile manufacturer, including serving as Chief Technology Officer from June 2017 to July 2021. From 2007 to 2014, Dr. Washington worked at Lockheed Martin Corporation, a global security and aerospace company, including as Vice President of the Advanced Technology Center and its first Chief Privacy Officer. Dr. Washington also served for approximately 21 years in various roles at Sandia National Laboratories, including as Chief Information Officer.

From July 2019 to October 2021, Dr. Washington served as a member of the board of directors of McKesson Corporation (NYSE: MCK), including as a member of the compliance and finance committees. He also has served on numerous private company boards and advisory boards of academic institutions. Dr. Washington earned his Bachelor’s, Master’s and Doctorate degrees in Nuclear Engineering from Texas A&M University.

Other Public Boards Service:

(within last 5 years)

■	McKesson Corporation (2019 – 2021)

30	| 2024 PROXY STATEMENT

A BOARD SUBSTANTIALLY CONSISTING OF INDEPENDENT DIRECTORS

The Board recently undertook its annual review of director independence in accordance with the applicable rules of Nasdaq. The independence rules include a series of objective tests, including that the director is not employed by the Company and has not engaged in various types of business dealings with us. In addition, the Board is required to make a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, the Board has affirmatively determined that each of Ms. Desormière, Ms. Hao (through her resignation on January 16, 2023), Mr. Heinzmann, Mr. Hundzinski, Mr. Kummeth, Ms. Kowalchik, Ms. Meter, Dr. Shaw, Mr. Stacey and Mr. Washington are independent under the applicable rules of Nasdaq. Mr. Eyler is employed by the Company and therefore is not an independent director.

Each member of the Audit Committee, the Compensation and Talent Committee, the Nominating and Corporate Governance Committee, the Mergers and Acquisitions Committee and the Technology Committee is independent under Nasdaq rules. In addition, the Board has affirmatively determined that the members of the Audit Committee and Compensation and Talent Committee qualify as independent in accordance with the additional independence rules established by the U.S. Securities and Exchange Commission (the “SEC”) and Nasdaq.

In making these determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to us and our management. In particular, the Board considered Mr. Heinzmann’s role as Chief Executive Officer of Littelfuse, Inc., which is a supplier to the Company. In determining that Mr. Heinzmann satisfies the Nasdaq objective independence tests and that his independence was not otherwise impaired under the subjective criteria, the Board determined that the Company’s supply relationship with Littelfuse, Inc. would not interfere with Mr. Heinzmann’s exercise of independent judgment. In making this determination, the Board considered, among other things, that Littelfuse, Inc. supplies diodes to the Company under a routine, ordinary course supply arrangement, and that the Company selected Littelfuse, Inc. following a request for quotations process. Further, the Company’s payments for diodes manufactured by Littelfuse, Inc. (indirectly through distributors) were substantially below 1% of Littelfuse, Inc.’s consolidated gross revenue for each of the last three fiscal years.

BOARD AND BOARD COMMITTEES DEEPLY FOCUSED ON OVERSEEING RISK MANAGEMENT

The Board oversees the Company’s risk management directly and through Board Committees:

FULL BOARD

■  General risk management oversight, including reputational risks, crisis management and macroeconomic and geopolitical risk (such as supply chain challenges, the impact of various global conflicts, inflation, UAW strike with OEMs and other labor disruption), industry and product and technology evolution, employee safety, product safety and quality controls

■  Reviews and approves an annual business plan and reviews long-term strategy (including Fit for Growth 2.0), and engages third parties that advise on internal and external competitive dynamics

■  Reviews material risks and opportunities at each regular Board meeting

■  Reviews business developments, business plan implementation, liquidity and financial results

■  Oversees management succession planning

■  Discusses the Compensation and Talent Committee’s recommendations for chief executive officer compensation in executive session

■  Oversees capital spending, financings and cash management (including accelerated share repurchase program initiated in 2023), as well as significant mergers, acquisitions and divestitures

■  Review developments in shareholder activism and potential impact on the Company at least annually, including engagement with a national investment bank

■  Interacts with senior business leaders, with access to other key employees

■  Conducts focused sessions on emerging topics

■  Directors available for shareholder engagement

31	| 2024 PROXY STATEMENT

AUDIT COMMITTEE

■  Oversees significant financial risk exposures (including financing arrangements, credit, liquidity, legal, regulatory and other contingencies), accounting and financial reporting, material non-financial reporting (e.g. sustainability reporting), the internal audit function, and the legal, regulatory and ethical compliance functions (including overseeing the ethics/whistleblower hotline)

■  Oversees disclosure controls and procedures and internal control over financial reporting, as well as internal controls related to cybersecurity incidents and reporting and sustainability reporting

■  Oversees the enterprise risk management process

■  Regularly consults with our independent registered public accounting firm and internal audit function regarding risk management controls

■  Reviews any material cybersecurity incidents and data breaches, and oversees the Company’s plans to mitigate cybersecurity and data privacy risks, respond to data breaches or ransomware and meet disclosure requirements

■  Reviews and monitors the use of derivatives, including for foreign currency

■  Monitors insurance and self-insurance policies

COMPENSATION AND TALENT COMMITTEE

■  Responsible for executive officer compensation and its alignment with our shareholders, strategy and operations, including through peer group benchmarking

■  Administers the CEO performance evaluation with input from the independent directors and oversees evaluation of other executive officers

■  Reviews compensation plans generally and the related incentives, risks and risk mitigation efforts (including key policies, such as the newly adopted clawback policy, as well as the adjustment policy for incentive plans)

■  Increasing role in overseeing human capital management, including talent acquisition, succession planning, talent development and training, employee engagement, total rewards offerings, corporate culture and diversity, equity, inclusion and belonging

■  Directors available for shareholder engagement on compensation matters

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

■  Oversees the Company’s governance policies (including the Corporate Governance Guidelines and Code of Business Conduct and Ethics, the latter of which was significantly refreshed in 2023 and approved by the Board in 2024), Board structure, leadership and independence, committee composition, and the annual self-evaluation process of the Board and Board Committees

■  Considers requisite director qualifications, attributes, skills and experience necessary for directors to oversee critical matters, including alignment with long-term strategy

■  Oversees director onboarding process and continuing training on core and emerging issues

■  Leads efforts with Chair of the Board, management and national search firm to address long-term recruiting and director succession planning needs, and oversees the ad hoc Search Committee that implements a specific director search process

■  Oversees the Company’s sustainability program and reporting thereof, and receives regular reports regarding the Company’s corporate social responsibility efforts

■  Directors available for shareholder engagement on governance matters

MERGERS AND ACQUISITIONS COMMITTEE

■  Oversees activities related to mergers, acquisitions, investments and dispositions, including strategy, implementation, integration and post-closing analysis

■  Approves transactions or reviews and recommends to the Board for approval, subject to limitations of delegation of authority

TECHNOLOGY COMMITTEE

■  Oversees the development and use of technology in current and potential future products, including the long-term strategic goals of the Company’s research and development initiatives

■  Assesses the Company’s risks associated with new product technology or significant innovations to existing product technology, including risks related to cybersecurity and data privacy and protection

■  Collaborates with consultants on technology advisory committee to gain additional market insights

Development and Implementation of Company Strategy

One of the most important activities of the Board and Board Committees is to provide guidance and oversight to management regarding establishing, revising and implementing the Company’s long-term strategy. The Company’s senior management team, consisting of the President and CEO and all of his direct reports, holds periodic meetings to review the Company’s strategy and the implementation thereof. The Board receives updates from management and discusses various elements of the strategy at each Board meeting and dedicates meetings periodically to focus solely on strategy. The Board also periodically discusses the Company’s strategy and performance with non-executive management to inform its perspective on progress against the long-term strategy and ensure that it is able to perform its oversight responsibilities effectively. Further, the Board seeks recommendations from the Technology Committee related to the performance of the Company’s technology and related research and development in support of its overall business strategy. The Board also has engaged third parties that advise on internal and external competitive dynamics.

32	| 2024 PROXY STATEMENT

For example, in 2023, the Board provided key oversight regarding the integration activities relating to Alfmeier and Dacheng Medical acquisitions including actions and progress towards the achievement of synergies. In addition, the Board has engaged with management around the Company’s strategy to develop and sell products tailored to evolving market demands, including the development and use of electric vehicles, and address competitive pressures. In the first quarter of 2023, the Board oversaw the Company’s strategic update that outlined its strategic imperatives in the mid-term and provided a 2026 outlook.

Oversight of Macroeconomic and Geopolitical Challenges Impacting Automotive Industry

The Board focuses on the matters most critical to the business, including management’s identification, management and risk mitigation of shifting trends and uncertainties in the automotive industry due to ongoing macroeconomic and geopolitical challenges. In 2023, supply chain conditions steadily improved from 2022, and certain inflationary pressures moderated throughout the year.

However, macroeconomic factors continued to impede global supply chains within the automotive industry generally and the Company, resulting in cost increases in certain raw materials, labor, equipment, transportation and energy. The foregoing matters were exacerbated by global conflicts, including the conflicts in Ukraine, the Middle East and in certain shipping routes, and the UAW labor strike with a few key OEM customers in Fall 2023.

Cybersecurity

The Board holds oversight responsibility for the Company’s strategy and risk management, including material risks, related to information technology, cybersecurity threats and data privacy matters. This oversight is executed directly by the Board and through Board Committees. Board members also engage in ad hoc conversations with management on cybersecurity-related news events and discuss any updates to our cybersecurity risk management and strategy programs.

The Audit Committee oversees the quality and effectiveness of the control and enterprise risk management processes of systemic risks, including cybersecurity, in accordance with its charter. The Audit Committee receives reports and engages in regular discussions with management regarding the Company’s significant financial risk exposures and the measures implemented to monitor and reasonably manage these risks, including those that may result from material cybersecurity threats. The Audit Committee also receives reports on material cybersecurity and data privacy incidents (if any), which would include plans to mitigate and respond to such incidents, and status on key information security initiatives. These discussions include the Company’s enterprise risk assessment and risk management policies.

The Technology Committee oversees the management of risks associated with the Company’s products and technologies, including cybersecurity risks related to new product technologies or significant innovations to existing product technologies, in accordance with its charter.

Succession Planning and Talent Management Planning for the Company’s Future

The Board engages in an annual succession planning process to understand our readiness and the related transition risks for an unplanned loss or an imminent planned transition of one or more key employees. Additionally, the Board and Compensation and Talent Committee, through its oversight of human capital management, identifies the Company’s high potential talent and oversee key strategies in talent attraction, development, and retention. The Board regularly reviews CEO succession planning separately with each of Mr. Eyler and Ms. Runyon, as well as in executive session. Mr. Eyler also provides quarterly reviews on each member of senior management, talent management related to succession planning for such roles, as well as potential sources of external candidates. The Board and Board Committees regularly invite senior management to make presentations at meetings as well as meet with directors in an informal setting to allow directors to form a more complete understanding of each executive’s skill and character. Board members can further access management as they deem appropriate.

The Board also engages in an evergreen director search process to promote Board refreshment. In 2023, the Nominating and Corporate Governance Committee, in cooperation with the Chair of the Board, determined to accelerate its evergreen search process to identify one or more new directors. As a result, in October 2023 and December 2023, the Board appointed Kenneth Washington and Laura Kowalchik, respectively, and concurrently increased the size of the Board. Concurrently with Dr. Shaw’s resignation immediately prior to the annual meeting, the size of the Board will be reduced to nine directors.

33	| 2024 PROXY STATEMENT

OUR SUSTAINABILITY AND SOCIAL RESPONSIBILITY JOURNEY

Board Oversight

The Nominating and Corporate Governance Committee oversees the Company’s corporate sustainability and social responsibility programs through quarterly updates and discussions with management. The Audit Committee provides additional oversight of significant financial impact and risk exposures related to the Company’s reporting on its corporate sustainability and social responsibility programs. The Board receives reports from Ms. Desormière, Chair of the Nominating and Corporate Governance Committee, and from Ms. Meter, Chair of the Audit Committee, and discusses strategic matters related to environmental, social, and governance issues. The foregoing oversight is focused on:

Ensuring that Company strategies and objectives promote growth that is resilient and sustainable	Understanding critical matters relevant to the Company’s key stakeholders, including shareholders, lenders, insurance underwriters, customers, suppliers and employees	Reviewing the Company’s corporate disclosures of environmental, climate, human capital, community and governance-related information

Ensuring that Company policies and procedures are developed or adapted to support the Company’s strategy, objectives and corporate disclosures regarding corporate sustainability and social responsibility

Supporting, in cooperation with the Compensation and Talent Committee, Company achievement of objectives by linking compensation plan(s) for executive officers to one or more key sustainability objectives

Promoting Company achievement of objectives by linking personal performance objectives of certain employees to the Company’s sustainability and social responsibility strategy

Key Highlights

The Company’s ESG steering committee consists of seven executive leaders and key employees across legal, human resources, operations and supply chain, environmental, health and safety, corporate strategy and investor relations, and sales, marketing and communications. The ESG steering committee met six times during 2023 to review our progress, consider and develop future goals and objectives and discuss strategies.

Sustainability and human capital are a focus at our core. Since initiating our formal programs in 2019, we have expanded our public disclosures and reporting frameworks, and further integrated the fundamental values underlying our sustainability and human capital efforts into our everyday business operations and future strategies. The automotive industry is undergoing an EV transformation, and our proactive efforts have resulted in a product portfolio that is highly aligned to benefit, including our complete ClimateSense® microclimate solution and our developed technologies that promote increased energy efficiency and driving range by reducing power consumption of electric vehicles. Further, we have established employee engagement and Diversity, Equity, Inclusion and Belonging (DEI+B) as foundations to our culture, and we have seen a dramatic enhancement of talent through internal development and talent acquisition.

We are also on a path to reducing our carbon footprint. In 2021, we established environmental targets for 2020 to 2026 to measure our performance in reducing our use of utilities and natural resources, and waste to landfills, and we substantially have achieved these targets ahead of schedule. In 2022, we worked with outside consultants and experts to develop our long-term carbon reduction goals and aspirations, which will guide us for years to come and influence our products, our operations, our purchasing decisions and related matters. In 2023, we defined and committed to our long-term carbon reduction targets for Scope 1 and 2 emissions for 2035. Our Scope 1 and 2 targets are aligned with SBTi guidance, and our plan to achieve them includes leveraging energy efficiency, implementing on-site generation when feasible, renewable energy purchases, infrastructure changes and fuel changes. We also accelerated our efforts around Scope 3 emissions and publishing new guidance and expectations for Gentherm business partners. In 2023, we added a sustainability metric directed to renewable energy share to our 2023 Senior Level Bonus Plan for NEOs in support of our long-term carbon reduction targets.

While we are focused on driving our sustainability forward and meeting our commitments, we do so while adhering to some key principles. First, we establish goals and plans for which there is a clear path and vision to achievement. We make it a focus to commit to goals that are attainable and reasonable. Second, we will not set goals or take actions which may materially and adversely affect our financial condition, strategy or future performance goals.

34	| 2024 PROXY STATEMENT

Our team is taking actions to drive our sustainability program forward, including initiatives designed to reduce our carbon footprint. To ensure that our sustainability program aligns with our financial condition and goals, each action taken is reviewed as a business case, including establishing solar installations, conducting energy efficiency audits, and investing in high efficiency equipment. Currently, the financial expense of our sustainability efforts are immaterial to our overall financial performance.

HUMAN CAPITAL MANAGEMENT AND CORPORATE CULTURE

Board Oversight

The Board and Board Committees have a significant role in overseeing our human capital management and corporate culture, including:

The Board provides oversight of our executive management talent acquisition and development, performance reviews, and succession planning.

The Compensation and Talent Committee approves the compensation of our executive officers and provides increasing oversight on other human capital matters, including talent acquisition, succession planning, talent development and training, employee engagement, total rewards offerings, pay equity, corporate culture and diversity, equity, inclusion and belonging.

The Audit Committee provides oversight for enterprise risk management, which includes an evaluation of labor, geopolitics, health and safety and human capital risks.
The Nominating and Corporate Governance Committee oversees the effectiveness of our governance and social responsibility policies, goals and programs.

The Board and Board Committees have access to key leaders and other key talent throughout the organization, primarily through participation in Board and Board Committee meetings, to assist its oversight role.

Key Highlights

Gentherm’s human capital strategy focuses on building a strong talent pipeline, having a future-focused culture, building the capability of our teams and ensuring we provide a compelling employee value proposition. Gentherm’s Winning Culture Behaviors help shape our culture and our recognition programs. The behaviors are Customer Focus, Global Mindset, Performance & Accountability and Engagement & Inclusion.

In November 2023, we completed our second global engagement survey with a best-in-class response rate of 89%. The results of the survey, in addition to several new listening tools introduced in the last two years, help our managers continue to adapt and meet the needs of our workforce. In 2022, we communicated our results with our employees and rolled out action plans by location and business unit to continue to enhance our culture and inspire a culture of feedback, and in 2024, we plan to develop leader driven action plans to build on momentum made from our engagement surveys.

In 2022, we completed a global pay equity study as part of our efforts to ensure fairness with respect to employee pay. The study found minimal pay gaps between groups of employees and did not result in any finding that existing pay differences were the result of discrimination against any group. These findings were immediately corrected.

35	| 2024 PROXY STATEMENT

Our Employees

At Gentherm, our mission is to “create and deliver extraordinary solutions that make meaningful differences in everyday life, by improving health, wellness, comfort and energy efficiency.” Our people are the foundation for making our mission come to life every day. Our global workforce creates a competitive advantage and operates in 13 countries in over 30 locations. Notable statistics as of December 31, 2023 of our workforce of approximately over 14,000 employees:

36	| 2024 PROXY STATEMENT

Diversity, Equity, Inclusion + Belonging (DEI+B)

Our diversity, equity, inclusion and belonging mission aligns strongly with our corporate mission, and efforts are based on three pillars: collaborate, connect and cultivate. Our Diversity, Equity and Inclusion Council continued its strong momentum in 2023 with monthly engagement activities and enrichment programming promoting awareness and celebrating ethnic and underrepresented employees within Gentherm. Activities included inclusion training called “Elevate the Dialogue” to all global people leaders, educating team members on consistent standards, identifying feedback mechanisms to solve conflict, and creating a culture that unites us all. We also trained our senior leaders to build awareness of unconscious bias.

Our Mission: Embracing diversity inspires innovation. We are building an inclusive culture where we value our differences and create a sense of belonging for all to positively impact the lives of our employees, customers and communities.

Total Rewards

Gentherm’s compensation and benefits programs are designed to attract and retain our employees in the locations where we compete for talent, consistent with employee positions, skill levels, experience, knowledge and geographic location.

We provide employee wages that are competitive and consistent with employee positions, skill levels, experience, knowledge and geographic location

We align our executives’ and eligible employees’ annual bonus opportunity and long-term equity compensation with our shareholders’ interests by linking realizable pay with company financial and stock performance

We have a discretionary severance plan for U.S.-based employees to provide financial assistance to help ease the burden that may result from certain involuntary terminations of employment
We created a CEO Equity Award for non-executive managers and high performers to further create retention and alignment with shareholders’ interests through long-term ownership of the Company	We are refreshing our overall compensation structure to ensure we are providing contemporary and equitable total rewards across our businesses

Talent Development

Foundational leadership development programs ensure our people leaders are equipped to engage and lead in today’s complex business environment. We continue to invest in our high potential talent through our Accelerator Program. This year-long program gives our participants critical on-the-job learning experiences, access to our executive leaders and concluded with a capstone presentation. In 2023, our employees completed over 500,000 hours of training in safety, quality, leadership, competency skills, personal effectiveness and DEI+B.

37	| 2024 PROXY STATEMENT

Employee Health and Safety

Employee health and safety is a fundamental priority and a core strength developed through the commitment of our leaders and employees. We implemented a Vision Zero strategy that enforces discipline through our Seven Golden Rules. Through our disciplined focus on safety, we have reduced our lost time injury frequency rate dramatically over the last several years.

38	| 2024 PROXY STATEMENT

DIRECTOR ATTENDANCE

The Board and Board Committees meet throughout the year generally on a set schedule, and also hold special meetings and occasionally act by written consent as appropriate. The Board met five times in 2023. The independent directors hold regularly scheduled executive sessions to meet without management present. These executive sessions generally occur around regularly scheduled meetings of the Board. The independent directors also may hold additional meetings periodically as deemed necessary or appropriate.

All directors are expected to attend all meetings of the Board and of the Board Committees on which they serve. In addition, directors who are not members of Board Committees are invited to attend. Directors serving in 2023 (as of and from the date he or she joined the Board and applicable Board Committees) attended nearly 100% of the aggregate of all meetings of the Board and the Board Committees of which he or she was a member in 2023. The Board has adopted a policy strongly encouraging directors to attend the Company’s annual meeting of shareholders. All directors as of such meeting attended the 2023 annual meeting of shareholders.

STANDING COMMITTEES OF THE BOARD

The Board has delegated various responsibilities and authority to Board Committees. Each Board Committee has regularly scheduled meetings and reports on its activities to the full Board. Each Board Committee operates under a written charter approved by the Board, which the applicable Board Committee and the Board review annually. Each charter is available at https://ir.gentherm.com/ under the “Corporate Governance” tab.

The table below sets forth the current membership for the Board Committees and the number of meetings held for each in 2023.

DIRECTOR		AUDIT	COMP. AND TALENT	M&A	NOM. AND CORP. GOV.	TECH
Sophie Desormière					●	●
David Heinzmann		●		●		●
Ron Hundzinski		●		●
Laura Kowalchik(1)		●
Charles Kummeth			●	●		●
Betsy Meter(2)		●	●
Byron Shaw II				●	●	●
John Stacey(2)			●		●
Kenneth Washington(1)						●
2023 Meetings		8	4	2	4	4
● Chair	● Member

(1)	Ms. Kowalchik and Mr. Washington were appointed to the Audit Committee and Technology Committee, respectively, upon their appointments to the Board in December 2023 and October 2023, respectively. Mr. Washington will be appointed as Chair of the Technology Committee as of the annual meeting, following the resignation of Dr. Shaw.

(2)	Mr. Stacey and Ms. Meter were appointed as Chair and member, respectively, of the Compensation and Talent Committee in January 2023, concurrent with the resignation of Ms. Hao, the former Chair of such committee. Prior to her resignation, Ms. Hao also served on the Audit Committee and Mergers and Acquisitions Committee.

39 | 2024 PROXY STATEMENT

Audit Committee CHAIR: Betsy Meter 2023 MEETINGS: 8 MEMBERS: David Heinzmann, Ron Hundzinski, Laura Kowalchik

The Audit Committee’s responsibilities include:

Sole authority for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm

Providing general oversight of accounting, auditing and financial reporting processes, including reviewing the audit results and monitoring the effectiveness of internal control over financial reporting, disclosure controls and the internal audit function

Providing general oversight of material non-financial reporting processes (e.g. sustainability reporting)

Reviewing our reports filed with or furnished to the SEC that include financial statements or results

Reviewing prior to issuance any earnings release and any other public disclosures of the Company’s financial statements or financial guidance that includes materially new or revised financial information

Overseeing internal controls related to sustainability information in public disclosures

Monitoring compliance with significant legal and regulatory requirements, and other risks related to financial reporting and internal control over financial reporting	Reviewing any reports made to the Company’s ethics/whistleblower hotlines	Reviewing the control and enterprise risk management processes established to monitor significant financial, environmental, insurance, legal and other risks or exposures

Reviewing any material cybersecurity incidents and data breaches, and overseeing the Company’s plans to mitigate cybersecurity and data privacy risks and respond to data breaches or ransomware	Monitoring our use of derivatives, including foreign currency	Monitoring insurance and self-insurance policies

Overseeing the implementation and compliance with the Company’s new related person transaction policy, including reviewing and approving any potential related person transactions

The responsibilities and activities of the Audit Committee are described further in this proxy statement, including in “Audit Committee Report” and “Audit Committee Matters,” as well as in its charter.

The Board has determined that each Audit Committee member has sufficient knowledge in reading and understanding financial statements to serve on the Audit Committee. The Board has further determined that Mr. Hundzinski, Ms. Kowalchik and Ms. Meter qualify as “audit committee financial experts” in accordance with SEC rules.

40 | 2024 PROXY STATEMENT

Compensation and Talent Committee CHAIR: John Stacey 2023 MEETINGS: 4 MEMBERS: Charles Kummeth, Betsy Meter

The Compensation and Talent Committee’s responsibilities include:

Approving the individual and corporate goals and objectives relevant to the compensation of the Company’s executive officers	Evaluating the performance of the Chief Executive Officer and overseeing the evaluation of the performance of other executive officers, including with respect to established goals and objectives

Approving the compensation of each executive officer, taking into account, among other things, such executive officer’s performance in light of those goals and objectives and the policies of the Compensation and Talent Committee

Administering the incentive and equity plans of the Company, including approving equity grants for the executive officers and overseeing equity grants made by the CEO pursuant to delegated authority	Ensuring an appropriate mix of performance-based and at-risk compensation for executive officers	Reviewing, on at least annual basis, the Company’s compensation policies and practices for all employees regarding risk-taking incentives and risk management policies and practices

Recommending or approving the non-employee director compensation program	Overseeing management’s shareholder engagement on compensation and human capital management matters

Reviewing compensation disclosures in the Company’s proxy statement and other reports filed with or furnished to the SEC, and producing a report of the Compensation and Talent Committee to be included therein

Administering and enforcing the Company’s Clawback Policy

The Compensation and Talent Committee also has the sole authority to engage outside advisors and to establish the terms of such engagement. The Compensation and Talent Committee may form and delegate its authority to subcommittees as appropriate. The responsibilities and activities of the Compensation and Talent Committee are described further in this proxy statement, including in “Compensation Discussion & Analysis,” as well as in its charter.

Role of Management. The Compensation and Talent Committee regularly receives significant input from management with respect to the Company’s executive compensation program. See “Compensation Discussion & Analysis” for further information.

Role of Compensation Consultant. The Compensation and Talent Committee has the sole authority to engage outside advisors and establish the terms of their engagement, including compensatory fees. In connection with any engagement, the Compensation and Talent Committee reviews the independence of each outside advisor, based on the factors specified by Nasdaq as well as any other factors it deems appropriate, and any conflicts of interest raised by the work of the outside advisor.

The Compensation and Talent Committee determined to conduct a competitive search process for its compensation consultation services in May 2023. The Compensation and Talent Committee had engaged ClearBridge Compensation Group, LLC (“ClearBridge”) as its compensation consultant since 2018, and ended such engagement in June 2023. Following a search process that included six outside consulting firms, the Compensation and Talent Committee selected Meridian Compensation Partners, LLC (“Meridian”), as its new independent compensation consultant, effective July 2023. See “Compensation Discussion & Analysis” for further information regarding use of compensation consultants for the 2023 and 2024 NEO compensation programs.

41 | 2024 PROXY STATEMENT

The Compensation and Talent Committee’s determination to engage ClearBridge and Meridian and approve the terms of their respective engagement was made independently from the Company’s management. Upon engagement and consistent with historical practice, the Compensation and Talent Committee worked with management to determine their responsibilities and direct their work product, although the Compensation and Talent Committee was responsible for the formal approval of the work plans. ClearBridge and Meridian received no compensation for other services provided to the Company in 2023, and the Compensation and Talent Committee determined there were no conflicts of interest raised by the work of ClearBridge or Meridian in 2023.

42 | 2024 PROXY STATEMENT

Mergers and Acquisitions Committee CHAIR: Charles Kummeth 2023 MEETINGS: 2 MEMBERS: David Heinzmann, Ron Hundzinski, Byron Shaw

The Mergers and Acquisitions Committee’s responsibilities include:

Reviewing the Company’s strategy regarding mergers, acquisitions, investments and dispositions at least annually

Reviewing, approving or making recommendations to the Board to approve, as appropriate, proposed mergers, acquisitions, investments or dispositions involving a material amount of assets, a portion of any business or total estimated purchase price or investment (with “material” determined by the Board from time to time)

Together with Board, overseeing certain post-closing integration matters and analyses of such transactions

The responsibilities and activities of the Mergers and Acquisitions Committee are described in detail in its charter.

43 | 2024 PROXY STATEMENT

Nominating and Corporate Governance Committee CHAIR: Sophie Desormière 2023 MEETINGS: 4 MEMBERS: Byron Shaw, John Stacey

The Nominating and Corporate Governance Committee’s responsibilities include:

Evaluating the current directors, as well as any candidates nominated or recommended by shareholders, and recommending the nomination of directors for election or appointment	Developing a pool of potential director candidates to recommend to the Board in the event of a vacancy on the Board or to enhance the Board	Review annually the Code of Business Conduct and Ethics

Reviewing and recommending appropriate changes to, and overseeing compliance with, the Company’s charter documents and key governance policies (including the Corporate Governance Guidelines) and policy matters on a periodic basis

	Overseeing the annual self-evaluation process of the Board and Board Committees	Reviewing director independence and Board Committee membership requirements

Reviewing shareholder proposals regarding the nomination or appointment of directors or sustainability matters, and overseeing shareholder engagement on related matters

Overseeing and reviewing the Company’s development and implementation of programs related to matters of corporate responsibility and sustainability, including addressing short-and long-term trends and impacts to the Company’s business from sustainability issues

Assisting the Board in overseeing the development and execution of the Company’s ESG strategy, including establishing appropriate performance goals and reviewing Company performance against such goals, and recommending to the Compensation and Talent Committee suitable ESG targets as a performance component of the bonus plan for substantially all of the Company’s executive officers

Reviewing certain governance disclosures and proposals in the Company’s proxy statement and other reports filed with or furnished to the SEC

The responsibilities and activities of the Nominating and Corporate Governance Committee are described further in this proxy statement and in its charter.

44 | 2024 PROXY STATEMENT

Technology Committee CHAIR: Byron Shaw* 2023 MEETINGS: 4 MEMBERS: Sophie Desormière, David Heinzmann, Charles Kummeth, Kenneth Washington*

*Mr. Washington will be appointed as Chair of the Technology Committee as of the annual meeting.

The Technology Committee’s responsibilities include:

Reviewing, evaluating and making recommendations regarding the Company’s technology roadmap, including research and development activities	Monitoring the performance of the Company’s technology development in support of its overall business strategy	Overseeing the development and use of technology in current and potential future products, including the long -term strategic goals of the Company’s research and development initiatives

Assessing the Company’s risks associated with new product technology or significant innovations to existing product technology, including cybersecurity risks	Providing guidance and making recommendations to the Board regarding innovation or technology-related products, investments or acquisitions that require Board approval	Reviewing with management and consultants comprising the technology advisory committee certain new technologies and processes as well as industry and competitive trends that may impact the Company

Assessing the Company’s risks associated with new product technology or significant innovations to existing product technology

The responsibilities and activities of the Technology Committee are described in detail in its charter.

45 | 2024 PROXY STATEMENT

CORPORATE GOVERNANCE

The Board and management are committed to responsible corporate governance to ensure that we are managed for the benefit of our shareholders. To that end, the Board and management periodically review and update our corporate governance policies and practices and make changes, as appropriate.

Interconnected Governance Processes

The Board has established a thoughtful, interconnected governance process, with enhanced director succession planning and recruitment designed to ensure both short- and long-term strategic goals are met.

01

ACTIVE INDEPENDENT OVERSIGHT

- Engaged and highly independent Board and fully independent Board Committees with well-defined duties set forth in Corporate Governance Guidelines and Charters, and open attendance policy
- Independent directors meet privately with the Company's Chief Financial Officer, General Counsel and Chief Human Resources Officer
- Independent directors meet privately in executive session without the CEO or other management present at each regularly scheduled Board Meeting
- Board formally reviews CEO and senior management succession and development plans at least once annually, and assesses Executive Board Committee members and candidates quarterly
- Independent directors conduct the CEO's annual performance review and the Compensation and Talent Committee sets CEO compensation

02

YEAR-ROUND SELF-ASSESSMENT

- The Board and Board Committees conduct formal self-assessments annually and drive action plans throughout the year
- The Board and Board Committees establish an annual cadence of topics and routinely request presentation on various operational and strategic topics to address evolving Company needs
- Directors receive shareholder feedback through year-round shareholder outreach and review of proxy advisor service firm evaluations and reports, including periodic formal outreach on compensation, governance, sustainability and human capital management

03

ENHANCED DIRECTOR SUCCESSION PLANNING AND RECRUITMENT

- The Board has a director succession planning process and tools designed to promote orderly director succession, as well as strategic refreshment and development, aligned to the Company's strategy and key governance and composition considerations
- The Board annually assesses its qualifications, attributes, skills, experience, diversity and independence in view of evolving Board and Company needs to guide director recruitment and succession planning
- The Board maintains an emergency succession plan for the Chair of the Board and Chair of each Committee to ensure continuity

  The Chair of the Board, with assistance from other directors, and senior management lead and effective on-boarding process of new directors

46 | 2024 PROXY STATEMENT

Meaningful Annual Self-Evaluations of Board and Board Committees Impacting Board Functions

The Board is committed to an annual self-assessment process led by the Nominating and Corporate Governance Committee and may, from time to time, engage a third party with expertise to assist in an assessment process. Through its self -assessment process, the directors independently and collectively review Board and Board Committee performance, and identify areas where the Board functions effectively, and importantly, areas where the Board and Board Committees believe they can improve. The Chair of the Nominating and Corporate Governance Committee also may conduct individual interviews with directors. The Board also considers trends in Board and Board Committee performance evaluations year over year, including in the context of evolving Board roles and responsibilities. Through the process, the Board and the Chairs of each Board Committee identify action plans for improvement and work to implement those plans.

Director Training and Continuing Education

Our Nominating and Corporate Governance Committee oversees the Company’s orientation programs for new directors and continuing education programs for existing directors. Each new director, upon joining the Board, is provided with an orientation session regarding the Board and our unique culture and operations. As part of this orientation, each new director has an opportunity to meet with members of senior management.

Directors are also provided with continuing education on various subjects that will assist them in discharging their duties, including the evolving regulatory and business landscape through a structured annual agenda and ad hoc discussions. This may include presentations by senior management or the Board’s advisors on the Company’s business, compliance efforts, applicable legal, regulatory or other developments or other matters deemed appropriate by the Board or Nominating and Corporate Governance Committee. The Company provides each director with a paid membership to the National Association of Corporate Directors (“NACD”). As NACD members, directors have access to virtual and in-person training, workshops, events and certifications related to current corporate governance topics. Further, the Board supports and pays for attendance at relevant seminars and conferences. In 2023, certain directors attended NACD Master Classes and certification programs focused on, among other things, sustainability and cybersecurity.

Corporate Governance Guidelines

The Board has adopted the Corporate Governance Guidelines, which provide a structure for the directors and management to effectively pursue the Company’s objectives for the benefit of our shareholders. The Corporate Governance Guidelines address, among other things, Board and Board Committee structure, composition and procedures, director responsibilities, director board service limits, compensation and continuing training, and shareholder communications with the Board.

No Director Overboarding. The Board encourages directors to serve on additional public company boards because it provides valuable governance and leadership experience that ultimately benefits the Company. The Board also recognizes that public company board service requires a significant commitment of time and attention, and therefore limits the number of public boards a director can serve while a director of the Company.

47 | 2024 PROXY STATEMENT

Under the Corporate Governance Guidelines, directors who are active Chief Executive Officers of other public companies may sit on no more than two additional outside public boards (including the board of the company at which he or she is an executive officer), and other directors may sit on no more than four additional outside public boards. Directors must provide notice in advance of accepting an invitation to serve on another public company board. The Board may further limit or grant limited exceptions based upon specific facts and circumstances, including sufficient capacity, unique qualifications, and transition periods in reducing other board service. Further, upon a change of a director’s principal occupation, the Nominating and Corporate Governance Committee considers whether the change will adversely impact the director’s ability to fulfill the obligations and expectations of such director and recommends to the Board whether the director should continue to serve.

These practices help ensure that the directors can give appropriate time and attention to the affairs of the Company. In addition, when nominating a director for service on the Board, the Nominating and Corporate Governance Committee considers whether the nominee will have adequate time to serve as a director. In making its determination to re-nominate all incumbent directors, the Board concluded that each director has demonstrated strong engagement and high attendance and has appropriate time to devote to the affairs of the Company.

Code of Business Conduct and Ethics

The Board has adopted the Code of Business Conduct and Ethics, which sets out the basic principles to guide the actions and decisions of our employees, directors and officers, including our principal executive officer, principal financial officer and principal accounting officer.

In 2023, the Nominating and Corporate Governance Committee oversaw a significant project to overhaul this policy to address the evolving needs of our business and strategy, governance practices and compliance culture. Management and external advisors conducted significant research regarding peer benchmarks and market trends in such policies, considered stakeholder engagement on policy issues, and identified key policy issues to add or enhance. Thereafter, the policy was drafted with an emphasis on Company culture and tone-at-the top (including our Winning Culture Behavior framework and mission), clear and succinct messaging with practical guidance, and an enhanced design to improve readability. The revised Code of Business Conduct and Ethics addresses, among other things, ethical principles, engagement and inclusion, insider trading, conflicts of interest, compliance with laws and prohibited activities, confidentiality, data protection and privacy of us and third parties, and reporting of concerns and our response process.

Following approval by the Board in January 2024, we initiated a Company-wide rollout plan with significant training and regular communication regarding what we expect from our employees related to behavior and ethics, and will require annual attestations of the policy. Further, in connection with this project, the Board approved additional revised or new policies, with other policies to be addressed in 2024.

Any amendments to the Code of Business Conduct and Ethics, or any waivers that are required to be disclosed by the rules of either the SEC or Nasdaq, will be posted at https://ir.gentherm.com/ under the “Corporate Governance” tab within four business days of any such amendment or waiver.

Securities Trading Policy

Our employees (including our NEOs) and directors are subject to the Company’s Securities Trading Policy, which applies to their transactions involving any securities of the Company. Except under limited circumstances, persons subject to the policy, their affiliates and certain members of their family may not engage in any transaction of Company securities (or assist or encourage other persons to do so) while aware of material non-public information relating to the Company. The policy also implements quarterly trading blackout periods and pre-clearance requirements, and allows for special blackout periods, for our NEOs and other specified persons to reduce the likelihood of trading at times with significant risk of insider trading exposure.

Further, the policy includes Rule 10b5-1 trading plan guidelines to assist in compliance with the Rule 10b5-1 affirmative defense for insider trading liability, including that such plans can only be adopted or modified when the applicable person is permitted to transact in Company securities under the terms of the policy (including not being aware of any material non-public information), must include the minimum statutory cooling-off period between plan adoption and the first trade under such plan, and must comply with the prohibitions on multiple overlapping plans and limitations on single-trade plans. The adoption, modification or termination of any such plan is subject to pre-clearance requirements.

48 | 2024 PROXY STATEMENT

In addition to the restrictions set forth in SEC regulations, the policy prohibits our employees (including officers) or directors from hedging Company securities or engaging in transactions of Company securities for speculative purposes. The policy also prohibits pledging Company securities or holding Company securities in a margin account.

SHAREHOLDER ENGAGEMENT

Our management regularly engages with shareholders and prospective shareholders to understand their perspectives on the Company, our business and our strategy. Management meets with shareholders during scheduled events and in private meetings held throughout the year. In addition, the Board and management are available to engage with our shareholders and other stakeholders. The Board also receives regular feedback from management regarding investor sentiment, institutional investor voting and governance policies, and trends in stakeholder issues, which informs the Board’s ongoing evaluation of appropriate governance and other practices.

In late 2023, consistent with recent years, we reached out to shareholders owning over 62% of our outstanding common stock to give significant shareholders an opportunity for one-on-one discussions with representatives of our management team. In January 2024, our Senior Vice President of Strategy, Corporate Development and Investor Relations, our Senior Vice President & Chief Human Resources Officer and our Director, Global Sustainability & Compliance, met with responsive shareholders who represented ownership of over 35% of our outstanding common stock as of December 31, 2023. Our shareholders expressed appreciation for our proactive engagement and open dialogue. We reported shareholder feedback to the full Board. The Board and management considered such feedback in developing the Board and Board Committee meeting agendas for 2024, reviewing our policies and revising our 2024 Senior Level Bonus Plan and disclosure of environmental and social responsibility goals and strategies.

Further, we engage a third party from time to time to conduct investor perception studies. We use these studies to gauge ways to improve our shareholder communications, obtain insights into Company perceptions, identify significant value drivers and understand our shareholders’ capital deployment preferences.

In February 2023, we also held an enhanced earnings webcast to provide a strategic update that outlined our strategic imperatives in the mid-term and provided a 2026 outlook, which presentation also included a question-and-answer period for shareholders and analysts to engage on such matters.

SHAREHOLDER COMMUNICATION WITH THE BOARD

The Board values regular dialogue with our shareholders and welcomes shareholder feedback and perspectives. Shareholders wishing to send communications directly to the Board or to a specific director are asked to send those communications to Corporate Secretary, Gentherm Incorporated, 21680 Haggerty Road, Northville, MI 48167. Shareholders sending communications should clearly mark them as intended for delivery to the Board or to a specific director. Our corporate secretary has been instructed by the Board to screen each communication so received only for the limited purposes of ascertaining (A) whether the communication is indeed from a shareholder and (B) whether the communication relates to the Company. Our corporate secretary will promptly forward copies of all such communications that pass this limited screening to each director, in the case of communications to the entire Board, or to the director addressee.

If a shareholder’s communication to the Board involves or concerns our corporate secretary, or if a shareholder has another appropriate reason for communicating to the Board through a means other than through our corporate secretary, the shareholder should send the communication to the attention of either the Company’s President or the Chair of the Board, in either case at the address above. Any such communication should clearly state that it is a shareholder communication and the reason it was not delivered to our corporate secretary for further delivery to the Board.

49 | 2024 PROXY STATEMENT

DIRECTOR COMPENSATION

Our non-employee director compensation plan is intended to encourage non-employee directors to continue Board service, further align the interests of the Board and shareholders, and attract new non-employee directors with outstanding skills and qualifications. Directors who are employees or officers of the Company do not receive any additional compensation for Board service.

The Board has delegated to the Compensation and Talent Committee the responsibility, among other things, to review and make recommendations to the Board regarding any proposed changes to the non-employee director compensation program. The Compensation and Talent Committee typically reviews the non- employee director compensation program every other year. In connection with this review, the compensation consultant to the Compensation and Talent Committee provides analysis regarding market trends and benchmarking data.

2023 Director Compensation – Continuation of Program Design and Pay Levels

In November 2021, the Compensation and Talent Committee reviewed non-employee director compensation for the 2022 director compensation program against peer group benchmarking data (using the same peer group used for NEO compensation), general industry data and market trend information presented by ClearBridge. The Compensation and Talent Committee determined to increase the program retainers to be approximately at or slightly above the 50th percentile of the peer group, effective as of January 1, 2022.

Consistent with its approach of reviewing the non-employee director compensation program every other year, the Compensation and Talent Committee did not review the non-employee director compensation program against peer or market data for 2023, and no changes were made from the 2022 program.

The following table sets forth the compensation program for non-employee directors in 2023.

ANNUAL CASH RETAINER FOR BOARD SERVICE:
Chair of the Board	$166,000
Other non-employee directors	$86,000
ANNUAL CASH RETAINERS FOR BOARD COMMITTEE SERVICE
Audit Committee-Chair	$20,000
Compensation and Talent, Nominating and Corporate Governance, Technology and Mergers and Acquisitions Committees-Chair	$15,000
Audit Committee-member	$10,000
Compensation, Nominating and Corporate Governance, Technology and Mergers and Acquisitions Committees-member	$7,500
ANNUAL EQUITY RETAINER	$125,000

Consistent with historical practice, the annual cash retainers were paid to all of the directors in advance immediately following the 2023 annual meeting of shareholders.

The restricted stock awards to existing directors were granted on the date of the 2023 annual meeting of shareholders. The number of shares of restricted stock granted to each non-employee director in 2023 was determined by dividing the target dollar value of each restricted stock award by the per share closing price of our common stock on the grant date. The equity retainer vests on the earlier of the first anniversary of the grant date or the date of the next annual meeting of shareholders.

A director will forfeit their restricted stock in the event of termination of service as a non-employee director of the Company before the first anniversary of the grant date. However, in the event of a director termination due to death, disability or retirement, the Compensation and Talent Committee may accelerate the vesting of all or a portion of the restricted stock in its discretion at any time. During the restricted period, the restricted stock entitles the participant to all of the rights of a shareholder, including the right to vote the shares. Before the end of the restricted period, a participant may not sell, assign, pledge, or otherwise dispose of or hypothecate such person’s restricted stock.

50 | 2024 PROXY STATEMENT

The Company does not provide any perquisites to directors, but does reimburse directors for out-of-pocket expenses incurred in attending Board and Board Committee meetings, as well as for director onboarding and continuing training related to service for the Company and Board.

2023 Director Compensation Table

The table below sets forth the compensation of each non-employee director in 2023.

	FEES EARNED OR PAID IN CASH	STOCK AWARDS	TOTAL
NAME	($) (1)	($) (2)	($)
SOPHIE DESORMIÈRE	108,500	125,000	233,500
YVONNE HAO	44,600	―	44,600
DAVID HEINZMANN	111,000	125,000	236,000
RONALD HUNDZINSKI	183,500	125,000	308,500
LAURA KOWALCHIK	7,912	62,495	70,407
CHARLES KUMMETH	116,000	125,000	241,000
BETSY METER	110,677	125,000	235,677
BYRON SHAW II	116,000	125,000	241,000
JOHN STACEY	105,677	125,000	230,677
KENNETH WASHINGTON	23,375	83,337	106,712

(1)	Reflects the sum of (a) the pro rata portion of each director’s cash retainer for Board and Board Committee service paid on the date of the 2022 annual meeting of shareholders covering the period from January 1 to May 18, 2023 and (b) the pro rata portion of each director’s cash retainer for Board and Board Committee service paid on the date of the 2023 annual meeting of shareholders (or upon later appointment) covering the period from May 18 to December 31, 2023.

(2)	Reflects restricted stock awards granted under the 2023 Equity Incentive Plan (the “2023 Equity Plan”). The amounts reported represent the grant date fair value of the restricted stock award, which is the closing trading price of a share of our common stock on the grant date multiplied by the number of shares subject to the award. The closing price per share of our common stock on the grant date for all directors except for Ms. Kowalchik and Mr. Washington, May 18, 2023, was $58.23. The closing price per share of our common stock on the grant date for Mr. Washington, October 9, 2023, was $54.54, and the closing price per share of our common stock on the grant date for Ms. Kowalchik, December 5, 2023, was $45.75. The Company does not pay fractional shares.

At December 31, 2023, Ms. Desormière, Mr. Heinzmann, Mr. Hundzinski, Mr. Kummeth, Ms. Meter, Dr. Shaw and Mr. Stacey held 2,147 shares of unvested restricted stock, Ms. Kowalchik held 1,366 shares of unvested restricted stock, and Dr. Washington held 1,528 shares of unvested restricted stock.

2024 Director Compensation

In late 2023, the Compensation and Talent Committee reviewed non-employee director compensation for 2023 against peer group benchmarking data, general industry data and related information presented by Meridian. Meridian noted that the existing compensation program aligned with the Company’s peers and broader market trends from a structure and design perspective. However, the peer benchmarking data indicated that the annual equity compensation approximated the 25th percentile, while the total compensation approximated the median. The Compensation and Talent Committee determined to increase equity compensation by $10,000, effective as of the 2024 annual meeting.

Director Compensation Limit

The 2023 Equity Plan provides that the sum of any cash compensation for service as an outside director of the Company and the grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of all equity awards for service as an outside director of the Company will not exceed $600,000 in any calendar year for any individual outside director.

Director Stock Ownership Guidelines

Non-executive directors are required to own common stock having a value of at least five times the base annual cash retainer (excluding other additional cash retainers). In August 2021, we amended our guidelines to, among other things, require that all persons covered by the guidelines retain all shares that vest pursuant to equity awards granted by the Company until the ownership level is met. See “Compensation Discussion & Analysis—Compensation Policies—Stock Ownership Guidelines.” As of December 31, 2023, two non-executive directors were below the ownership guideline due to the timing of joining the Board.

51 | 2024 PROXY STATEMENT

Executive Officers

The executive officers of the Company serve at the pleasure of the Board. The executive officers of the Company as of April 4, 2024 are as follows:

NAME	AGE	TITLE
PHILLIP M. EYLER	52	President and Chief Executive Officer
MATTEO ANVERSA	52	Executive Vice President of Finance, Chief Financial Officer and Treasurer
RAFAEL BARKAS	53	Senior Vice President, Global Operations and Supply Chain
YIJING BRENTANO	52	Senior Vice President of Strategy, Corporate Development and Investor Relations
WAYNE KAUFFMAN	54	Senior Vice President, General Counsel and Secretary
BARBARA J. RUNYON	53	Senior Vice President, Chief Human Resources Officer
THOMAS STOCKER	53	Senior Vice President and General Manager, Europe Automotive
VISHNU SUNDARAM	41	Senior Vice President, Chief Technology Officer
JAYMI WILSON	47	Senior Vice President and General Manager, North America Automotive
HUI (HELEN) XU	48	Senior Vice President and General Manager, Asia Automotive

52 | 2024 PROXY STATEMENT

Phil M. Eyler

52 | President and Chief Executive Officer

Phillip Eyler is President and Chief Executive Officer of the Company. Mr. Eyler joined Gentherm in December 2017 and also serves on the Company’s Board. As President and CEO, Mr. Eyler leads more than 14,000 employees in 13 countries and is responsible for the strategic direction and operational leadership of the Company. Mr. Eyler joined Gentherm from Harman International Industries, Inc., a subsidiary of Samsung Electronics Co., Ltd. focused on connected technologies for automotive, consumer and enterprise markets, where he served as President of the Connected Car division from 2015 until 2017. Under his leadership, he oversaw the $3 billion division of more than 8,000 employees that was dedicated to developing integrated connected car systems encompassing infotainment, telematics, connected safety and cyber security solutions, among others. Throughout his 20-year career at Harman, Mr. Eyler served in a variety of leadership roles of increasing responsibility. He was Senior Vice President and General Manager of Harman’s Global Automotive Audio business from 2011 until 2015. Prior to leading the Global Automotive Audio business, Mr. Eyler was responsible for Harman’s North American Automotive business and led Harman’s North American and Asian manufacturing group. Mr. Eyler also serves as an independent board member for Sleep Number Corporation (Nasdaq: SNBR). Mr. Eyler received a Bachelor of Science degree in Mechanical Engineering from Purdue University and a Master of Business Administration from the Fuqua School of Business at Duke University.

Matteo Anversa

52 | Executive Vice President of Finance, Chief Financial Officer and Treasurer

Matteo Anversa was appointed Executive Vice President of Finance, Chief Financial Officer and Treasurer in January 2019. Prior to joining Gentherm, Mr. Anversa served as Executive Vice President and Chief Financial Officer of Myers Industries, Inc., an international manufacturer of polymer-based material handling products and a distributor of tire repair and retread products, beginning in December 2016. At Myers Industries, he was responsible for driving cash flow, improving working capital, managing business restructuring and M&A activities, strengthening corporate controls and developing the company’s IT strategy. Prior to Myers Industries, Mr. Anversa worked since 2013 at Fiat Chrysler Automobiles N.V. where he held executive management positions, including Vice President, Group FP&A Fiat Chrysler and Chief Financial Officer for Ferrari SpA where he helped prepare Ferrari for its initial public offering. Mr. Anversa began his career with General Electric Corporation where he held various leadership roles during his 16-year tenure. Mr. Anversa has served as a director of Gabelli Value for Italy (VALU) since March 2018, an Italian company listed on AIM Italia. Mr. Anversa holds a degree in Mechanical Engineering from the University of Parma, Italy.

53 | 2024 PROXY STATEMENT

Rafael Barkas

53 | Senior Vice President, Global Operations and Supply Chain

Rafael Barkas was appointed Senior Vice President, Global Operations and Supply Chain in August 2019. Prior to this role, Mr. Barkas served as Vice President of Battery Thermal Management since October 2018. Mr. Barkas joined Gentherm from Magneti Marelli, a global automotive supplier, where he served as the Head of NAFTA Electronics from March 2018 to October 2018. In that role, he was responsible for leading sales, engineering, project management, purchasing, quality and manufacturing for Magneti Marelli’s Electronics Business Line in NAFTA. Prior to Magneti Marelli, Mr. Barkas held various roles of increasing responsibility at Harman International Industries, Inc., a subsidiary of Samsung Electronics Co., Ltd., from September 2004 through March 2018. These roles included responsibility for growth and profitability. He was the Vice President of Operations for the Automotive Audio division, responsible for managing manufacturing and quality across seven sites in North America, China and Europe. Other roles at Harman included Vice President and General Manager of the Automotive Audio division in China, and Director of Business Development and Director of Supply Chain of the Automotive Audio division. Mr. Barkas holds a Bachelor of Science in Mechanical Engineering from New Jersey Institute of Technology and a Master of Business Administration from the Graziadio School of Business and Management at Pepperdine University.

Yijing Brentano

52 | Senior Vice President of Strategy, Corporate Development and Investor Relations

Yijing Brentano was appointed Senior Vice President of Strategy, Corporate Development and Investor Relations in October 2021. She previously served as Senior Vice President, Investor Relations and Global Financial Planning and Analysis since June 2019. Prior to this role, Ms. Brentano served as the Senior Vice President of Investor Relations and Communications since February 2018. Before joining Gentherm, Ms. Brentano served as the Vice President of Investor Relations and Corporate Strategy at Harman International Industries, Inc., a subsidiary of Samsung Electronics Co., Ltd., from 2015 to 2017. Prior to that, she spent 17 years at Sprint Corporation in multiple executive positions, including Vice President of Strategic Initiatives and Mobile Health, General Manager of International Wholesale, Vice President of Investor Relations and business unit CFO roles. Ms. Brentano started her career at Ernst & Young and is a Certified Treasury Professional. She holds a Bachelor of Science from the University of Kansas and a Master of Business Administration from the University of Chicago Booth School of Business.

54 | 2024 PROXY STATEMENT

Wayne Kauffman

54 | Senior Vice President, General Counsel and Secretary

Wayne Kauffman was appointed Vice President, General Counsel and Secretary in July 2019 and promoted to Senior Vice President in March 2021. Prior to this role, Mr. Kauffman served as the Chief Intellectual Property Counsel and Associate General Counsel since 2016. He began his legal career with the national IP law firm of Harness, Dickey & Pierce, P.L.C. where he was responsible for assisting clients in securing patent rights. Mr. Kauffman began his career with General Motors, where he held various positions of increasing responsibility over his 17-year tenure in vehicle manufacturing, product development and vehicle safety and integration in both the U.S. and Canada. Mr. Kauffman holds a Juris Doctor in Law from Wayne State University and a Bachelor of Science in Mechanical Engineering from Kettering University.

Barbara J. Runyon

53 | Senior Vice President, Chief Human Resources Officer

Barbara J. Runyon was appointed Senior Vice President, Chief Human Resources Officer in August 2018, where she leads the overall human resources strategy, including total rewards, talent acquisition and talent management, employee engagement and human resources. She is also responsible for leading global Corporate Communications. Prior to joining Gentherm, Ms. Runyon worked as Vice President and Chief Human Resources Officer at La-Z-Boy Incorporated, a global leader in residential furniture, since 2015. Ms. Runyon held roles of increasing responsibility at PepsiCo/The Pepsi Bottling Group for over 14 years. Ms. Runyon graduated with a Masters of Business Administration with emphasis in Organizational Development from Wayne State University and a Bachelor of Science in Human Resources from Michigan State University.

55 | 2024 PROXY STATEMENT

Thomas Stocker

53 | Senior Vice President and General Manager, Europe Automotive

Thomas Stocker was appointed Senior Vice President and General Manager, Europe Automotive in April 2021. Previously, he was Senior Vice President and General Manager, Global Automotive since September 2019. Prior to joining Gentherm, Mr. Stocker was the Chief Technology Officer and Head of Engineering at HENSOLDT GmbH, a global defense and security electronics company, beginning September 2018. At HENSOLDT, he led the setup of change programs that established agile and platform development to increase efficiency, time to market and quality across all functions. Prior to HENSOLDT, Mr. Stocker held several senior level business unit leadership positions at Harman International Industries, Inc., a subsidiary of Samsung Electronics Co., Ltd., from September 2013 to August 2018. These roles included responsibility for growth, profitability, and technology execution. He was the Senior Vice President and General Manager, BMW focused business unit, responsible for all global Harman and Samsung business related to BMW. Other roles at Harman included Senior Vice President and General Manager, Connected Car Asia Pacific, where he was based in Shanghai and had responsibility for China, Korea, India, and Japan for the division. He was also responsible for the Connected Car Division in Europe as Senior Vice President and General Manager, Infotainment Europe. Prior to that, Mr. Stocker held various roles of increasing responsibility at BMW where he led the execution of some of the most advanced technology for the automaker. Mr. Stocker holds a Master’s degree in Electronics from Ravensburg-Weingarten University of Applied Science.

Vishnu Sundaram

41 | Senior Vice President, Chief Technology Officer

Vishnu Sundaram was appointed Senior Vice President, Chief Technology Officer in September 2023, where he is responsible for leading Gentherm’s technology strategy, advanced product engineering, longer term research and development and the Company’s partnership ecosystem. Prior to joining Gentherm, Mr. Sundaram served as the Senior Vice President, Head of Cockpit Connected Services at Stellantis N.V. from 2021 until 2023. Prior to Stellantis, he worked at Harman International Industries, Inc., a subsidiary of Samsung Electronics Co., Ltd. from 2012 until 2021, as the Senior Vice President of Telematics. In this role, Mr. Sundaram was the global leader of delivering state of the art product platforms that form the foundation of connected experience inside the car. He began his career at Intel and later moved to Trilogy, where he was Technical Fellow in Predictive Analytics and Machine Learning projects. He has extensive entrepreneurial and startup experience from being a founder of each of Lifeblob and Interchain. Mr. Sundaram holds a Master’s degree in Software Engineering from PSG College of Technology and has completed the Executive General Management Program with The Wharton School of the University of Pennsylvania.

56 | 2024 PROXY STATEMENT

Jaymi Wilson

47 | Senior Vice President and General Manager, North America Automotive

Jaymi Wilson was appointed Senior Vice President and General Manager, North America Automotive in October 2021. Since joining Gentherm in 2013, Ms. Wilson previously assumed roles of increasing responsibility, having most recently served as Senior Vice President of Strategy, Marketing, and Corporate Communications since 2018. Prior to that she was Vice President and General Manager of Gentherm’s Medical Business from 2017 to 2018. Her career in the automotive industry has spanned manufacturing, engineering, business planning, sales management, strategy, business, and corporate development at Visteon, SMR Automotive and Gentherm. Ms. Wilson earned a Bachelor of Science degree in Mechanical Engineering from the University of Michigan and a Master of Business Administration from Eastern Michigan University.

Hui (Helen) Xu

48 | Senior Vice President and General Manager, Asia Automotive

Hui (Helen) Xu was appointed Senior Vice President and General Manager, Asia Automotive in April 2021. Previously, she was Senior Vice President and General Manager, Global Electronics since November 2019. Prior to joining Gentherm, Ms. Xu was Vice President of China and Head of Automotive Division for China mainland, Hong Kong and Taiwan for Infineon Technologies, a semiconductor solutions company, from April 2012 to November 2019. At Infineon, she was responsible for the overall automotive business in Greater China and she focused on rapidly growing Infineon’s position in China while strengthening local customer relationships. Prior to that role, Ms. Xu was Vice President and China Managing Director, and Vice President of Sales, Marketing and Program Management for China, at International Automotive Components (IAC) Group. Previously, Ms. Xu worked for 8 years at Lear Corporation, holding international roles in China and the United States of increasing responsibility. Ms. Xu holds a Master of Business Administration from Walsh College, a Master of Science in Mechanical Engineering from Oakland University and a Bachelor of Science in Mechanical Engineering from Kettering University.

57 | 2024 PROXY STATEMENT

Compensation Discussion & Analysis

This section of the proxy statement explains our compensation philosophy, design, objectives and goals of our NEO compensation program as well as the decisions made for 2023 with respect to each of our NEOs. This section also provides certain other information as additional context for the “Named Executive Officer Compensation Tables” that follow.

Our NEOs for 2023 and their titles during such period were:

NAME	TITLE
PHILLIP M. EYLER	President and Chief Executive Officer
MATTEO ANVERSA	Executive Vice President of Finance, Chief Financial Officer and Treasurer
HUI (HELEN) XU	Senior Vice President and General Manager, Asia Automotive
VISHNU SUNDARAM	Senior Vice President, Chief Technology Officer
THOMAS STOCKER	Senior Vice President and General Manager, Europe Automotive

In this Compensation Discussion & Analysis, we refer to the Compensation and Talent Committee as the “Committee.”

All cash payments reported for Mr. Stocker were paid in Euros and were converted to US Dollars for purposes of this section. For comparability and to better evaluate decisions made for 2023, we neutralized the impact of exchange rates for this section and have used the 2023 averaged exchange rate of EUR 1 = 1.09 USD for all periods presented. However, for the Named Executive Compensation Tables, we used such conversion rate for 2023 dollar amounts, and we used the 2022 average exchange rate of EUR = 1.09 USD for 2022 dollar amounts and the 2021 average exchange rate of EUR = 1.183 USD for 2021 dollar amounts. Therefore, changes between 2023 and 2022 and 2021 will be different among the sections.

58 | 2024 PROXY STATEMENT

EXECUTIVE SUMMARY

2023 Company Performance Highlights

Highlights of Gentherm’s 2023 performance include(1)(2):

(1)	Adjusted EBITDA, as referenced in this table and above in the letter to our shareholders, is a non-GAAP financial measure that excludes the impact of certain amounts. For its definition, supplemental information and reconciliation to the most directly comparable GAAP financial measure, see our earnings release furnished to the SEC on February 21, 2024.

(2)	Automotive new business awards represent the aggregate projected lifetime revenue of new awards provided by our customers to Gentherm in the applicable period, with the value based on the price and volume projections received from each customer as of the award date. Although automotive new business awards are not firm customer orders, we believe that automotive new business awards are an indicator of future revenue. Automotive new business awards are not projections of revenue or future business as of December 31, 2022, December 31, 2023, the date of this proxy statement or any other date. Customer projections regularly change over time and we do not update our calculation of any automotive new business award after the date initially communicated. Automotive new business awards in 2022 and 2023 also do not reflect, in particular, the impact of macroeconomic and geopolitical challenges on future business. Revenues resulting from automotive new business awards also are subject to additional risks and uncertainties as described under “Forward-Looking Statements”. Proforma automotive new business awards in 2022 reflect three full quarters of Alfmeier, which was acquired in August 2022.

Compensation Philosophy

The compensation program for NEOs is designed to attract, motivate and retain qualified executives and to provide them incentives to achieve or exceed the Company’s annual operational, financial and strategic goals and increase long-term shareholder value. Our NEO compensation program is structured appropriately to support our business objectives, as well as our performance-based culture. The Committee regularly reviews the NEO compensation program to ensure the fulfillment of our compensation philosophy and goals.

The say-on-pay proposal at our 2023 annual meeting regarding the compensation of NEOs in 2022 received approximately 95% approval.

59 | 2024 PROXY STATEMENT

2023 NEO Compensation Program

In the first quarter of 2023, the Committee approved the design of our 2023 NEO compensation program, which included modifications to the performance-based metrics and weighting to balance shareholder interests by incorporating metrics that drive value in both the short-term and long-term, while addressing challenges regarding the setting of performance goals in an environment of continued macroeconomic, geopolitical and industry volatility.

ANNUAL BONUS	Adopted 2023 Senior Level Bonus Plan

▪        Payout opportunity of 0% to 200% of target bonus, consistent with historical practice

▪        NEO bonus solely based on objective Company performance measures

▪        Revised performance metrics from two (Adjusted EBITDA and Revenue, equally weighted) to four

▪        Added a new performance metric (Relative Automotive Revenue Growth Outperformance), and changed the strategic goals from a performance modifier for non-CEO NEOs to a performance metric for all NEOs

▪        Revised performance metrics and weighting include Adjusted EBITDA (40% weighted), Revenue (20% weighted), Relative Revenue Growth (20% weighted) and Strategic Goals (20% weighted)

▪        Strategic Goals consist of Automotive New Business Awards (40% weighted), New Technology Wins (40% weighted) and a new sustainability metric, the Increase in Renewable Energy Share (20% weighted)

EQUITY AWARDS	Continued emphasis of pay-for-performance equity program utilized since 2018

▪        70% and 60% of target value for CEO and other NEOs, respectively, granted in PSUs (with total opportunity of 0% to 200% of target PSUs)

▪        Revised perform
ance metrics from three to four

▪        Added a new performance metric, Relative Revenue Growth, and reduced the weighting of ROIC

▪        Revised performance metrics and weighting include Cumulative Adjusted EBITDA (40% weighted), Relative TSR (20% weighted), ROIC (20% weighted) and Relative Revenue Growth Outperformance (20% weighted), each with a payout opportunity of 0% to 200% of applicable target PSUs

▪        30% and 40% of target value for CEO and other NEOs, respectively, granted in time-based RSUs

Summary of 2023 CEO Target and Earned Compensation

For Mr. Eyler, the Committee approved the following base salary, target bonus and target equity values for 2023.

Base Salary A 5% increase in base salary from $925,000 in 2022 to $971,000 in 2023 (effective April 1, 2023)	Annual Bonus A continuation in target bonus (as a percentage of base salary) of 125% in 2023	Equity Awards A 12.5% increase in the total grant value* of equity awards from $4 million in 2022 to $4.5 million in 2023, with the full increase granted in PSUs

* Grant value represents the dollar value approved by the Committee, which is used to calculate the number of shares granted by dividing such amount by the 30-day trading average of the Company’s common stock. This amount differs from the grant date fair value of the equity awards, which is disclosed in the Summary Compensation Table and is based on the accounting value of the equity awards on the grant date.

The foregoing changes resulted in an increase in Mr. Eyler’s target compensation by approximately 11% for 2023. The Committee determined that such increase was reasonable and appropriate due to Mr. Eyler’s exceptional performance and leadership for many years and to further align his long-term interests with shareholders. Further, the Committee considered Gentherm’s strong financial, operational and strategic performance during Mr. Eyler’s tenure. A substantial portion of the 2023 target compensation increase was in at-risk, performance-based compensation (annual bonus and PSUs), which are earned only if Gentherm achieves its pre-established, objective performance objectives.

60 | 2024 PROXY STATEMENT

Summary of 2023 Target Compensation for Other NEOs

The Committee approved the following target compensation for other NEOs in 2023:

Base salary Base salary increases of approximately 4%-6% effective April 1, 2023	Annual Bonus Increases in target bonus (as % of base salary) for Mr. Anversa, Mr. Stocker and Ms. Xu due to increased responsibilities, retention and market data	Equity Awards Increases in annual target grant value for Mr. Anversa, Mr. Stocker and Ms. Xu due to increased responsibilities, retention and market data	Mr. Sundaram Mr. Sundaram’s target compensation was prorated based on his appointment in September 2023, and otherwise aligned with the senior management compensation programs

2023 Earned Bonus

In 2023, we adopted the 2023 Senior Level Bonus Plan, which continued our historical approach with the performance goals of revenue and Adjusted EBITDA, weighted at 20% and 40%, respectively, and added an additional performance goal of relative revenue growth weighted at 20% along with objective Company strategic goals weighted aggregately at 20%. The Company strategic goals are comprised of new business awards weighted at 40%, new technology wins weighted at 40% and a sustainability-related goal of increase in renewable energy share weighted at 20%. The strategic goals relating to new business awards and new technology wins were the same as used in 2022; however, based on the Company’s strategic focus on ESG initiatives, the Company adopted increase in renewable energy share as a percentage of total energy usage.

In spite of a challenging operating environment within the automotive industry and not within our control, including the UAW labor strikes, we delivered record revenue in both Automotive and Medical. Additionally, we remained disciplined in the management of our operating expenses and the execution of our Fit-for-Growth 2.0 initiative, resulting in improved adjusted EBITDA, which keeps us moving toward our mid-term Adjusted EBITDA target in the coming years. In accordance with and consistent with the prior application of the Committee’s previously-disclosed objective bonus adjustment policy and as a result of the foregoing factors, among others, the Committee excluded the impact of the UAW labor strikes as an “unforeseeable item outside of management’s control.” The Committee approved Revenue performance of $1,456.7 million, which corresponded to 106.4% achievement, and Adjusted EBITDA performance of $185.6 million, which corresponded to 169.6% achievement. The Company did not achieve the threshold performance level for Relative Revenue Growth. The NEOs also achieved 200% for the applicable strategic goals.

Based on the applicable performance goals, the NEOs earned 129.1% of their respective target bonus.

61 | 2024 PROXY STATEMENT

Compensation Governance

WHAT WE DO	Independent Compensation and Talent Committee and independent compensation consultant
Annually evaluate peer group and review benchmarking and broad industry market data
Objective Company performance metrics in annual cash bonus and long-term equity incentive plans, with evolving metrics and weighting aligned with Company strategy and shareholders
Utilize formal adjustment policy for incentive programs, and provide transparent disclosure on annual implementation
Significant performance-based compensation with fixed payout caps, at-risk compensation and long-term performance period for PSUs
Stock ownership guidelines applicable to our executive officers and directors
Annual say-on-pay shareholder vote and shareholder outreach on compensation matters
Compensation and Talent Committee oversight to determine if the Company’s compensation programs and policies are not reasonably likely to have a material adverse effect on the Company
Clawback policy for financial restatements applicable to executive officers
Adopted new equity plan in 2023 that reasonably balances stakeholder interests

Maintain a Securities Trading Policy to reduce trading risk and liability, including requiring directors, executive officers and other key employees to trade only during pre-established periods following pre- clearance procedures, and to establish guidelines for Rule 10b5-1 trading plans

WHAT WE DON’T DO	No repricing/replacing underwater stock options and SARs
Prohibition on hedging and pledging, and using derivatives
No single-trigger change in control benefit for any NEO
No excise tax gross-up benefits upon a change in control
Historically have not paid guaranteed bonuses, excluding inducement and new hire bonuses
Historically have not changed long-term performance metrics in outstanding equity awards outside of our objective adjustment policy, in spite of certain impacts from macroeconomic and geopolitical challenges that were not in our control
Provide significant perquisites, other than a nonqualified deferred compensation program and benefits customary for expatriates on international assignment

62 | 2024 PROXY STATEMENT

2023 Compensation Program Overview

The key elements of our compensation program for 2023 were as follows:

ELEMENT	PAY PHILOSOPHY	KEY FEATURES	PERFORMANCE AND VESTING COMPONENTS
Base Salary	- Attraction and retention in a competitive market	- Initial base salaries are based on experience, responsibilities, market pay, anticipated individual growth and internal pay equity - Annual review primarily focused on merit, promotion, inflation and benchmarking	—
Cash Bonus	- Pay-for-performance based on rigorous, objective financial goals - Alignment with short-term operating performance and strategy

-     Cash bonus, with target calculated as a percentage of base salary

-     Subject to periodic review, generally for increased responsibilities, retention and market data

-     Maximum payout subject to reasonable cap (200% of target)

-     One-year performance period

-     Weighted as follows

▪     Adjusted EBITDA (40%)

▪     Revenue (20%)

▪     Relative Revenue Growth (20%)

▪     Strategic goal (20%) further weighted as follows:

▪    Automotive New Business Awards (40%)

▪    New technology wins (40%)

▪    Sustainability-related performance (20%)

Equity Awards

-     Pay-for-performance based on rigorous, objective financial and relative stock performance goals

-     Incentivize to increase long-term shareholder value

-     Alignment with long-term operating performance and strategy

-     Program introduced in 2018, with Three- year cumulative Adjusted EBITDA metric added in 2021 and Relative Revenue Growth added in 2023

-     Target opportunities based on the executive’s position, responsibilities and current salary, and with reference to market data

-     Maximum payout subject to reasonable cap (200% of target)

-     Three-year performance periods

-     60% (or 70% for CEO) PSUs, equally weighted

▪     Three-Year Relative Revenue Growth (20%)

▪     ROIC in 3rd year (20%)

▪     Three-year Relative TSR (20%)

▪     Three-year cumulative Adjusted EBITDA (40%)

▪     Cliff vesting for any earned PSUs

-     40% (or 30% for CEO) RSUs

▪     Three-year ratable annual vesting

63 | 2024 PROXY STATEMENT

Majority of Target Compensation at Risk

The below charts show the mix of target pay for our NEOs (base salary, target 2023 bonus and target long-term equity incentive awards) in 2023 as approved by the Committee in March 2023 (or in September 2023, for Mr. Sundaram):(1)

(1)	Excludes deferred compensation for Mr. Eyler and perquisites and other personal benefits provided to our NEOs (disclosed under “All Other Compensation” in the Summary Compensation Table for 2023).

(2)	Based on target values determined by the Committee, which were divided by the 30-trading day average closing price of our common stock ending on the day immediately preceding the grant date to determine the target PSUs and actual RSUs awarded.

Shareholder Engagement on Compensation

In recent years, we have conducted annual shareholder engagement on sustainability, human capital management and compensation matters. In late 2023, consistent with recent years, we reached out to shareholders owning over 62% of our outstanding common stock to give significant shareholders an opportunity for one-on-one discussions with representatives of our management team. In January 2024, our Senior Vice President of Strategy, Corporate Development and Investor Relations, our Senior Vice President & Chief Human Resources Officer and our Director, Global Sustainability & Compliance, met with responsive shareholders who represented ownership of over 35% of our outstanding common stock as of December 31, 2023. Our shareholders expressed appreciation for our proactive engagement and open dialogue. We reported shareholder feedback to the full Board. The Board and management considered such feedback in developing the Board and Board Committee meeting agendas for 2024, reviewing our policies and revising our 2024 Senior Level Bonus Plan and disclosure of environmental and social responsibility goals and strategies.

2023 COMPENSATION DETERMINATIONS

Base Salary

In 2023, each NEO received an annual base salary paid in cash and the Committee reviews the base salaries of the NEOs on an annual basis. Historically, base salary increases have been between 3-6%.

For 2023, taking into account individual performance, anticipated individual growth and internal pay equity, as well as market data, the Committee increased the base salaries of the continuing NEOs by approximately 4-6% effective April 1, 2023. Mr. Sundaram joined Gentherm in September 2023, and accordingly received a pro rata base salary.

64 | 2024 PROXY STATEMENT

The following table sets forth the annual base salary rate in effect for the NEOs beginning April 1, 2022 and 2023, respectively.

NAME	APRIL 2022 ($)	APRIL 2023 ($)	PERCENTAGE INCREASE (%)
Phillip M. Eyler	925,000	971,000	5.0
Matteo Anversa	571,095	600,221	5.1
Hui (Helen) Xu	456,456	474,714	4.0
Vishnu Sundaram	—	470,000	—
Thomas Stocker (1)	471,714	500,017	6.0

(1)        Amounts reported for Mr. Stocker were paid in Euros and were converted to US Dollars.

Senior Level Bonus Plan - Cash Bonus

The Committee reviews and approves each of the target bonuses (as a percentage of base salary) for the NEOs, generally consistent with the process used to determine base salaries. For NEOs who begin employment with the Company during a year, annual performance bonuses are prorated based on the number of days worked during such year.

2023 Senior Level Bonus Plan. The bonus plan for senior level management, including all executive officers, was approved by the Committee in March 2023 (the “Senior Level Bonus Plan”). Pursuant to the Senior Level Bonus Plan, participants earn cash bonuses up to capped amounts based on the achievement of a combination of financial performance metrics and strategic goals for the full year. For all executive officers in 2023, target bonuses were to be earned based solely on the achievement of Company performance metrics and strategic goals.

2023 target bonuses (as a percentage of base salary) were 125% for Mr. Eyler (consistent with 2022), 80% for Mr. Anversa (increased from 60% in 2022) and 70% for other NEOs (increased from 50% in 2022 for Ms. Xu and Mr. Stocker). The increases were due to increased responsibilities, retention and market data. Mr. Sundaram’s target bonus was prorated for the partial year he joined Gentherm in September 2023. Each executive officer’s maximum bonus opportunity in 2023 was 200% of target bonus.

In 2023, the Committee approved a revised incentive plan to mitigate concerns regarding setting performance goals in an environment of continued macroeconomic, geopolitical and industry volatility, as well as focus the organization on key strategic priorities and financial goals.

65 | 2024 PROXY STATEMENT

The four performance goals payout independently, each with a payout at threshold (50%), target (100%) and maximum (200%), and interpolation for achievement in-between.

Company Performance Metrics (80% weighted). The three financial performance metrics reflect the Company’s focus on overall sales growth, strong margins and profitable operations.

				($ IN MILLIONS)
METRIC	WEIGHT (%)	RATIONALE	PERIOD	THRESHOLD (50%PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	PREVIOUS YEAR ACTUAL, PROFORMA (3)
Adjusted EBITDA(1)	40	Supplemental measure of the Company’s operational performance	Full year goal	$130.0	$166.4	$194.0	2022: $139.7
Revenue	20	Measures management’s ability to grow the top line	Full year goal	$1,348.3	$1,450	$1,550.0	2022: $1,348.3
Relative Revenue Growth(2)	20	Rewards relative performance compared to automotive industry peers, and neutralizes macroeconomic factors beyond management’s control	Full year goal	1.5%	5.0%	7.0%	N/A

(1)	Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, non-cash stock based compensation expenses, and other gains and losses not reflective of the Company’s ongoing operations and related tax effects, including transaction expenses, debt retirement expenses, impairment of assets held for sale, impairment of goodwill, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss, and unrealized revaluation of derivatives. For a reconciliation of Adjusted EBITDA to net income, see our earnings release for the fourth quarter and full year ended December 31, 2023 furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2024. Beginning in 2023, the Company excluded the impact of non-cash stock-based compensation from Adjusted EBITDA results.

(2)	Relative Revenue Growth is measured as the Company’s automotive product revenue growth, adjusted for foreign currency translation, compared to the S&P Global light vehicle production in the Company’s relevant markets, which include North America, Europe, China, Japan and Korea. Target means that Gentherm is 5 percentage points above the relative market.

(3)	Proforma Adjusted EBITDA and Revenue also reflect the full year of revenue of two companies, Alfmeier and Dacheng, acquired in August and July 2022, respectively. Relative Revenue Growth is not a proforma amount.

Company Financial Performance in 2023. The Company’s achievement of the 2023 performance goals and the resulting payout for such weighted factor is set forth below.

—	Adjusted EBITDA (40% weighting) was $185.6 million, which corresponded to achievement between target and maximum, or a 169.6% payout.

—	Revenue (20% weighting) was $1,456.7 million, which corresponded to achievement between target and maximum, or a 106.4% payout.

—	Relative Revenue Growth (20% weighting) was 0.3%, which corresponded to below threshold achievement, or a 0% payout.

Company Strategic Goals (20% weighted). The three strategic performance metrics established for 2023 reflect the Company’s focus on overall new business, technology growth, and sustainability. Achievement payouts for each performance metric were set at threshold (50%), target (100%) and maximum (200%) with interpolation for achievement in-between.

Company Strategic Performance in 2023. The Company’s achievement of the 2023 strategic goals and the resulting payout for such weighted factor is set forth below.

—	Automotive New Business Awards (40% weighting of Strategic Goals) was $2,675 million, which corresponded to above maximum achievement, or a 200% payout. Automotive new business awards is defined as the aggregate projected lifetime revenue of new automotive awards provided by customers to the Company, with the value based on the price and volume projections received from each customer as of the award date. Gentherm believes that automotive new business awards are an indicator of future revenue.

66 | 2024 PROXY STATEMENT

—	New Technology Wins (40% weighting of Strategic Goals) was 7, which corresponded to above maximum achievement, or a 200% payout. New technology wins is defined as the number of new business awards provided by customers to the Company related to specified new technologies or other related or novel product at the discretion of the Committee. Gentherm believes that new technology wins are an indicator of future business expansion and revenue growth.

—	Increase in Renewable Energy Share (20% weighting of Strategic Goals) was 4%, which corresponded to above maximum achievement, or a 200% payout. Increase in renewable energy share is defined as the increase in the Company’s renewable energy share as a percentage of total energy usage (including both on-grid and off-grid usage). Renewable energy includes onsite generation, purchased energy that is documented as renewable via REC or the Green Tariff program, and any standard grid-supplied energy that is documented as a renewable share. Gentherm believes that renewable energy share is important to achieving its carbon reduction goal and to meeting customer requirements.

Objective Bonus Adjustment Policy. The Committee adopts an objective policy each year concurrent with approving the Senior Level Bonus Plan to address the following unusual or extra-ordinary events (to the extent not already captured in the applicable definitions of the metrics), without limiting the Committee’s ability to apply adjustments in its discretion, under the Senior Level Bonus Plan. The 2023 policy outlines a consistent and reasonable approach for the Committee’s decisions related to the following events: acquisitions, investments and divestitures not addressed in the initially approved annual budget; restructuring costs; regulatory changes; accounting rule changes; changes in foreign exchange rates; and other items of an unusual nature that infrequently occur.

2023 Earned Bonus. The 2023 earned bonus for each NEO is set forth below.

NAME	BASE SALARY ($)	X	BONUS TARGET AS % OF BASE SALARY (%)	X	EARNED BONUS (%)	=	EARNED BONUS ($)
Phillip M. Eyler	971,000	125	129.1	1,566,951
Matteo Anversa	600,221	80	129.1	619,908
Hui (Helen) Xu	474,714	70	129.1	428,999
Vishnu Sundaram(1)	153,353	70	129.1	134,982
Thomas Stocker(2)	500,017	70	129.1	451,865

(1)	The earned bonus reflects a pro rata amount based on his appointment in September 2023.

(2)	Amounts reported in this table for Mr. Stocker were converted from Euros to US Dollars.

We pay bonuses approximately two months after the end of the applicable performance period. Unless the Committee provides for an exception, a participant must be employed on the bonus payment date to receive a bonus.

Equity Awards – A Strong Pay-For-Performance Focus (PSUs), with Objective Company Performance Measures, Balanced with Long-Term Time-Based Awards (RSUs)

Annual Grants. Equity awards represent a significant portion of our NEOs’ compensation, as the Committee continues to regard increasing long-term shareholder value as senior management’s primary objective. Our long-term incentive program for senior level participants, including all executive officers, was initially approved in 2018 following significant shareholder engagement and a comprehensive review of our overall compensation program. Generally, the size of the awards depended on the executive’s position and current salary, as well as management’s recommendations, competitiveness in the market, internal pay equity, and other subjective factors deemed relevant by the Committee. We have granted the annual equity awards during the first quarter since 2019.

The 2023 equity awards included 60% of target value being delivered via PSUs and 40% being delivered via RSUs for all NEOs excluding Mr. Eyler and Mr. Sundaram. In 2022 and 2023, Mr. Eyler’s equity awards included 70% of target value being delivered via PSUs and 30% being delivered via RSUs. Mr. Sundaram joined Gentherm in September 2023. As practice, Gentherm does not grant PSUs in the middle of a performance period. Therefore, Mr. Sundaram received a new hire grant in 2023 solely consisting of 13,017 RSUs.

67 | 2024 PROXY STATEMENT

Performance-Based Restricted Stock Units (PSUs). A target number of PSUs was granted to each NEO. PSUs ultimately are earned and vest based on four Company performance metrics, and any PSUs earned on any portion of the award vest three years from the grant date.

In 2023, the Committee approved a revised PSU program to mitigate concerns regarding setting performance goals in an environment of continued macroeconomic, geopolitical and industry volatility.

METRIC	% OF GRANT VALUE	DEFINITION

Stock price appreciation plus reinvested dividends, versus an established peer group at the end of three years. Relative TSR is effective in aligning our NEOs’ performance with shareholder interests, is objective and rewards participants for performance against peer companies.

Relative TSR	20%	PAYOUT (AS A % OF TARGET)	RELATIVE TSR PERCENT RANK
		Below Threshold (0%) Threshold (50%) Target (100%) Maximum (200%)	<25th 25th 50th >=75th

ROIC	20%	Tax affected operating income (gross margin less operating expenses plus any unusual one- time adjustments such as acquisition transaction expenses, with the tax rate normalized for any unusual impacts from tax law changes, updates to accounting standards and other unusual one-time impacts) divided by invested capital (total assets less cash and cash equivalents less total liabilities plus current and long-term debt), measured in 2025. ROIC aligns with our strategy to focus on incentivizing high revenue growth, strong return on investment and significant synergies across the business.
Three-Year Cumulative Adjusted EBITDA	40%	Adjusted EBITDA as defined under the 2023 Senior Level Bonus Plan (see “Senior Level Bonus Plan–Cash Bonus”) over three years. Adjusted EBITDA aligns with our focus on overall sales growth, strong margins and profitable operations.
Three-Year Relative Revenue Growth	20%	Relative Revenue Growth as defined under the 2023 Senior Level Bonus Plan (see “Senior Level Bonus Plan–Cash Bonus”) over three years. Relative Revenue Growth rewards relative performance compared to automotive industry peers, and neutralizes macroeconomic factors beyond management’s control

68 | 2024 PROXY STATEMENT

Relative TSR Comparison Group – Substantially Consistent with 2018-2022. The Committee selected the following companies for Relative TSR comparison purposes, with advice from ClearBridge. The companies chosen reflect companies that are impacted by the same external economic forces as Gentherm. Specifically, companies were identified based on their industry and the correlation of their stock price movement with Gentherm. Given that this comparison group is used for purposes of measuring Relative TSR performance, and not for setting target pay levels, company size was not used as a factor in determining the comparison group. The 2023 peer group was generally consistent with past years, and included the following updates:

-	Tenneco was acquired by Apollo in November 2022, and therefore is not included for the 2023 Relative TSR comparison group (also per the performance calculation methodology, Tenneco was and will be excluded from TSR calculations for the 2020, 2021, and 2022 relative TSR awards)

-	Superior Industries was not included for the 2023 Relative TSR comparison group due to Superior’s continued decline in market cap and potential private equity buyout (as announced by Superior Industries in late 2022)

Adient plc	American Axle & Manufacturing Holdings, Inc.	Aptiv PLC
BorgWarner Inc.	Cooper-Standard Holdings Inc.	Dana Incorporated
Dorman Products, Inc.	Ford Motor Company	Fox Factory Holding Corp.
General Motors Company	Gentex Corporation	LCI Industries
Lear Corporation	Magna International Inc.	Modine Manufacturing Company
Motorcar Parts of America, Inc.	Sensata Technologies Holding plc	Standard Motor Products, Inc.
Stoneridge, Inc.	The Goodyear Tire & Rubber Company	THOR Industries, Inc.
Visteon Corporation	Winnebago Industries, Inc.

Time-Based Restricted Stock Units (RSUs). RSUs vest ratably over three years, with one third of RSUs vesting on each anniversary of the grant date.

2023 Annual Equity Target Values. The Committee determined the target grant values for equity granted in 2023 primarily based on peer group or survey data for similar positions, as well as the executive’s current position and salary. The values listed below represent the target values approved by the Committee and differ from the actual grant date fair values reported in the Summary Compensation Table for 2023.

NAME	TARGET PSUS RELATIVE TSR ($)	TARGET PSUS ROIC ($)	TARGET PSUS ADJUSTED EBITDA ($)	TARGET PSUS RELATIVE REVENUE GROWTH ($)	RSUS ($)	TOTAL TARGET VALUES ($)
Phillip M. Eyler	630,000	630,000	1,260,000	630,000	1,350,000	4,500,000
Matteo Anversa	168,000	168,000	336,000	168,000	560,000	1,400,000
Hui (Helen) Xu	84,000	84,000	168,000	84,000	280,000	700,000
Thomas Stocker	84,000	84,000	168,000	84,000	280,000	700,000

The target values were divided by the 30-trading day average closing price of our common stock ending on the day immediately preceding the grant date to determine the number of target shares of PSUs and the actual number of RSUs awarded. The grant date for the awards to the NEOs was March 14, 2023, and the 30-trading day average closing price for our common stock ending on March 13, 2023 was $68.51.

As a result, the number of target PSUs and actual RSUs awarded was as follows:

NAME	TARGET PSUS RELATIVE TSR (#)	TARGET PSUS ROIC (#)	TARGET PSUS ADJUSTED EBITDA (#)	TARGET PSUS RELATIVE REVENUE GROWTH (#)	RSUS (#)
Phillip M. Eyler	9,196	9,196	18,391	9,196	19,707
Matteo Anversa	2,452	2,452	4,904	2,452	8,175
Hui (Helen) Xu	1,226	1,226	2,452	1,226	4,089
Thomas Stocker	1,226	1,226	2,452	1,226	4,089

69 | 2024 PROXY STATEMENT

Objective PSU Adjustment Policy. The Committee adopts an objective policy each year concurrent with its approval of PSU awards to address the following unusual or extra-ordinary events (to the extent not already captured in the applicable definitions of the metrics), without limiting the Committee’s ability to apply adjustments in its discretion. The 2023 policy is set forth below:

—	ROIC, Adjusted EBITDA and Relative Revenue Growth. ROIC, Adjusted EBITDA and Relative Revenue Growth goals (including threshold, target and maximum goals) and actual ROIC, Adjusted EBITDA and Relative Revenue Growth achieved will be adjusted by the Committee to reflect the following items: acquisitions, investments and divestitures not addressed in the strategic plan for the performance period; restructuring costs; regulatory changes; accounting rule changes; and other items of an unusual nature that infrequently occur. Unlike the adjustment policy for the Senior Level Bonus Plan, the Committee generally does not adjust the performance metrics or results of PSUs for changes in foreign exchange rates due to the multi-year performance period. However, the Committee reserves the right to make such adjustment in its discretion in the event of a large-scale, macroeconomic event that impacts foreign currency rates.

—	Relative TSR. A company that is included in the Relative TSR peer group at the grant date will be removed from the Relative TSR calculation for the Relative TSR period in the event of any of the following events during the Relative TSR period: mergers, acquisitions or business combination transactions of a peer group company if the company is not the surviving entity; a peer group going private or a liquidation of a peer group company; and the bankruptcy of a peer group company if the company is not publicly traded at the end of the performance period.

Other Benefits and Perquisites

The following tables sets forth significant benefits and perquisites Gentherm provided its NEOs in 2023:

PERQUISITE / BENEFIT	2023 INFORMATION
401(k) Plan

—    The Company maintains the 401(k) Plan to provide all eligible U.S. employees, including the NEOs other than Mr. Stocker, with a means to accumulate retirement savings on a tax-advantaged basis. For 2023, on a discretionary basis, the Company matched 100% of each employee’s contributions up to a contribution equal to 4% of the employee’s compensation, with such employee contributions subject to IRS limitations. The Company may, but is not required to, make additional discretionary contributions. The Company has not made any discretionary contribution to the 401(k) Plan since its inception.

—    Mr. Stocker participates in the same standard retirement benefits scheme as all other employees located in Germany.

Automobile

—    The Company believes it is important that our NEOs thoroughly understand our products and are users of our products, in particular since the automotive segment has been and continues to be our primary market and represents a substantial portion of our revenues.

—    The Company provides each NEO with the use of a Company-leased automobile or an automobile allowance and reimbursement of related expenses. Pursuant to the terms of her employment contract and in accordance with market practice for executives on international assignment in China, the Company provides Ms. Xu with a Company-leased automobile and the services of a driver.

Temporary Relocation Benefits

—    Ms. Xu is a United States resident whose primary work location has been Shanghai, China since her hiring in August 2019. In June 2023, Ms. Xu received an updated assignment contract to more clearly outline the expatriate benefits she receives while on assignment in Shanghai. Pursuant to her updated assignment contract, Ms. Xu receives additional benefits during the term of her international assignment, including tax services support and tax equalization, home leave, and full reimbursement of education and housing expenses.

Severance and Change in Control Benefits

Since 2021, Gentherm has implemented a discretionary severance plan for U.S.-based employees to provide financial assistance to help ease the burden that may result from involuntary termination of employment (the “Severance Plan”). The Severance Plan provides for the payment, as determined by the Company in its sole discretion on a case-by-case basis, of certain benefits to active full-time or part-time employees, including the NEOs, whose employment is terminated by the Company without cause or other specified termination events. See “Named Executive Officer Compensation Tables – Potential Payments Upon Termination or Change in Control” for information regarding the terms of arrangements that provide benefits to the NEOs upon termination of employment with the Company (including upon or subsequent to a change in control).

70 | 2024 PROXY STATEMENT

The Committee believes that the Severance Plan and related agreements create a stable work environment by providing our executive officers with certain economic benefits in the event their employment is terminated not for cause and further considered these benefits important to attract executive talent to the Company. The Committee further believed the change in control benefits provided to the NEOs are appropriate to allay the uncertainty that executive officers can experience while the possibility of a change in control exists, reinforcing their need to operate in the best interests of the Company and shareholders, and provide incentive to remain at the Company through the desired retention period. The right to receive payments and benefits is subject to the NEO’s delivery and, as applicable, non-revocation of a separation agreement that contains a release of claims against the Company and other third parties.

Other than the Deferred Compensation Plan and the 401(k) Plan described below, the Company does not provide or maintain any post-retirement medical benefits, non-qualified deferred compensation plans or retirement or pension plans for the NEOs.

PSU Awards Outstanding During the Year Ended December 31, 2023

The following PSU awards were outstanding during the year ended December 31, 2023:

AWARD	RELATIVE TSR (20%) PERFORMANCE PERIOD	ROIC (20%) PERFORMANCE PERIOD	ADJUSTED EBITDA (40%) PERFORMANCE PERIOD	RELATIVE REVENUE GROWTH (20%) PERFORMANCE PERIOD
2023 Award	Three-year period ending 3/14/2026	2025	Three-year period ending 12/31/2025	Three-year period ending 12/31/2025

AWARD	RELATIVE TSR (20%) PERFORMANCE PERIOD	ROIC (40%) PERFORMANCE PERIOD	ADJUSTED EBITDA (40%) PERFORMANCE PERIOD
2022 Award	Three-year period ending 3/11/2025	2024	Three-year period ending 12/31/2024
2021 Award	Three-year period ending 3/12/2024	2023	Three-year period ending 12/31/2023

AWARD	RELATIVE TSR (50%) PERFORMANCE PERIOD	ROIC (50%) PERFORMANCE PERIOD
2020 Award	Three-year period ending 3/12/2023	2022

Determination of Earned 2020 PSU Awards (ROIC and Relative TSR)

In the first quarter of 2023, the Committee determined that: (i) 0% of the ROIC PSUs granted in 2020 were earned based on actual ROIC for 2022 of 7.75%, which was below threshold; and (ii) the Relative TSR PSUs granted in March 2020 were earned at 100% based on Relative TSR performance at the 50th percentile of the applicable Relative TSR comparison group during the three-year performance period, which was 13th out of 25 companies.

Determination of Earned 2021 PSU Awards (ROIC, Adjusted EBITDA and Relative TSR)

2021 PSUs were held by all NEOs except Mr. Sundaram, who joined the Company in September 2023. In first quarter of 2024, the Committee determined that (i) 0% of the ROIC PSUs granted in 2021 were earned based on actual ROIC performance of 12.82%, which was below threshold; (ii) 0% of the Adjusted EBITDA PSUs granted in 2021 were earned based on actual performance of $448 million; and (iii) the Relative TSR PSUs granted in March 2021 were earned at 100% based on Relative TSR performance at the 50th percentile of the applicable Relative TSR peer group during the three-year performance period, which was 13th out of 25 companies.

DEFERRED COMPENSATION PLAN

On December 31, 2018, the Company adopted the Gentherm Incorporated Deferred Compensation Plan, amended and restated effective January 1, 2019 (the “Deferred Compensation Plan”). The Deferred Compensation Plan is intended to provide retirement income benefits to participants, but is not a supplemental executive retirement program or a traditional executive pension plan.

71 | 2024 PROXY STATEMENT

The Deferred Compensation Plan is unfunded and permits participants to make annual elections to defer all or a portion of their base salary and annual bonus for the subsequent year, and to receive employer contributions, which such participants would have been able to make and receive under the Company’s existing Retirement Savings Plan (the “401(k) Plan”) but for certain salary reduction and related limitations of the Internal Revenue Code of 1986, as amended (the “Code”) . The Deferred Compensation Plan provides that key executive employees selected by the Company will be eligible to participate in such plan. All NEOs of the Company other than Mr. Stocker (not a resident of the U.S.) are eligible employees to participate. Since Mr. Sundaram joined Gentherm in the middle of the plan year, he was not eligible to participate in 2023. His first year of eligibility will be 2024. Accordingly, each eligible NEO was able to defer all or a portion of base salary and annual bonus as was eligible (at the Company’s election) to receive employer contributions, if any, under the Deferred Compensation Plan for the 2023 plan year.

Additionally, NEOs, including Mr. Eyler, who elected to participate in the Deferred Compensation Plan received employer contributions representing amounts they would have been able to receive as matching contributions under the 401(k) Plan but for certain salary reduction and related limitations of the Code. Employer contributions in 2023 were as follows: Mr. Eyler, $25,640; Mr. Anversa, $10,809; and Ms. Xu, $5,789.

Distribution of employee and employer contributions do not commence until the earlier of death, disability, date of separation from employment or a specified date selected by the participant at least two years in the future from the commencement of deferral (applies only in the case of elected participant deferrals and does not apply to the company contributions).

Performance-Based Deferred Compensation Agreement – Eyler. In addition to the above program, the Company and Mr. Eyler entered into a Deferred Compensation Agreement effective January 1, 2019 pursuant to which Mr. Eyler is eligible to receive a performance-based award under the Deferred Compensation Plan (the “Eyler DC Agreement”). The Eyler DC Agreement provides that Mr. Eyler is eligible to receive annual incentive contributions based on Company achievement of year-over-year growth in Adjusted EBITDA, defined in the same manner as the Senior Level Bonus Plan, compared to target, and that Mr. Eyler’s maximum annual incentive compensation award under the Eyler DC Agreement is 30% of his base salary in the immediately preceding calendar year.

Mr. Eyler is fully vested in all awards under this program due to his achievement of four years of continuous service from the effective date of the Eyler DC Agreement. Similar to the above, performance-based contributions made on behalf of Mr. Eyler may commence only in the following circumstances: death, disability, or date of separation from employment.

The Company contributed $316,940 to the Deferred Compensation Plan for Mr. Eyler in March 2024, comprised of $291,300 (30% of his 2023 base salary, based on the Committee’s determination of 169.6% payout of Adjusted EBITDA for 2023, aligned the approved payout for the 2023 Senior Level Bonus Plan) and the $25,640 of employer contributions noted above.

2024 INITIAL COMPENSATION DECISIONS

2023 Equity Incentive Plan. In May 2023, our shareholders approved the adoption of the Gentherm Incorporated 2023 Equity Plan, which were used for ad hoc awards and the new hire award to Mr. Sundaram in 2023, and will be used for our annual equity awards beginning in 2024. See “Named Executive Officer Compensation Tables—Grants of Plan-Based Awards in 2023—Narrative Discussion of Grants of Plan-Based Awards in 2023” for a summary of key terms and features of such plan.

Base Salaries. The Committee approved increases ranging from approximately 3% to 6% for the NEOs.

Target Bonus. The Committee maintained the target bonuses (as a percentage of base salary) for each of the NEOs for 2024.

Target Equity Grant Value. Based on a review of market data and to enhance retention, the Committee increased target annual equity award grant values by approximately 21% for Mr. Anversa and 29% for Mr. Stocker and Ms. Xu; while the Committee did not change the target annual equity award grant values of Mr. Eyler and Mr. Sundaram. The 2024 target annual equity awards include 70% and 60% of target value being delivered via PSUs and 30% and 40% being delivered via RSUs for Mr. Eyler and the other NEOs, respectively (no change as compared to 2023).

2024 Senior Level Bonus Plan and Equity Awards. In 2024, the Committee approved revisions to the incentive plans that continue the journey of balancing shareholder interests in an environment of continued macroeconomic, geopolitical and industry volatility by reducing the number of metrics and the duplication of metrics. This change allows the management team to focus on core financial metrics that bring shareholder value over the short- and long-term.

The 2024 Senior Level Bonus Plan includes three performance goals that payout independently, each with a payout at threshold (50%), target (100%) and maximum (200%), and interpolation for achievement in-between, with the following weighting:

72 | 2024 PROXY STATEMENT

○	Adjusted EBITDA (40% weighted) – maintained weighting from 2023
○	Revenue (40% weighted) – increased weighting from 20% in 2023
○	Strategic goals (20% weighted) – maintained weighting and operating performance metrics from 2023
○	Removed Relative Automotive Revenue Growth as a performance metric

The PSU award program in 2024 includes two performance goals that payout independently, each with a payout at threshold (50%), target (100%) and maximum (200%), and interpolation for achievement in-between, with the following weighting:

○	Year-over-year expansion of Adjusted EBITDA Margin Rate (75% weighted) – increased weighting from 40% in 2023

■	Replaced three-year cumulative Adjusted EBITDA with the achievement of the expansion of the Company’s Adjusted EBITDA Margin Rate

■	Goals are set and measured each year using a constant growth methodology over three years (with 25% weighting for 2024, 2025, 2026 and pre-set goal for 2026); provided however, if performance in any one year exceeds the maximum, the following year’s threshold will be set at the prior year’s maximum and not the actual results (to continue to motive performance above maximum levels)

○	Three-year average of the annual year-over-year Relative Automotive Revenue Growth (25% weighted) – increased weighting from 20% in 2023

■	Revised definition allows the Committee to approve reasonable adjustments based on significant changes to regional and customer mix shifts during the performance period

○	Removed Relative TSR as an independent performance metric and utilized instead as a PSU payout modifier based on the Company’s actual TSR performance against the Company’s TSR peer group

■	If performance is below the 25th percentile, the PSU award payout will be downward modified by 25%

■	If performance is at or above the 75th percentile, the PSU award payout will be upward modified by 25%

■	There is no modification if performance is between the 25th percentile and less than the 75th percentile

■	Maintains definition of Relative TSR and the current TSR peer group

○	Removed ROIC from the PSU program

73 | 2024 PROXY STATEMENT

PROCESS FOR MAKING COMPENSATION DETERMINATIONS

Management Recommendations on Non-CEO Compensation Matters

In determining the compensation of executive officers other than Mr. Eyler, the Committee receives significant input and recommendations from Mr. Eyler and Ms. Runyon, the Company’s Chief Human Resources Officer. These persons have the most involvement in, and knowledge of, the Company’s business goals, strategies and performance, the overall effectiveness of the management team, each person’s individual contribution to the Company’s performance and appropriate alignment with additional human capital management considerations. No executive officer provides input or participates in the deliberation of the Committee with respect to such person’s own compensation. Management also provides the Committee with information regarding the individual’s experience, current performance, potential for advancement and other subjective factors. The Committee retains the discretion to modify the recommendations of management and reviews such recommendations for their reasonableness based on individual and Company performance, retention and incentive needs, internal pay equity, shareholder and strategic considerations, succession planning and market information.

The Committee works with management to set the agenda for Committee meetings and regularly invites Mr. Eyler and Ms. Runyon to attend such meetings. The Committee also meets regularly in executive session to discuss compensation issues generally outside the presence of management and to review the performance and determine the compensation of Mr. Eyler.

Continuing Use of Independent Third-Party Consultant

The Committee re-engaged ClearBridge as its independent compensation consultant for the 2023 NEO compensation program, including to: evaluate and assist in selecting an appropriate peer group; benchmark our executive compensation programs against the peer group and general market survey data; provide input on our executive compensation plan design and equity usage and allocation; assist with the Committee’s compensation risk assessment; and provide information regarding general compensation market trends.

The Committee determined to conduct a competitive search process for its compensation consultation services in May 2023. The Committee had engaged ClearBridge as its compensation consultant since 2018, and ended such engagement in June 2023. ClearBridge generally completed its work plan for the 2023 NEO compensation program, except for the matters noted below.

Following a search process that included six outside consulting firms, the Committee selected Meridian as its new independent compensation consultant, effective July 2023. Although Meridian’s work plan primarily related to the 2024 NEO compensation program, it did assist in 2023 with the Committee’s compensation risk assessment, provide information regarding general compensation market trends and address the implementation of the adjustment policy for the Senior Level Bonus Plan.

74 | 2024 PROXY STATEMENT

Use of Peer and Survey Data to Ensure Reasonable Compensation

The Committee utilized a combination of peer group benchmarking and general market survey data in setting 2023 compensation for Messrs. Eyler and Anversa and only market survey data for the other NEOs. The Committee does not target a certain percentile, but uses the 25th, 50th and 75th percentiles as reference points.

In establishing the 2023 NEO compensation program, the Committee replaced Superior Industries International, Inc. (SUP) with Visteon Corporation (VC) due to Superior’s continued decline in market cap. The Committee considered the following companies to be comparable to Gentherm based on revenue, enterprise value and industry.

CTS Corporation (CTS)	Dorman Products, Inc. (DORM)	Fabrinet (FN)

Fox Factory Holding Corp. (FOXF)	Gentex Corp. (GNTX)	Kimball Electronics, Inc. (KE)

LCI Industries (LCII)	Littelfuse, Inc. (LFUS)	Methode Electronics, Inc. (MEI)

Modine Manufacturing Company (MOD)	Standard Motor Products, Inc. (SMP)	Stoneridge, Inc. (SRI)

Visteon Corporation (VC)

COMPENSATION POLICIES

Stock Ownership Guidelines

Our Chief Executive Officer is required to own shares of our common stock having a value equal to 300% of base salary, and other executive officers and designated employees are required to own shares of our common stock have a value equal to 100% of base salary. Non-executive directors are required to own common stock having a value of at least five times the base annual cash retainer (excluding other additional cash retainers).

The guidelines require that all designated participants retain all shares that vest pursuant to equity awards granted by the Company until the ownership level above is met.

Shares included for compliance include shares held by such person individually, jointly or indirectly with such person’s family members, or in a trust for the economic benefit of such person or family members, and the value of unvested restricted stock, RSUs and earned (but unvested) PSUs also are included for purposes of the compliance test.

The Committee is responsible for reviewing any non-compliance with the stock ownership requirements and has the discretion to enforce the requirements. Compliance with the stock ownership requirement is computed on or about May 31 each year and is based on the 30-trading day average closing price of our common stock on such date. As of May 31, 2023, no executive officers were below the ownership guideline.

Compensation Risk Assessment

The Committee oversees a risk assessment of the Company’s compensation programs. In 2023, management and Meridian reviewed all Company-wide programs and policies, discussed the design features, assessed the levels of risk of such programs and presented key findings and observations to the Committee. The compensation programs of Alfmeier and Dacheng, two companies acquired by the Company in 2022, also were included in this assessment for the first time in 2023. The Committee concluded, based on the assessment, that our compensation programs and policies do not encourage excessive risk-taking behaviors that are reasonably likely to have a material adverse effect on the Company. The Committee believes that the Company’s incentive compensation programs contain appropriate risk mitigation and governance features to align executives with long-term shareholder value creation, including implementation of a clawback policy, stock ownership guidelines and prohibitions on hedging and pledging.

Timing and Pricing of Equity Grants

The Committee does not coordinate the timing of equity grants with the release of material non-public information. The Committee generally grants equity awards for executive officers on an annual basis in the first quarter of the year in an open trading window (if available) based upon a pre-determined schedule approximately a year in advance, and for new hires on a pre-determined date once per month around the hire date.

To minimize the impact of stock price volatility on the size of equity grants to our executive officers in 2023, the Committee divided target award values by the 30-day trailing average closing prices (rather than the grant date closing price) to determine the number of shares underlying each award.

75 | 2024 PROXY STATEMENT

In accordance with the 2023 Equity Plan, the exercise or base price of stock option or stock appreciation rights (“SAR”) awards will be at least 100% of the fair market value of our common stock on the grant date (which is not earlier than the date the Committee approves such award). The Committee is authorized to modify, extend or renew outstanding stock options or SARs or accept the cancellation or surrender of such awards. However, the 2023 Equity Plan prohibits direct repricings (lowering the exercise price of a stock option or the base price of a SAR) and indirect repricings (cancelling an outstanding stock option or SAR and granting a replacement or substitute stock option or SAR with a lower exercise or base price, or otherwise exchanging such awards for cash, stock options, SARs or other awards).

Prohibition on Hedging and Pledging

In addition to the restrictions set forth in SEC regulations, the Company’s Securities Trading Policy prohibits our employees (including officers) or directors from hedging Company securities or engaging in transactions of Company securities for speculative purposes. The policy also prohibits pledging Company securities or holding Company securities in a margin account.

Clawback Policy

Prior Policy (Effective through November 8, 2023). Under the Company’s prior Clawback Policy, in the event the Company was required to make an accounting restatement to correct an error that is material to its previously issued financial statements under applicable securities laws, and the Committee determined that any bonus, retention award, or incentive compensation had, based on the erroneous financial statements, been paid to any executive officer who knowingly or through gross negligence engaged in the activity that caused such restatement to be necessary, or who knowingly or through gross negligence failed to prevent such activity, the Committee had the discretion to take such action as it deems necessary to recover the compensation so paid, remedy the misconduct, and prevent its recurrence. The prior Clawback Policy gave the Committee authority to seek reimbursement of bonuses, retention awards, and other incentive compensation paid to an affected executive officer, cancellation of any equity awards granted to such officer, and reimbursement of any gains realized by such officer on the exercise of rights attributable to such awards. The amount recoverable in each case was limited to the extent to which such bonus, retention award, or amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement. The recovery period under the prior Clawback Policy was three full years preceding and including the date the Board concluded, or reasonably should have concluded based on evidence available to it, that the Company’s financial statements contained a material error.

Current Policy (Effective beginning November 9, 2023). As required by the listing standards adopted by Nasdaq as a result of SEC rulemaking, the Board recently adopted a new Policy for the Recovery of Erroneously Awarded Compensation. The policy provides that the Company must promptly recover specified incentive-based compensation that is received by our executive officers on or after October 2, 2023, regardless of fault or misconduct, upon specified accounting restatements of the Company’s financial statement that resulted in such persons receiving an amount that exceeded the amount that would have been received if based on the restated financial statements. There are limited exceptions to the recovery requirement as set forth in the listing standards. Incentive-based compensation is defined as any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure. The subject compensation will be determined without regard to any net settlement of, or taxes paid or payable or withheld on, such compensation, but there will not be any duplicative recovery by the Company. As specified in the listing standards, the Company cannot indemnify, or pay or reimburse for insurance for, an executive officer for recoveries under this policy.

The recovery period under the policy is three full years preceding the date the Board or a Board Committee concludes, or reasonably should have concluded, that an accounting restatement is required. If applicable, the Company will provide the current or former executive officer with a written demand for repayment or return and the method thereof. If such repayment or return is not made when due, the policy provides that the Company will take all reasonable and appropriate actions to recover such erroneously awarded compensation from such person.

TAX AND ACCOUNTING IMPLICATIONS

Deductibility of Executive Compensation

Section 162(m) of the Code provides that annual compensation in excess of $1 million paid to a “covered employee” (which generally includes the chief executive officer, chief financial officer and certain other current or former NEOs) is not deductible by the Company for federal income tax purposes. To maintain flexibility in compensating the Company’s executive officers to meet a variety of objectives, the Committee reserves the right to compensate Company executives in amounts deemed appropriate and competitive, regardless of whether such compensation is deductible for federal income tax purposes. Section 162(m) of the Code is expected to prevent the Company from deducting a portion of the compensation paid to our NEOs in 2024.

76 | 2024 PROXY STATEMENT

Nonqualified Deferred Compensation

Section 409A of the Code provides that amounts deferred under nonqualified deferred compensation arrangements will be included in an employee’s income when paid, as well as be subject to additional taxes, penalties and interest, unless certain requirements under Section 409A are complied with. The Company believes that its compensation arrangements satisfy, or are exempt from, the requirements of Section 409A.

Change in Control Payments

If a company makes “parachute payments,” Section 280G of the Code prohibits the company from deducting the portion of the parachute payments constituting “excess parachute payments” and Section 4999 of the Code imposes on the payee a 20% excise tax on the excess parachute payments. For this purpose, parachute payments generally are defined as payments to specified persons that are contingent upon a change in control in an amount equal to or greater than three times the person’s base amount (i.e., the five-year average Form W-2 compensation). The excess parachute payments, which are nondeductible and subject to a 20% excise tax, equal the portion of the parachute payments that exceeds one times the payee’s base amount. If a covered employee receives excess parachute payments in any year, the $1 million deduction limitation applicable to the covered employee for such year under Section 162(m) of the Code is reduced (but not below zero) by the amount of the excess parachute payments.

The employment contracts with our NEOs and the Company’s equity incentive plans may entitle participants to receive payments in connection with a change in control that may result in excess parachute payments. The Company is not obligated to pay any tax gross-ups with respect to the excise tax imposed on any person who receives excess parachute payments.

77 | 2024 PROXY STATEMENT

COMPENSATION AND TALENT COMMITTEE REPORT

The Compensation and Talent Committee has reviewed and discussed the Compensation Discussion & Analysis (“CD&A”) in this proxy statement with management, including Messrs. Eyler and Anversa. Based on such review and discussion, the Compensation and Talent Committee recommended to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the proxy statement for the 2024 annual meeting.

The Compensation and Talent Committee

John Stacey, Chair
Charles Kummeth
Betsy Meter

The foregoing report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

78 | 2024 PROXY STATEMENT

NAMED EXECUTIVE OFFICER
COMPENSATION TABLES

SUMMARY COMPENSATION TABLE FOR 2023

The table below summarizes the total compensation paid to or earned by the NEOs in 2023, 2022 and 2021.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)(1)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	ALL OTHER COMPENSATION ($)(4)	TOTAL ($)
Phillip M. Eyler President and Chief Executive Officer	2023	959,500	—	4,694,643	1,566,951	351,397	7,572,491
	2022	911,250	—	3,499,553	786,250	205,733	5,408,566
	2021	862,500	—	3,801,502	1,000,500	308,475	5,972,977
Matteo Anversa Executive Vice President of Finance, Chief Financial Officer and Treasurer	2023	592,940	—	1,451,862	619,908	36,839	2,701,549
	2022	555,511	300,000	693,348	306,335	37,025	1,892,219
	2021	537,425	—	712,854	326,340	33,750	1,610,369
Hui (Helen) Xu Senior Vice President and General Manager, Asia Automotive	2023	470,150	—	726,034	428,999	633,967	2,259,149
	2022	442,442	—	520,002	204,036	498,043	1,664,523*
	2021	396,550	—	475,223	200,200	258,299	1,330,271
Vishnu Sundaram(5) Senior Vice President and Chief Technology Officer	2023	153,353	849,248	760,063	134,982	6,550	1,904,196
Thomas Stocker(6) Senior Vice President and General Manager, Europe Automotive	2023	492,941	—	726,034	451,865	30,639	1,701,479
	2022	467,178	—	520,002	210,620	36,827	1,234,864
	2021	488,685	—	594,118	246,135	32,800	1,361,738

(1)	In accordance with his new hire offer, Mr. Sundaram received a cash sign-on bonus of $375,000 and a make-whole cash bonus of $474,248 to address a repayment agreement with his former employer. These items were crucial to his successful hire, and the make-whole cash bonus was equivalent to the compensation forfeited from his previous employer.

(2)	Amounts reported reflect the aggregate grant date fair value of RSUs and PSUs granted to the NEOs under the 2013 Equity Plan (except grants to Mr. Sundaram, which were made under the 2023 Equity Plan). For Mr. Eyler for 2023 and 2022, 30% of the awards are time-vested RSUs and 70% are PSUs. For Mr. Eyler for 2021 and for all other NEOs for all applicable years, 40% of the awards are time-vested RSUs and 60% are PSUs. For 2023, 20% of such PSUs are earned based on achievement of each of Relative TSR, ROIC and Relative Revenue Growth, and 40% are earned based on achievement of Adjusted EBITDA. As a new hire, Mr. Sundaram received 100% time- based RSUs for his 2023 equity award.

Under FASB ASC Topic 718, the provisions of the PSUs that vest upon the achievement of Relative TSR are considered a market condition, and therefore the effect of that market condition is reflected in the grant date fair value for this portion award. A third party was engaged to complete a Monte Carlo simulation to account for the market condition. That simulation takes into account the beginning stock price of our common stock, the expected volatilities for the TSR comparator group, the expected volatilities for the Company’s stock price, correlation coefficients, the expected risk-free rate of return and the expected dividend yield of the Company and the comparator group. The single grant-date fair value computed by this valuation method is recognized by the Company in accounting for the awards regardless of the actual future outcome of the Relative TSR feature. Therefore, there is no separate maximum grant-date fair value reported with respect to the Relative TSR PSUs.

79 | 2024 PROXY STATEMENT

Each of ROIC, Relative Revenue Growth and Adjusted EBITDA is considered a performance condition and the grant-date fair value used in this table for ROIC, Relative Revenue Growth and Adjusted EBITDA PSUs corresponds with management’s expectation of the probable outcome of the performance condition as of the grant date. The grant date fair value of these PSUs are calculated as the closing price of our common stock as quoted on Nasdaq on the grant date multiplied by the target number of shares subject to the award. The maximum grant-date fair value for the ROIC, Relative Revenue Growth and Adjusted EBITDA PSUs granted in 2023 are as follows:

-	Mr. Eyler, $1,260,036 for ROIC and Relative Revenue Growth (compared to $630,018 for each such measure in the table) and $2,519,935 for Adjusted EBITDA (compared to $1,259,967 for such measure in the table)

-	Mr. Anversa, $335,973 for ROIC and Relative Revenue Growth (compared to $167,987 for each such measure in the table) and $671,946 for Adjusted EBITDA (compared to $335,973 for such measure in the table)

-	Ms. Xu and Mr. Stocker, $167,987 for ROIC and Relative Revenue Growth (compared to $83,993 for each such measure in the table) and $335,973 for Adjusted EBITDA (compared to $167,987 for such measure in the table)

The grant date fair value of the RSUs are calculated as the closing price of our common stock as quoted on Nasdaq on the grant date multiplied by the number of shares subject to the award.

(3)	Amounts reported for each year reflect non-equity incentive compensation earned in that year, although paid in the subsequent year. Bonuses under the 2023 Senior Level Bonus Plan were paid in March 2024. All amounts reported for 2023, 2022 and 2021 represent payments under the Senior Level Bonus Plan for such year.

(4)	The table below details the amounts reported as all other compensation for 2023.

In connection with her international assignment in China, Ms. Xu’s automobile amount below also includes the services of a driver, and the amounts reported as temporary relocation benefits include tax preparation services and reimbursement for education and housing expenses.

The tax benefits reported below reflect $466,190 in foreign tax obligations and $14,570 in tax equalization payments to Ms. Xu related to her international assignment.

NAME	DEFERRED COMPENSATION PLAN ($)	RETIREMENT AND HSA MATCHING ($)	AUTOMOBILE LEASE OR ALLOWANCE ($)	MOBILE PHONE ALLOWANCE ($)	MEMBERSHIP & SUBSCRIPTION FEES ($)	TEMPORARY RELOCATION BENEFITS ($)	TAX BENEFITS ($)
Phillip M. Eyler	316,940	9,793	24,000	600	64	—	—
Matteo Anversa	10,809	13,430	12,000	600	—	—	—
Hui (Helen) Xu	5,789	9,312	45,938	600	—	91,569	480,760
Vishnu Sundaram	—	2,350	4,000	200	—	—	—
Thomas Stocker	—	15,019	13,502	2,118	—	—	—

(5)	Mr. Sundaram joined Gentherm in September 2023; as a result, his salary and bonus were prorated for the partial year.

(6)	All cash payments reported for Mr. Stocker were paid in Euros and were converted to US Dollars for purposes of this table. In 2023, 2022 and 2021, we used the average exchange rate of EUR 1 = 1.09 USD, EUR 1 = 1.09 USD and EUR 1 = 1.183 USD, respectively.

*	The above table reflects a revised "Total" amount for Ms. Xu for 2022, which was 1,664,523 but was inadvertently disclosed as 1,644,523 in Summary Compensation Table of our previously filed Definitive Proxy Statement on Schedule 14A.

80 | 2024 PROXY STATEMENT

Narrative Discussion of Summary Compensation Table

Employment Contracts

We typically enter into employment contracts with our NEOs that summarize basic terms of their employment, including their initial base salaries, sign-on bonus, if any, benefits and participation in the Senior Level Bonus Plan and long-term incentive program. The employment contracts do not provide for a fixed duration, and our NEOs are at-will employees of the Company.

In 2021, we implemented the Severance Plan for U.S.-based employees and we amended the employment contracts with our NEOs then employed (other than Mr. Eyler) to address severance and change in control termination benefits. The Company did not amend its terms of employment with Mr. Eyler since his employment contract includes severance benefits and enhanced severance benefits upon termination following a change in control (i.e., a double trigger). See “Named Executive Officer Compensation Tables – Potential Payments Upon Termination or Change in Control” for information regarding the potential payments and benefits payable to our NEOs following a termination of employment under their employment agreements, including as a result of such amendments.

NEO	EMPLOYMENT AGREEMENT OR OFFER LETTER
Mr. Eyler

—   On September 18, 2017, the Company and Mr. Eyler entered into a written agreement concerning Mr. Eyler’s employment (the “Eyler Contract”).

—   The Eyler Contract provides for an initial annual base salary of $750,000, subject to periodic review and increase, eligibility for bonus compensation, with a target bonus of 100% of annual base salary, and other ancillary benefits, such as paid vacation, use of a Company-leased automobile and health and welfare benefits, generally consistent with those provided to other Company executive officers.

Mr. Anversa

—   On October 22, 2018, the Company and Mr. Anversa entered into a written agreement concerning Mr. Anversa’s employment (the “Anversa Contract”).

—   The Anversa Contract provides for an initial annual base salary of $500,000, subject to periodic review and increase, eligibility for bonus compensation, with a target bonus of 60% of annual base salary, and other ancillary benefits, such as paid vacation, use of a Company-leased automobile and health and welfare benefits, generally consistent with those provided to other Company executive officers.

—   The Company reimbursed Mr. Anversa for the costs of relocating his principal residence to the Northville, Michigan area in accordance with the Company’s policy applicable to other Company executive officers. Under the terms of the Anversa Contract, Mr. Anversa received a make-whole bonus of $550,000.

Ms. Xu

—   On August 6, 2019, the Company extended a letter of employment to Ms. Xu.

—   The Xu offer letter provided an initial base salary of $385,000, eligibility for bonus compensation, with a target bonus of 50% of annual base salary, eligibility for equity compensation at the discretion of the Board, generally on the same terms and conditions as other executive officers, other ancillary benefits, including benefits under the Company’s welfare benefit programs generally as provided to other executive officers.

—   In June 2023, Ms. Xu received an updated assignment contract to more clearly outline the expatriate benefits she receives while on assignment in Shanghai. Pursuant to her updated assignment contract, Ms. Xu receives additional benefits during the term of her international assignment, including tax services support and tax equalization, home leave, and full reimbursement of education and housing expenses.

Mr. Sundaram

—   Effective August 31, 2023, the Company and Mr. Sundaram executed a written offer letter concerning Mr. Sundaram’s employment (the “Sundaram Contract”).

—   The Sundaram Contract provides for an initial annual base salary of $470,000, eligibility for bonus compensation, with a target bonus of 70% of annual base salary, eligibility for equity compensation at the discretion of the Board, generally on the same terms and conditions as other executive officers, and other ancillary benefits, including benefits under the Company’s welfare benefit programs generally as provided to other executive officers. Both Mr. Sundaram’s salary and bonus were prorated in 2023.

—   Mr. Sundaram received a cash sign-on bonus of $375,000 and a make-whole cash bonus of $474,248 to address a repayment agreement with his former employer, and he is eligible to receive an additional cash sign-on and retention bonus of $100,000 on the second anniversary of his hire date.

—   On February 5, 2024, the Company and Mr. Sundaram entered into a First Amendment to the Sundaram Contract to address certain severance terms that were intended to be included in the initial offer letter. The amendment is effective August 31, 2023 and provides for Mr. Sundaram’s participation in the Company’s Severance Pay Plan for Eligible Employees of Gentherm Incorporated, subject to the terms and conditions thereof.

81 | 2024 PROXY STATEMENT

Mr. Stocker

—   On July 5, 2019, Gentherm GmbH and Mr. Stocker entered into a written agreement concerning Mr. Stocker’s employment (the “Stocker Contract”).

—   The Stocker Contract provides for an initial annual base salary of €400,000 (approximately $436,000, based on the 2022 average Euro to U.S. Dollar exchange rate of 1.09 in 2022), eligibility for bonus compensation, with a target bonus of 50% of annual base salary and other ancillary benefits, such as paid vacation and use of a Company-owned automobile, generally consistent with those provided to other Company executive officers.

82 | 2024 PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS IN 2023

The following table provides information about equity and non-equity awards granted to the NEOs in 2023. All equity awards were made under the Gentherm Incorporated 2013 Equity Incentive Plan (“2013 Equity Plan”).

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)
NAME	GRANT DATE	BOARD APPROVAL DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)		GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(7)
Phillip M. Eyler	—	(1)	24,275	1,213,750	2,427,500	—	—	—	—	—
	3/14/2023(2)	3/14/2023	—	—	—	4,598	9,196	18,392	—	824,513
	3/14/2023(3)	3/14/2023	—	—	—	4,598	9,196	18,392	—	630,018
	3/14/2023 (4)	3/14/2023	—	—	—	4,598	9,196	18,392	—	630,018
	3/14/2023 (5)	3/14/2023	—	—	—	9,196	18,391	36,782	—	1,259,967
	3/14/2023 (6)	3/14/2023	—	—	—	—	—	—	19,707	1,350,127
Matteo Anversa	—	(1)	9,604	480,177	960,354	—	—	—	—	—
	3/14/2023(2)	3/14/2023	—	—	—	1,226	2,452	4,904	—	219,846
	3/14/2023 (3)	3/14/2023	—	—	—	1,226	2,452	4,904	—	167,987
	3/14/2023 (4)	3/14/2023	—	—	—	1,226	2,452	4,904	—	167,987
	3/14/2023 (5)	3/14/2023	—	—	—	2,452	4,904	9,808	—	335,973
	3/14/2023 (6)	3/14/2023	—	—	—	—	—	—	8,175	560,069
Hui (Helen) Xu	—	(1)	6,646	332,300	664,600	—	—	—	—	—
	3/14/2023 (2)	3/14/2023	—	—	—	613	1,226	2,452	—	109,923
	3/14/2023(3)	3/14/2023	—	—	—	613	1,226	2,452	—	83,993
	3/14/2023 (4)	3/14/2023	—	—	—	613	1,226	2,452	—	83,993
	3/14/2023 (5)	3/14/2023	—	—	—	1,226	2,452	4,904	—	167,987
	3/14/2023 (6)	3/14/2023	—	—	—	—	—	—	4,089	280,137
Vishnu Sundaram	—	(1)	2,091	104,556	209,112	—	—	—	—	—
	9/26/2023 (6)	9/26/2023	—	—	—	—	—	—	13,017	692,244
Thomas Stocker	—	(1)	7,000	350,012	700,024	—	—	—	—	—
	3/14/2023(2)	3/14/2023	—	—	—	613	1,226	2,452	—	109,923
	3/14/2023(3)	3/14/2023	—	—	—	613	1,226	2,452	—	83,993
	3/14/2023 (4)	3/14/2023	—	—	—	613	1,226	2,452	—	83,993
	3/14/2023 (5)	3/14/2023	—	—	—	1,226	2,452	4,904	—	167,987
	3/14/2023 (6)	3/14/2023	—	—	—	—	—	—	4,089	280,137

(1)	Represents possible payouts under the Company’s 2023 Senior Level Bonus Plan. Threshold performance reflects earned performance at the threshold level solely for the Increase in Renewable Energy Share, which equals 2% of the target bonus. Mr. Sundaram joined Gentherm in September 2023; as a result, his target bonus was prorated for the partial year. Actual bonuses earned for 2023 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for 2023.

83 | 2024 PROXY STATEMENT

(2)	PSUs that are earned and vest based on Relative TSR performance metric.

(3)	PSUs that are earned and vest based on ROIC performance metric.

(4)	PSUs that are earned and vest based on Relative Revenue Growth metric.

(5)	PSUs that are earned and vest based on Adjusted EBITDA performance metric.

(6)	Time-vested RSUs.

(7)	The PSUs granted on March 14, 2023 that vest based on Relative TSR had a grant-date fair value of $89.66 per target share, as computed under FASB ASC Topic 718 using a Monte Carlo simulation. The PSUs granted on March 14, 2023 that vest based on ROIC, Relative Revenue Growth and Adjusted EBITDA, and the RSUs granted on March 14, 2023 that are time-vested, have a grant-date fair value of $68.51 per share (per target share, with respect to ROIC, Relative Revenue Growth and Adjusted EBITDA PSUs), which was the closing price of our common stock as quoted on Nasdaq on the grant date. The RSUs granted on September 26, 2023 have a grant-date fair value of $53.18. See Note 2 to the Summary Compensation Table for 2023.

Narrative Discussion of Grants of Plan-Based Awards in 2023

PSUs – Relative TSR. 20% of the grant value of PSUs awarded to the NEOs in 2023 will be earned and vest based upon Relative TSR, defined as stock price appreciation plus reinvested dividends, versus a custom comparator group at the end of three years, provided such person’s employment is continuing on such earning and vesting date. The beginning stock price for the Relative TSR performance goal is equal to the closing stock price for the Company’s common stock on the Relative TSR PSU’s grant date and will be compared to the 20-trading-day average closing stock price for the common stock ending on the third anniversary of the grant date. The Relative TSR PSUs are earned from 50% to 200% of target based on actual performance, which thereafter represents the right to receive one share of the Company’s common stock for each PSU.

PSUs – ROIC. 20% of the grant value of PSUs awarded to the NEOs in 2023 will be earned and vest based upon ROIC measured in 2025, provided such person’s employment continues on such earning and vesting date. The ROIC PSUs are earned from 50% to 200% of target based on actual performance, which thereafter represents the right to receive one share of the Company’s common stock for each PSU.

PSUs – Adjusted EBITDA. 40% of the grant value of PSUs awarded to the NEOs in 2023 will be earned and vest based upon three- year cumulative Adjusted EBITDA, provided such person’s employment continues on such earning and vesting date. The Adjusted EBITDA PSUs are earned from 50% to 200% of target based on actual performance, which thereafter represents the right to receive one share of the Company’s common stock for each PSU.

PSUs – Relative Revenue Growth. 20% of the grant value of PSUs awarded to the NEOs in 2023 will be earned and vest based upon achievement of a targeted three-year average of the annual year-over-year relative automotive product revenue growth, adjusted for foreign currency translation, compared to the S&P Global light vehicle production in the Company’s relevant markets, which include North America, Europe, China, Japan and Korea.

Time-Vested RSUs. The time-vested RSUs awarded to the NEOs in 2023 vest in three equal installments on the first through third anniversaries of the grant date, provided such person’s employment continues on the applicable vesting date. Each time-vested RSU represents the right to receive one share of the Company’s common stock upon vesting.

2023 Equity Incentive Plan. In May 2023, our shareholders approved the adoption of the Gentherm Incorporated 2023 Equity Plan. The 2023 Equity Plan allows the Company to continue to offer equity awards to employees (including officers and directors who are also employees), non-employee directors, consultants and advisors of the Company and its subsidiaries (each a “Participant” and collectively the “Participants”) in the best interests of the Company and its shareholders. Equity awards are an important component of our compensation programs, and allow us to recruit and retain Participants in a competitive market. The Share Limit (defined below) was aligned with our peer group and broad market practices, and allows us to make awards for the next few years.

84 | 2024 PROXY STATEMENT

2023 Equity Plan Design Features | The term of the plan is ten years from shareholder approval, or May 23, 2033.

AWARD TYPES	AVAILABLE SHARES	SHARE COUNTING
Stock options (including nonqualified stock options and incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance stock units, performance units, and other awards based on or related to shares of common stock (each an “Award” and collectively the “Awards”).	The number of shares of common stock that may be issued pursuant to Awards under the 2023 Equity Plan is (i) 3,730,000 shares of common stock, plus (ii) shares of common stock subject to outstanding Awards under the 2013 Equity Plan (as of the effective date of the 2023 Equity Plan) that, after such effective date, are forfeited, surrendered, terminated (other than by exercise), cancelled, lapsed or reacquired by the Company prior to vesting, without the delivery of any shares of common stock, and otherwise comply with the recycling provisions of the 2013 Equity Plan and 2023 Equity Plan (the “Share Limit”).	Awards of stock options and stock appreciation rights count against the Share Limit as 1.00 share of common stock for each share of common stock covered by such Awards and all other Awards payable in shares of common stock will count against the Share Limit as 1.85 shares of common stock for each share of common stock covered by such Awards.
NO DIVIDENDS OR DIVIDEND EQUIVALENTS	MINIMUM VESTING	NO LIBERAL SHARE RECYCLING
No dividend or dividend equivalent payments are paid on any unvested Awards, stock options or SARs. Generally, restricted stock, RSUs and PSUs only will receive dividends or dividend equivalent payments upon vesting of the Awards. Stock options and SARs are not eligible to receive dividends or dividend equivalents.	New Awards have a minimum vesting period of one year from the grant date, with an exception for shares representing 5% of the Share Limit and substitute awards from an acquisition.	The following shares will not be added back to the Share Limit: (i) shares that are delivered to or withheld by the Company to pay the exercise price or strike price of stock options or SARs, respectively, or used to cover withholding taxes for any Award; (ii) shares repurchased on the open market with the proceeds of a stock option exercise; and (iii) shares not issued upon the net settlement or net exercise of stock options or SARs.
NO EVERGREEN INCREASE OF THE SHARE LIMIT	SHAREHOLDER APPROVAL FOR REPRICING	NO DISCOUNTED STOCK OPTIONS OR SARS
The 2023 Equity Plan does not include an automatic share replenishment feature, and therefore the Company will continue to seek shareholder approval for future increases in the Share Limit.	The 2023 Equity Plan prohibits repricing or exchange of underwater stock options without shareholder approval.	The 2023 Equity Plan prohibits granting stock options or SARs with an exercise price or strike price, respectively, less than the fair market value of our common stock on the grant date.
CERTAIN AWARDS SUBJECT TO CLAWBACK POLICY	NO TRANSFERABILITY OF AWARDS GENERALLY	NO LIBERAL CHANGE IN CONTROL DEFINITION
Any Awards granted under the 2023 Equity Plan are subject to the Company’s clawback policy, which is applicable to our executive officers and overseen by the Compensation and Talent Committee.	Awards generally cannot be transferred except by will or the laws of descent and distribution, subject to limited approvals that may be approved by the Compensation and Talent Committee; provided, unless approved by shareholders, no Award can be transferred for value and no stock option or SAR can be transferred to a third-party financial institution.	The definition of Change in Control in the 2023 Equity Plan does not include events where an actual change in control of the Company may not occur (e.g., commencement or announcement of a tender offer or shareholder approval of a merger).

85 | 2024 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2023

The following table presents information on the unexercised option awards and unvested stock awards held by the NEOs as of December 31, 2023.

						STOCK AWARDS
		OPTION AWARDS(1)						EQUITY	EQUITY INCENTIVE PLAN
								INCENTIVE PLAN	AWARDS:
								AWARDS:	MARKET OR
								NUMBER OF	PAYOUT VALUE
		NUMBER OF SECURITIES				NUMBER OF	MARKET VALUE	UNEARNED	OF UNEARNED
		UNDERLYING UNEXERCISED OPTIONS				SHARES OR	OF SHARES OR	SHARES, UNITS	SHARES, UNITS
		(#)				UNITS	UNITS OF	OR OHER	OR OTHER
				OPTION		OF STOCK THAT	STOCK THAT	RIGHTS THAT	RIGHTS THAT
				EXERCISE	OPTION	HAVE NOT	HAVE NOT	HAVE NOT	HAVE NOT
				PRICE	EXPIRATION	VESTED	VESTED	VESTED	VESTED
NAME	GRANT DATE	EXERCISABLE	UNEXERCISABLE	($)	DATE	(#)(2)	($)(3)	(#)(4)	($)(3)

Phillip M. Eyler	12/4/2017	134,684	—	35.50	12/04/2024	—	—	—	—
	3/12/2021	—	—	—	—	6,015	314,945	5,413	283,425
	3/11/2022	—	—	—	—	9,530	498,991	30,015	1,571,585
	3/14/2023	—	—	—	—	19,707	1,031,859	82,762	4,333,418
Matteo Anversa	3/12/2021	—	—	—	—	1,128	59,062	1,015	53,145
	3/11/2022	—	—	—	—	2,542	133,099	5,146	269,418
	3/14/2023	—	—	—	—	8,175	428,043	22,068	1,155,480
Hui (Helen) Xu	3/12/2021	—	—	—	—	752	39,375	677	35,448
	3/11/2022	—	—	—	—	1,906	99,798	3,859	202,057
	3/14/2023	—	—	—	—	4,089	214,100	11,034	577,740
Vishnu Sundaram	9/26/2023	—	—	—	—	13,017	681,570	—	—
Thomas Stocker	3/12/2021	—	—	—	—	940	49,218	846	44,297
	3/11/2022	—	—	—	—	1,906	99,798	3,859	202,057
	3/14/2023	—	—	—	—	4,089	214,100	11,034	577,740

(1)	Outstanding stock options held by Mr. Eyler vested in four equal installments on the first through fourth anniversaries of the grant date, provided his employment was continuing on such applicable vesting date.

(2)	RSUs granted to the NEOs in 2021, 2022 and 2023 vest ratably over three years, with one third vesting on each anniversary of the grant date, in each case provided such person’s employment is continuing on such applicable vesting date.

(3)	Based on the closing price of our common stock as quoted on Nasdaq on December 29, 2023 (the last trading day of 2023), which was $52.36.

(4)	Represents outstanding Relative TSR, ROIC, Adjusted EBITDA and Relative Revenue Growth PSUs with performance conditions that have not yet been satisfied. The number of PSUs has been calculated for purposes of this table based on the assumption that (i) target performance, 0% performance and 0% performance will be achieved for the 2021 Relative TSR, ROIC and Adjusted EBITDA PSUs, respectively, (ii) threshold performance, target performance and target performance will be achieved for the 2022 Relative TSR, ROIC and Adjusted EBITDA PSUs, respectively, and (iii) target performance, maximum performance, maximum performance and maximum performance will be achieved for the 2023 Relative TSR, ROIC, Adjusted EBITDA and Relative Revenue Growth PSUs, respectively. The number of shares reported for PSU grants in 2021 are based on actual performance for the applicable performance period. The Relative TSR PSUs vested on March 22, 2024 upon certification of the performance results by the Compensation and Talent Committee following the performance period ending March 12, 2024. No ROIC PSUs or Adjusted EBITDA PSUs granted in 2021 were earned and therefore no shares are reported for such awards. For additional information on the actual performance and payout of the award, please see the “Compensation Discussion and Analysis” section.

86 | 2024 PROXY STATEMENT

OPTION EXERCISES AND STOCK VESTED IN 2023

The following table provides information on the value realized by the NEOs on the vesting of stock awards in 2023. The number of shares acquired and the value realized for each award excludes the payment of any fees, commissions or taxes. Mr. Sundaram did not have any stock vested in 2023, and no named executive officer exercised options in 2023.

	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(1)
Phillip M. Eyler	40,603	2,415,170
Matteo Anversa	7,725	459,573
Hui (Helen) Xu	5,966	354,897
Thomas Stocker	7,219	429,400

(1)	Based on the number of RSUs and PSUs vested multiplied by the closing price of our common stock as quoted on Nasdaq on the date of vesting.

NONQUALIFIED DEFINED CONTRIBUTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS FOR 2023

The following table provides information on the contributions, earnings, and withdrawals/distributions under the Deferred Compensation Plan. Mr. Sundaram and Mr. Stocker not participate in such plan. See “Compensation Discussion & Analysis—Deferred Compensation Plan.”

NAME	EXECUTIVE CONTRIBUTIONS IN 2023 ($)	REGISTRANT CONTRIBUTIONS IN 2023 ($)(1)	AGGREGATE EARNINGS IN 2023 ($)	AGGREGATE WITHDRAWALS /DISTRIBUTIONS IN 2023 ($)	AGGREGATE BALANCE AS OF DECEMBER 31, 2023 ($)(2)
Phillip M. Eyler	38,303	316,940	178,033	—	1,261,892
Matteo Anversa	87,441	10,809	22,632	—	187,972
Hui (Helen) Xu	327,811	5,789	93,299	—	663,519

(1)	Represents Company contributions for the benefit of each NEO to the Deferred Compensation Plan reflecting amounts each NEO would have been able to receive as matching contributions under the 401(k) Plan but for certain salary reduction and related limitations of the Code. For Mr. Eyler, the amount reported also includes $291,300 of Company contributions for the benefit of Mr. Eyler to the Deferred Compensation Plan pursuant to the Eyler DC Agreement for 2023 performance and credited to Mr. Eyler’s account in 2024.

(2)	The reported amounts do not take into account the amounts in the “Registrant Contributions in 2023” column in the table above that were accrued during 2023 but were credited to each participant’s account in 2024, but does include the following Company contributions included in the Summary Compensation Table for 2021 and 2022, respectively: $248,200 and $163,550 for Mr. Eyler.

87 | 2024 PROXY STATEMENT

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AT DECEMBER 31, 2023

Employment Contracts

We have employment contracts with each of our NEOs that were in effect as of December 31, 2023 and provide for potential payments upon a termination or change in control and, in some cases, acceleration of vesting and extended exercisability of equity awards upon specified events.

For each person, receipt of severance is conditioned upon execution of a general release of claims, which becomes irrevocable, for the benefit of the Company and, for Messrs. Eyler and Anversa, subject to continued compliance with non-competition and non- solicitation requirements for 12 months after the termination of employment.

	TERMINATION WITHOUT “CAUSE” OR BY PERSON FOR “GOOD REASON”				TERMINATION WITHOUT “CAUSE” OR BY PERSON FOR “GOOD REASON” FROM SIGNING AGREEMENT TO 12 MONTHS FOLLOWING CHANGE IN CONTROL
	LUMP-SUM CASH PAYMENTS	HEALTH AND WELFARE BENEFITS	OUTPLACEMENT SERVICES ($)	ACCELERATION OF UNVESTED EQUITY	LUMP-SUM CASH PAYMENTS	HEALTH AND WELFARE BENEFITS	OUTPLACEMENT SERVICES ($)	ACCELERATION OF UNVESTED EQUITY
Eyler	1 year of salary + 1 year of target bonus + pro-rata current bonus (min of target)	1 year	50,000	Equity scheduled to vest within 12 months	24 months of salary + 2 years of target bonus + pro-rata current bonus (min of target)	24 months	50,000	All
Anversa	1 year of salary + 1 year of target bonus + pro-rata current bonus	1 year	50,000	Equity scheduled to vest within 12 months	24 months of salary + 2 years of target bonus	18 months	50,000	New hire awards Equity scheduled to vest within 12 months
Xu	1 year of salary + pro-rata current bonus at target	1 year	―	―	24 months of salary + 2 years of target bonus	18 months	―	―
Sundaram	1 year of salary + pro-rata current bonus at target	1 year	―	―	24 months of salary + bonus paid at two times the target bonus for the year of termination	18 months	―	―
Stocker	Pro-rata current bonus at actual(1)	―	―	―	24 months of salary + 2 years of target bonus	―	―	―

(1)	Mr. Stocker’s employment contact (governed by German law) provides that he is entitled to a prorated bonus in the year of termination and provides for a six-month notification period for a termination of employment. Upon any such termination, he will receive severance in accordance with German law, which is negotiated at the time of termination and is dependent on the specific facts and circumstances at the time of departure.

88 | 2024 PROXY STATEMENT

2023 Senior Level Bonus Plan

Under the terms of the 2023 Senior Level Bonus Plan, NEOs are eligible for the following bonus payments upon a termination for the following events:

DEATH	DISABILITY (more than 30 days)	VOLUNTARY (no qualified retirement)	VOLUNTARY (qualified retirement)	CAUSE	WITHOUT CAUSE
Pro rata	Pro rata - for quarters working more than 60 days	None	Committee has discretion to pay either none or pro rata	None	Committee has discretion to pay either none or pro rata

If there is a “change in control” and an NEO is terminated within six months of such change in control for any reason other than for intentional acts of material misconduct or omission in carrying out the duties and responsibilities of such person’s position, a bonus will be paid equal to the target bonus percentage for the performance period in which the change in control occurred multiplied by the greater of the annual base salary in effect on the date of employment termination or the date of the change in control.

Equity Compensation Plans and Award Agreements

Outstanding awards of restricted stock, PSUs, RSUs and stock options as of December 31, 2023 were granted under the 2013 Equity Plan and 2023 Equity Plan and the related award agreements, which provide for specified treatment upon a termination for the following events:

2023 Equity Plan

ANY TERMINATION EXCEPT DEATH (unvested equity)	Forfeited (except per employment agreement or offer letter)

If the NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason” (each as defined in the award agreement) within 12 months of the change in control, the outstanding RSUs will vest as of the termination date. In the event of a “change in control” of the Company (as defined in the 2023 Equity Plan), the number of PSUs that will vest will be calculated based on actual performance through the change in control for PSUs subject to a stock price or total shareholder return performance measure, and will be calculated at target for PSUs subject to any other performance measure. Such PSUs will vest on the earlier of (i) the anniversary of the grant date and (ii) the termination date if the NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason” within three months prior to or any time after the change in control.

If the NEO’s employment is terminated due to death or disability prior to the normal vesting date, the unvested RSUs and target PSUs will become vested as of the date of termination of employment.

Notwithstanding the foregoing, the Compensation and Talent Committee retains discretionary authority to accelerate the vesting of outstanding equity awards, in whole or in part, as of or prior to any cancellation or forfeiture.

2013 Equity Plan

ANY TERMINATION EXCEPT DEATH (unvested equity)	TERMINATION OTHER THAN “FOR CAUSE” (vested stock options)	TERMINATION “FOR CAUSE” (vested stock options)
Forfeited (except per employment agreement or offer letter)	Exercisable for 90 days after termination (or shorter period for expiration date)	Forfeited

If the NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason” (each as defined in the award agreement) within 12 months of the change in control, the outstanding RSUs will vest as of the termination date. In the event of a “change in control” of the Company (as defined in the 2013 Equity Plan), the number of PSUs that will vest will be calculated based on actual performance through the change in control for PSUs based on Relative TSR, and will be calculated at target for PSUs based on ROIC or Adjusted EBITDA. Such PSUs will vest on the earlier of (i) the normal vesting date or (ii) the termination date if the NEO’s employment is terminated by the Company without “cause” or by the NEO for “good reason”.

If the NEO’s employment is terminated due to death or disability prior to the normal vesting date, the unvested RSUs and target PSUs will become vested as of the date of termination of employment.

89 | 2024 PROXY STATEMENT

Notwithstanding the foregoing, the Compensation and Talent Committee retains discretionary authority to accelerate the vesting of outstanding equity awards, in whole or in part, (A) if a termination is due to a participant’s death, permanent disability or retirement, is by the Company or a subsidiary of the Company without cause, or is by agreement of the parties; or (B) upon or in anticipation of a change in control.

Deferred Compensation Arrangements

The Eyler DC Agreement provides that Mr. Eyler would become immediately vested in all performance-based awards granted under the Deferred Compensation Plan ($969,424 as of December 31, 2023) upon his death or “disability” (as defined in the Deferred Compensation Plan) or upon a “change in control” (as defined in the Deferred Compensation Plan). Due to his achievement of four years of continuous service from the effective date of the Eyler DC Agreement, Mr. Eyler was fully vested in all performance-based awards granted thereunder on January 1, 2023.

Change of Control/Severance Payment Table

The following table estimates the potential payments and benefits from the Company or its successor (or, in the case of Mr. Stocker, Gentherm GmbH) to the NEOs upon termination of employment or a change of control, assuming such event occurred on December 31, 2023. These estimates do not reflect the actual amounts that the Company would pay to such persons, which would be calculable only at the time that they become eligible for payment and would be payable only if the specified event occurs.

Items Not Reflected in Table. The table below does not include (1) accrued salary, accrued bonus and paid time off, (2) amounts outstanding under the Company’s 401(k) Plan and (3) the immediate vesting on a change in control of the Company’s annual incentive contributions under the Eyler DC Agreement or the payment of vested amounts that are distributable thereunder upon termination of employment or a change in control.

Other Notes Applicable to Table

01	02	03
The value of the acceleration of PSUs and RSUs is calculated as the closing price of our common stock on Nasdaq on December 29, 2023 ($52.36), the last trading day of 2023, multiplied by the number of unvested shares of common stock underlying such awards at December 31, 2023.	The value of the acceleration of stock options is calculated as (A) the difference between (i) the closing price of our common stock on Nasdaq on December 29, 2023 ($52.36) and (ii) the exercise or base price of the stock options (B) multiplied by the number of unvested shares of common stock underlying such awards at December 31, 2023 (with negative amounts treated as having zero value).	The table does not reflect the intrinsic value of vested stock options, which can be calculated using the information set forth in Outstanding Equity Awards at December 31, 2023 table.

04	05	06

Under the 2013 Equity Plan and the 2023 Equity Plan, the Compensation and Talent Committee has the authority to accelerate in full the vesting of the unvested portion of outstanding equity awards held by the NEOs; the table assumes the Compensation and Talent Committee does not utilize such discretion.

	Under the 2023 Senior Level Bonus Plan, the Compensation and Talent Committee has discretion to pay pro rata bonuses in certain circumstances; the table assumes the Compensation and Talent Committee does not utilize such discretion.	For a termination following a change in control, the table below assumes the change in control event and the termination event occurs as of December 31, 2023.

90 | 2024 PROXY STATEMENT

EXECUTIVE	PAYMENTS UPON TERMINATION	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON ($)	CHANGE IN CONTROL PLUS TERMINATION WITHOUT CAUSE OR FOR GOOD REASON ($)
Phillip M. Eyler	Severance amount	3,477,841 (1)	5,691,932 (2)
	Equity incentives (vesting accelerated)	2,325,517 (3)	5,381,286 (4)
	Total	5,803,358	11,073,218
Matteo Anversa	Severance amount	1,625,640 (1)	2,233,394 (2)
	Equity incentives (vesting accelerated)	534,020 (3)	1,413,105 (4)
	Total	2,159,660	3,646,499
Hui (Helen) Xu	Severance amount	936,561 (1)	1,404,842 (2)
	Equity incentives (vesting accelerated)	―	816,227 (4)
	Total	1,164,537	2,468,089
Vishnu Sundaram	Severance amount	1,155,965 (1)	1,639,948 (2)
	Equity incentives (vesting accelerated)	―	681,570 (4)
	Total	1,155,965	2,321,518
Thomas Stocker(5)	Severance amount	350,012 (6)	1,700,057 (2)
	Equity incentives (vesting accelerated)	―	832,707 (4)
	Total	350,012	2,532,764

(1)	Represents cash severance benefits per the employment contracts.

(2)	Represents enhanced cash severance in the event of a termination in the first 12 months following a change in control per the employment contracts.

(3)	Represents the acceleration of unvested equity per the Eyler and Anversa Contracts, as applicable. Assumed PSUs that vest within 12 months of separation will be valued at target.

(4)	Reflects accelerated vesting of RSUS and PSUs in the event of a termination in the first 12 months following a change in control under the award agreements, with the number of PSUs based on actual performance through the change in control for PSUs subject to a stock price or total shareholder return performance measure and at target for PSUs subject to any other performance measure. For Messrs. Eyler and Anversa, also includes the acceleration of unvested equity upon termination without cause or for good reason under the Eyler Contract and the Anversa Contract, respectively.

(5)	Amounts reported in this table for Mr. Stocker were converted from Euros to US Dollars using the 2023 average exchange rate of EUR 1 = 1.09 USD.

(6)	Mr. Stocker’s employment contact (governed by German law) provides that he is entitled to a prorated bonus in the year of termination and provides for a six-month notification period for a termination of employment. Upon any such termination, he will receive severance in accordance with German law, which is negotiated at the time of termination and is dependent on the specific facts and circumstances at the time of departure.

91 | 2024 PROXY STATEMENT

Pay Versus Performance

We are providing the following information about the relationship between executive compensation actually paid (CAP) and certain financial performance of the Company as required by SEC rules. Please see “Compensation Discussion & Analysis” for discussion of our compensation philosophy and how the Compensation and Talent Committee structures our compensation program with performance-based and at-risk target compensation to motivate and reward the achievement of performance-based financial and other goals that align with our operational and strategic objectives. The SEC-defined CAP data set forth in the table below does not reflect amounts actually realized by our NEOs, and the Compensation and Talent Committee has not used or considered CAP previously in establishing the NEO compensation program. A significant portion of the CAP amounts shown relate to changes in values of unvested awards over the course of the reporting year. These unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our stock price. As described in detail in the “Compensation Discussion & Analysis” section above, the PSUs are subject to multi-year performance conditions tied to relative and absolute performance metrics and all of the RSUs and PSUs are subject to time vesting conditions. The ultimate values actually realized by our NEOs from unvested equity awards, if any, will not be determined until the awards fully vest.

PAY VERSUS PERFORMANCE TABLE

					VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:
YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO ($)(1)	COMPENSATION ACTUALLY PAID TO PEO ($)(2)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS ($)(3)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS ($)(4)	TOTAL SHAREHOLDER RETURN ($)(5)	PEER GROUP TOTAL SHAREHOLDER RETURN ($)(6)	NET INCOME ($ IN MILLIONS) (7)	ADJUSTED EBITDA ($ IN MILLIONS) (8)
2023	7,572,491	3,969,782	2,141,593	1,831,339	117.95	104.54	40.3	180.6
2022	5,408,566	(1,128,864)	1,505,277	520,649*	147.08	104.59	24.4	129.8
2021	5,972,977	10,669,937	1,470,524	1,525,029	195.76	142.18	93.4	157.0
2020	4,320,573	10,386,393	1,437,158	2,363,731	146.92	117.51	59.7	139.9

(1)	Reflects the amount reported in the “Total” column of the Summary Compensation Table for Mr. Eyler for each corresponding year. See “Named Executive Officer Compensation Tables – Summary Compensation Table for 2023”.

(2)	Amounts reported reflect CAP for Mr. Eyler, as computed in accordance with Item 402(v) of Regulation S-K, for each corresponding year, which amounts do not reflect the actual amount of compensation earned by or paid to Mr. Eyler during the applicable year. The adjustments below were made to Mr. Eyler’s total compensation for each year to determine the CAP for such year in accordance with the requirements of Item 402(v) of Regulation S-K. No amounts were reported in the “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for any applicable year, so no defined benefit and actuarial pension plan adjustments were made for any applicable year.

YEAR	REPORTED SUMMARY COMPENSATION TABLE TOTAL FOR PEO ($)	LESS	REPORTED VALUE OF EQUITY AWARDS ($)(A)	PLUS	EQUITY AWARD ADJUSTMENTS ($)(B)	EQUALS	CAP FOR PEO ($)(C)
2023	7,572,491	-	4,694,643	+	1,091,934	=	3,969,782
2022	5,408,566	-	3,499,553	+	(3,037,877)	=	(1,128,864)
2021	5,972,977	-	3,801,502	+	8,498,462	=	10,669,937
2020	4,320,573	-	2,650,016	+	8,715,836	=	10,386,393

92 | 2024 PROXY STATEMENT

(a)	Amounts reflect the grant date fair value of equity awards as reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. No amounts were reported in the “Option Awards” column in the Summary Compensation Table for any applicable year.

(b)	The equity award adjustments were calculated in accordance with Item 402(v) of Regulation S-K and include: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior year) in fair value; and (iv) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior year. No awards were granted and vested in same year for any applicable year and no dividends or other earnings were paid on awards in any applicable year. The fair values of RSUs and PSUs included in the CAP to our PEO and the Average CAP to our other NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report on Form 10-K for 2023. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. Any changes to the RSU and PSU fair values from the grant date (for current year grants) and from prior year-end (for prior year grants) are based on our updated stock price at the respective measurement dates, and for PSUs (ROIC/Adjusted EBITDA), updated Company performance metric projections. The amounts deducted or added in calculating the equity award adjustments for Mr. Eyler are as follows:

YEAR	YEAR END FAIR VALUE OF EQUITY AWARDS GRANTED IN THE YEAR AND OUTSTANDING AND UNVESTED AT YEAR END ($)	YEAR OVER YEAR CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS ($)	CHANGE IN FAIR VALUE TO THE VESTING DATE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR ($)	FAIR VALUE AT THE END OF THE PRIOR YEAR OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR ($)	TOTAL EQUITY AWARD ADJUSTMENTS ($)
2023	3,514,950	(1,595,072)	(827,944)	—	1,091,934
2022	3,301,437	(4,762,949)	(1,576,365)	—	(3,037,877)
2021	4,220,264	3,095,408	1,182,790	—	8,498,462
2020	5,177,167	2,644,193	894,476**	—	8,715,836

(3)	Reflects the average amount reported in the “Total” column of the Summary Compensation Table for our other NEOs as a group (excluding Mr. Eyler) for each corresponding year. See “Named Executive Officer Compensation Tables – Summary Compensation Table for 2023”. The names of each of the other NEOs (excluding Mr. Eyler) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, Mr. Anversa, Mr. Stocker, Mr. Sundaram and Ms. Xu; (ii) for 2022, Mr. Anversa, Ms. Runyon, Mr. Stocker and Ms. Xu; (iii) for 2021, Mr. Anversa, Matthew Fisch, Mr. Stocker, Ms. Xu and Paul Giberson; and (iv) for 2020, Mr. Anversa, Mr. Fisch, Mr. Giberson and Yijing Brentano.

(4)	Amounts reported reflect CAP for the other NEOs as a group (excluding Mr. Eyler), as computed in accordance with Item 402(v) of Regulation S-K, for each corresponding year, which amounts do not reflect an average of the actual amount of compensation earned by or paid to the other NEOs as a group (excluding Mr. Eyler) during the applicable year. The adjustments below were made to the average total compensation for the NEOs as a group (excluding Mr. Eyler) for each year to determine the CAP for such year in accordance with the requirements of Item 402(v) of Regulation S-K. No amounts were reported in the “Change in Pension and Nonqualified Deferred Compensation” column of the Summary Compensation Table for any applicable year, so no defined benefit and actuarial pension plan adjustments were made for any applicable year.

YEAR	AVERAGE REPORTED SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS ($)	LESS	AVERAGE REPORTED VALUE OF EQUITY AWARDS ($)(A)	PLUS	AVERAGE EQUITY AWARD ADJUSTMENTS ($)(B)	EQUALS	AVERAGE CAP FOR NON-PEO NEOS ($)(C)
2023	2,141,593	-	725,982	+	415,728	=	1,831,339
2022	1,505,277	-	541,709	+	(442,919)	=	520,649*
2021	1,470,524	-	546,528	+	601,033	=	1,525,029
2020	1,437,158	-	459,696	+	1,386,269	=	2,363,731

93 | 2024 PROXY STATEMENT

(a)	See note (b) to footnote (2) above for an explanation of the equity award adjustments made in accordance with Item 402(v) of Regulation S-K. The amounts deducted or added in calculating the total average equity award adjustments for the other NEOs as a group (excluding Mr. Eyler) are as follows:

YEAR	AVERAGE YEAR END FAIR VALUE OF EQUITY AWARDS GRANTED IN THE YEAR AND OUTSTANDING AND UNVESTED AT YEAR END ($)	YEAR OVER YEAR AVERAGE CHANGE IN FAIR VALUE OF OUTSTANDING AND UNVESTED EQUITY AWARDS ($)	AVERAGE CHANGE IN FAIR VALUE TO THE VESTING DATE OF EQUITY AWARDS GRANTED IN PRIOR YEARS THAT VESTED IN THE YEAR ($)	AVERAGE FAIR VALUE AT THE END OF THE PRIOR YEAR OF EQUITY AWARDS THAT FAILED TO MEET VESTING CONDITIONS IN THE YEAR ($)	TOTAL AVERAGE EQUITY AWARD ADJUSTMENTS ($)
2023	715,503	(182,326)	(117,449)	—	415,728
2022	511,662	(722,490)	(232,091)	—	(442,919)
2021	501,219	364,738	65,858	(330,782)	601,033
2020	925,406	457,209	3,654	—	1,386,269

(5)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. Historical stock performance is not necessarily indicative of future stock performance.

(6)	Represents the TSR for the Dow Jones US Auto Parts Index, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated.

(7)	Amounts reflect the net income as reported in the Company’s audited consolidated financial statements for the applicable year.

(8)	Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, non-cash stock based compensation expenses, and other gains and losses not reflective of the Company’s ongoing operations and related tax effects, including transaction expenses, debt retirement expenses, impairment of assets held for sale, impairment of goodwill, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss, and unrealized revaluation of derivatives. Beginning in 2023, the Company excluded the impact of non-cash stock-based compensation from Adjusted EBITDA results; prior years have not been restated. We may calculate Adjusted EBITDA differently in future years.

*	The Company identified a mathematical error in the calculation of “Average CAP for Non-PEO NEOs” conducted for 2022, resulting in the understatement of such amount in our previously filed Definitive Proxy Statement on Schedule 14A. The Company has corrected this inadvertent error to reflect the accurate amount.

**	The Company identified a mathematical error in the calculation of “Change in Fair Value to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year” conducted for the PEO for 2022, resulting in the understatement of such amount in our previously filed Definitive Proxy Statement on Schedule 14A. The Company has corrected this inadvertent error to reflect the accurate amount. This error did not affect the previously disclosed or actual "Total Equity Award Adjustments" for 2022.

COMPANY SELECTED MEASURE

We have presented Adjusted EBITDA as the Company-selected measure in the table above in accordance with Item 402(v) of Regulation S-K. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure used by the Company to link CAP for the Company’s NEOs to Company performance for the most recently completed year that is not otherwise required to be disclosed in the pay versus performance table above. In identifying Adjusted EBITDA as the most important performance measure used by the Company to link CAP for the NEOs to performance for 2023, we considered that (1) the cash bonuses earned by our NEOs under the 2023 Senior Level Bonus Plan were based on the achievement of three financial performance metrics— Adjusted EBITDA, revenue and relative revenue growth—along with a strategic goals measurement, with Adjusted EBITDA being weighted the greatest at 40% and (2) 60-70% of the target value of the 2023 equity awards granted to our NEOs was delivered via PSUs, with 40% of the target value of such PSUs being earned based on our three-year, cumulative Adjusted EBITDA. We may determine a different financial performance measure to be the most important financial performance measure in future years.

FINANCIAL PERFORMANCE MEASURES

As described in “Compensation Discussion & Analysis,” a significant portion of the NEO pay is performance-based and at-risk, consistent with the compensation philosophy established by the Compensation and Talent Committee. Our NEO compensation program rewards the achievement of specific short-term (annual) and long-term financial and other goals, which are aligned with our operational and strategic goals. The most important financial performance measures used by the Company to link CAP for the Company’s NEOs to the Company’s performance for the most recently completed year are shown below.

94 | 2024 PROXY STATEMENT

MOST IMPORTANT PERFORMANCE MEASURES
Adjusted EBITDA	Relative TSR*
Revenue	Return on Invested Capital (ROIC)
Relative Revenue Growth

*	Reflects the Company’s TSR compared to a peer group established by the Compensation and Talent Committee.

ANALYSIS OF INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE

The Company is providing the following graphs regarding the relationships between information presented in the Pay Versus Performance table, including CAP, as required by Item 402(v) of Regulation S-K. The Compensation and Talent Committee utilizes several performance measures to align executive compensation with Company performance, and only some of those Company measures are presented in the pay versus performance table above and the graphs below. The Compensation and Talent Committee has not used or considered CAP previously as computed in accordance with Item 402(v) of Regulation S-K to set target compensation amounts or align our NEO compensation to Company performance. See “Compensation Discussion & Analysis” for a discussion of how the Compensation and Talent Committee designs our compensation program and sets target compensation amounts.

CAP and Cumulative TSR

The CAP for Mr. Eyler and the average CAP for the Company’s other NEOs as a group (excluding Mr. Eyler) for 2020, 2021, 2022 and 2023 is presented in comparison to the Company’s cumulative TSR for the four years presented in the Pay Versus Performance Table above in the table below.

95 | 2024 PROXY STATEMENT

CAP and Net Income

The CAP for Mr. Eyler and the average CAP for the Company’s other NEOs as a group (excluding Mr. Eyler) for 2020, 2021, 2022 and 2023 is presented in comparison to the Company’s net income over such periods in the table below.

96 | 2024 PROXY STATEMENT

CAP and Adjusted EBITDA

The CAP for Mr. Eyler and the average CAP for the Company’s other NEOs as a group (excluding Mr. Eyler) for 2020, 2021, 2022 and 2023 is presented in comparison to the Company’s Adjusted EBITDA over such periods in the table below.

97 | 2024 PROXY STATEMENT

Cumulative TSR of the Company and the Dow Jones US Auto Parts Index

The Company’s cumulative TSR for the four years presented in the Pay Versus Performance Table above is presented in comparison to the Dow Jones US Auto Parts Index (the peer group presented for this purpose) for the same periods in the table below.

Company TSR vs. Peer Group TSR
Cumulative TSR
$200
$190
$180
$170
$160
$150
$140
$130
$120
$110
$100
$196
$147
$147
$142
$118
$118
$105
$105
2020
2021
2022
2023
Company Cumulative TSR
Dow Jones US Auto Parts Index Cumulative TSR

This pay versus performance section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

98 | 2024 PROXY STATEMENT

CEO Pay Ratio

Gentherm Employee Pool

The general profile of our global workforce is largely based on our manufacturing footprint. Approximately 96% of our workforce is located outside of the United States, with 88% of our workforce located in countries with relatively low prevailing wages. In addition, most of our employees are direct labor workers, meaning they work on our assembly lines or otherwise on the factory floor. We strive to create a competitive compensation program for each position in each of our geographic locations, so our compensation program varies significantly depending on pay practices in each local market.

As of December 31, 2023, our employee population was distributed as follows (all numbers are approximate):

China	1,916
Czech Republic	361
North Macedonia	2,677
Mexico	5,013
Ukraine	1,684
Vietnam	1,142
Total of Above Low Prevailing Wage Countries	12,793
All Other Countries	1,711
Total	14,504

As a result, the factors that influence the target and earned compensation of our Chief Executive Officer are significantly different from the factors that generally influence the compensation of our workforce. Our compensation practices vary from country to country to ensure alignment with local regulatory and market practices where we operate. Within each country, compensation is driven by responsibilities and accountabilities, skill level and other job-based factors. Given the large majority of our employees are performing jobs requiring lower-skill sets within countries having relatively low prevailing wages, we consistently find that our median employee necessarily is part of that group.

CEO Annual Total Compensation

Mr. Eyler’s annual total compensation for 2023 was $7,572,491 as reported in the “Total” column of our Summary Compensation Table for 2023.

Pay Ratio

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions. As a result, our reported pay ratio may not be comparable to the pay ratio reported by other companies.

For 2023, our last completed year, the annual total compensation of the median employee of the Company (other than our Chief Executive Officer) was $8,263; consequently, for 2023 the ratio of the annual total compensation of Mr. Eyler, our Chief Executive Officer, to the annual total compensation of our median employee was 916 to 1.

Our median employee in 2023 was a full-time employee located in Mexico who remained in the same position for all of 2023.

99	| 2024 PROXY STATEMENT

The form and amount of our Chief Executive Officer’s annual total compensation is largely influenced by prevailing compensation practices in the United States, as well as the competitive market for senior executive talent in the United States. We believe it is useful to understand the relationship between the annual total compensation of our Chief Executive Officer and the annual total compensation of our median employee solely based on full-time employees in the United States.

For 2023, the annual total compensation of such median United States full-time employee (other than our CEO) was $105,434 and the ratio of the 2023 annual total compensation of Mr. Eyler to the total annual total compensation of such United States full-time employee was 72 to 1.

Methodology Used to Determine Median Employee and Annual Total Compensation of Median Employee/CEO

The rules pertaining to this CEO Pay Ratio disclosure permit us to use that same median employee for up to three years. We previously identified our median employee in 2020. Since that time, the organization has gone through significant changes in population since the completion of the Alfmeier and Dacheng acquisitions in 2022. For both of the foregoing reasons, we reassessed our median employee for 2023.

We are required to identify our median employee based on our worldwide workforce, without regard to their location, compensation arrangements or full-time or part-time employment status. For 2023, to identify our median employee, our Human Resources departments at each of our locations gathered employment data on every employee as of December 31, 2023. We used target total cash compensation (base cash compensation plus target bonus for eligible employees) and converted all amounts from each employee’s local currency to U.S. Dollars, without making cost-of-living adjustments. We determined that using annual base salary and target bonus level was a reasonable and appropriate compensation measure because cash-based compensation is distributed widely to our entire employee population. We generated a list of employees with the same level of target total cash compensation at the median. From that subset, we excluded employees who are no longer with the Company, at retirement age or were not employed by the Company for the full year. We further reduced that group to 10 employees using random sampling, ultimately identifying the median of that subset.

We applied the same methodology to identify our median United States full-time employee, except that we limited our employee population to full-time employees based in the United States and, on that basis, only one employee was identified at the median based on target total cash compensation.

For 2023, we gathered all other compensation elements, including overtime pay, position and shift premiums, productivity and other site-specific bonuses, allowances, and benefit payments made directly to our median employee and our median United States full-time employee in 2023, then calculated each such employee’s annual total compensation in the same manner used to calculate the amounts reported in the “Total” column of our Summary Compensation Table for 2023 for our NEOs.

100 | 2024 PROXY STATEMENT

Related Person Transactions

POLICIES AND PROCEDURES

Prior Policy

Under SEC rules, a related person transaction is any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. A “related person” is a director, officer, nominee for director or a more than 5% shareholder since the beginning of the Company’s last completed year, and any immediate family member of such person.

Pursuant to the Audit Committee charter and our Corporate Governance Guidelines in 2023, all proposed related person transactions were required to be submitted to the Audit Committee for approval, and only those related person transactions approved by the Audit Committee could be consummated. The Audit Committee approved only those transactions that were on terms comparable to, or more beneficial to the Company than, those that could be obtained in arm’s length dealings with an unrelated third party and that are otherwise in the best interests of the Company and its shareholders. If a director sitting on the Audit Committee or the Compensation and Talent Committee had any interest in a related person transaction presented to such Committee for approval, such director had to abstain from the vote on whether to approve the transaction. The policy further required that all related person transactions be disclosed to the full Board and, to the extent required by SEC rules, in our filings with the SEC.

Current Policy

In January 2024, the Board adopted a Related Person Transaction Policy (the “RPT policy”), which addresses the review, approval, ratification and disclosure of all related person transactions by the Audit Committee (or other specified persons). In accordance with the RPT policy, the Audit Committee has overall responsibility for the implementation of, and compliance with, the RPT policy.

For purposes of the RPT policy, a related person transaction is a transaction or series of transactions in which the Company or a subsidiary is, was or will be a participant, in which the amount involved exceeds $120,000 and in which any related person (as defined in the RPT policy) had, has or will have a direct or indirect material interest as well as any material amendment or modification to an existing related person transaction regardless of whether such transaction was previously approved in accordance with the RPT policy. A related person transaction does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from such employment relationship or transaction that has been disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act.

The RPT policy requires that notice of a proposed related person transaction be provided to our General Counsel prior to entry into such transaction. If our General Counsel has a potential interest in any related person transaction, that related person transaction must be submitted directly to the Audit Committee. If our General Counsel determines that such transaction is a related person transaction, the proposed transaction will be submitted for consideration (a) to the Audit Committee at its next meeting, (b) if our General Counsel, in consultation with our Chief Executive Officer or our Chief Financial Officer, determines that it is not practicable or desirable to wait until the next Audit Committee meeting, to the Chair of the Audit Committee.

The Audit Committee or the Chair of the Audit Committee, as applicable, may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our shareholders. Any member of the Audit Committee who has a potential interest in any related person transaction must recuse themselves and abstain from voting on the approval of the transaction. In the event that the Company becomes aware of a related person transaction that has not been previously reviewed, approved or ratified under the RPT policy and that is ongoing or is completed (including any transaction that was not considered a related person transaction at the time it was entered into, but subsequently is), the transaction will be submitted to the Audit Committee or the Chair of the Audit Committee, as applicable, so that it may determine whether to continue, modify or terminate the related person transaction.

2023 RELATED PERSON TRANSACTIONS

There were no related person transactions required to be reported for 2023.

101 | 2024 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of our common stock as of March 18, 2024 by (A) each of the directors, director nominees and NEOs, (B) all of the directors and executive officers as a group, and (C) to our knowledge, beneficial owners of more than 5% of our common stock. As of March 18, 2024, there were 31,612,567 shares of our common stock outstanding. Unless otherwise indicated and subject to applicable community property laws, each owner has sole voting and investment powers with respect to the securities listed below.

NAME OF BENEFICIAL OWNER	SHARES OWNED	RIGHT TO ACQUIRE	TOTAL	AGGREGATE PERCENT
	(1)	(2)		OF CLASS
Sophie Desormière	30,274	—	30,274	*
Phillip Eyler	144,265	119,684	263,949	*
David Heinzmann	9,336	—	9,336	*
Ronald Hundzinski	23,234	—	23,234	*
Laura Kowalchik	1,366	—	1,366	*
Charles Kummeth	13,908	—	13,908	*
Betsy Meter	7,635	—	7,635	*
Byron Shaw II	26,720	—	26,720	*
John Stacey	15,083	—	15,083	*
Kenneth Washington	1,528	—	1,528	*
Matteo Anversa	46,748	—	46,748	*
Hui (Helen) Xu	21,052	—	21,052	*
Thomas Stocker	14,243	—	14,243	*
Vishnu Sundaram	17,523	—	17,523	*
Executive officers and directors as a group (19 persons)	484,593	119,684	604,277	*
BlackRock, Inc.(3)
55 East 52nd Street	5,345,096	—	5,345,096	16.9%
New York, NY 10055
The Vanguard Group (4)
100 Vanguard Blvd.	3,651,904		3,651,904	11.6%
Malvern, PA 19355
Trigran Investments, Inc.(5)
630 Dundee Road, Suite 230	1,887,857	—	1,887,857	6.0%
Northbrook, IL 60062

*Less than one percent.

(1)	Amounts include the following number of unvested shares of restricted stock as of March 18, 2024: Ms. Desormière, Mr. Heinzmann, Mr. Hundzinski, Mr. Kummeth, Ms. Meter, Dr. Shaw and Mr. Stacey: 2,147 shares each; Ms. Kowalchik,1,366 shares; Dr. Washington, 1,528 shares ; and all executive officers and directors as a group, 297,906 shares.

(2)	Amounts reflect the number of shares that such holder could acquire through the exercise of stock options within 60 days of March 18, 2024 and RSUs scheduled to vest within 60 days of March 18, 2024.

102 | 2024 PROXY STATEMENT

(3)	Based on Schedule 13G/A filed with the SEC on January 22, 2024. This report includes holdings of various subsidiaries of the holding company, and includes ownership of more than 5% of our common stock by Blackrock Fund Advisors. BlackRock, Inc. has sole power to vote 5,345,096 shares and sole power to dispose 5,286,568 shares.

(4)	Based on Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group, Inc. has shared power to vote 60,572 shares, sole power to dispose 3,557,356 shares and shared power to dispose 94,548 shares.

(5)	Based on Schedule 13G filed with the SEC on February 9, 2024. Trigran Investments, Inc. has shared power to vote 1,807,860 shares and shared power to dispose 1,887,857 shares.

103 | 2024 PROXY STATEMENT

Audit Committee Report

The Board has determined that each member of the Audit Committee is independent under the applicable rules and regulations of Nasdaq and the SEC. The Audit Committee operates under a written charter approved by the Board, which the Audit Committee and the Board review annually. The charter is posted at https://ir.gentherm.com/ under the “Corporate Governance” tab.

As described more fully in its charter, the Audit Committee’s purpose is to assist the Board in generally overseeing the Company’s financial reporting and internal control functions, to review our reports filed with or furnished to the SEC that include financial statements or results, to monitor compliance with significant legal and regulatory requirements and other risks related to financial reporting and internal control, and to appoint, retain, compensate, and oversee the work of our independent registered public accounting firm. See “Audit Committee Matters” below for a description of the Audit Committee’s pre-approval policies regarding the services of our independent registered public accounting firm.

The Audit Committee further has the authority to engage independent advisors as it determines appropriate, apart from counsel or advisors hired by management. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and compliance with applicable laws and regulations. Our independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (“PCAOB”) and for expressing its opinions thereon.

KEY RESPONSIBILITIES

Ernst & Young LLP (“Ernst & Young”) was the Company’s independent registered public accounting firm for 2023. Relating to the Company’s financial statements for 2023, among other matters, the Audit Committee:

Reviewed and discussed with management and Ernst & Young the unaudited quarterly financial statements included in Form 10-Qs filed with the SEC.	Periodically reviewed and discussed with management and Ernst & Young the Company’s earnings press releases, earnings guidance and the use of non-GAAP information.	Reviewed and discussed with Ernst & Young the overall scope and plans for its audit for 2023.

Reviewed and discussed with management and Ernst & Young the audited consolidated financial statements, and Ernst & Young’s opinion thereon, included in the Form 10-K for 2023 filed with the SEC and the 2023 annual report to shareholders.

Reviewed and discussed with management the Company’s significant accounting policies and key judgments, and changes in the Company’s accounting practices, principles, controls or methodologies, or in its financial statements.

Reviewed with management and Ernst & Young significant risks and exposures identified by management and the overall adequacy and effectiveness of the Company’s legal, regulatory and compliance programs.

Reviewed and discussed with management its assessment and report, and reviewed and discussed with Ernst & Young its opinion, on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2023.

Discussed with Ernst & Young the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

Received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Committee concerning independence, and discussed with Ernst & Young its independence with respect to the Company, including any relationships which may impact its objectivity and independence and whether the provision of specified non-audit services was compatible with the auditors’ independence under current guidelines.

104 | 2024 PROXY STATEMENT

RECOMMENDATION OF AUDIT COMMITTEE

Based on the foregoing matters, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company be included in the Company’s Annual Report on Form 10-K for 2023, which was filed with the SEC on February 21, 2024. The Audit Committee also appointed Ernst & Young to serve as the Company’s independent registered public accounting firm for 2024.

This report has been furnished by the members of the Audit Committee.

Audit Committee

Betsy Meter, Chair
David Heinzmann
Ronald Hundzinski
Laura Kowalchik

105 | 2024 PROXY STATEMENT

Audit Committee Matters

PRE-APPROVAL POLICIES AND PROCEDURES

It is the Audit Committee’s policy and practice to review and approve in advance all services and fees, audit and non-audit, to be rendered by the Company’s independent registered public accounting firm. In pre-approving such services, the Audit Committee must consider whether the provision of services is consistent with maintaining the independence of the Company’s independent registered public accounting firm. The Audit Committee does not delegate the pre-approval of services (or any other Audit Committee function) to Company management. The Audit Committee also pre-approves all fees, except the Chief Financial Officer has been delegated authority to commit up to $50,000 between Audit Committee meetings for audit -related services only, which must be reported to the Audit Committee no later than the next scheduled Audit Committee meeting. If a product or service arises that has not been pre-approved by the Audit Committee, the Audit Committee has delegated to the Chair of the Audit Committee the authority to consider and pre-approve any such product or service between regular meetings of the Audit Committee. Any interim approvals granted by the Chair of the Audit Committee are reported to the entire Audit Committee at its next regularly scheduled meeting.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee retained Ernst & Young to audit the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting, as of and for the years ended December 31, 2023 and 2022. The following table sets forth the fees that Ernst & Young billed for their audit and other services in 2023 and 2022. The Audit Committee approved all of the services described below in conformity with its pre-approval policies and procedures described above.

	2023	2022
	($)	($)
Audit Fees(1)	1,938,614	1,553,148
Audit-Related Fees(2)	279,550	419,800
Tax Fees(3)	559,469	263,231
All Other Fees(4)	—	—
Total Fees	2,777,633	2,236,179

(1)	Audit fees in 2023 and 2022 consisted of fees related to the annual audit of our financial statements, the audit of the effectiveness of internal control over financial reporting, the review of quarterly financial statements and for services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit related fees in 2023 and 2022 consisted of fees related to accounting for accounting matters related to unique transactions occurring throughout the year related to the United States and Europe.

(3)	Tax fees in 2023 and 2022 consisted primarily of fees related to tax compliance and tax advice.

(4)	All other fees in 2023 and 2022 consisted of fees for services not contained in the above categories and include permissible advisory services.

106 | 2024 PROXY STATEMENT

PROPOSAL NO. 2—

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024

In accordance with applicable law, the Audit Committee has ultimate authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm.

The Audit Committee conducted a competitive process to select the Company’s independent registered public accounting firm for the Company’s year ending December 31, 2020, and the Audit Committee ultimately selected and appointed Ernst & Young and such relationship continued through 2023. At the 2023 annual meeting, shareholders voted more than 99% in favor of the proposal to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2023.

For the reasons noted below, the Audit Committee has reappointed Ernst & Young as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

107 | 2024 PROXY STATEMENT

SUPPORT FOR RECOMMENDATION

In determining that retaining Ernst & Young for 2024 was in the best interests of the Company and its shareholders, the Audit Committee reviewed:

Efficiencies Of Continued Engagement	Audit Effectiveness	Expertise And Industry Knowledge
The Audit Committee, management and Ernst & Young have invested significant time, resources and money to ensure a successful transition and ongoing engagement.	Ernst & Young’s performance on the Company’s audit and non-audit work for 2023 and management’s assessment of such performance.	Ernst & Young’s qualifications, independence, capabilities, and expertise, evident through its audit planning and reports, industry knowledge, resources and staffing, objectivity and professional skepticism.

External Data On Audit Quality And Performance	Reasonableness Of Fees	Communication
Results of recent PCAOB reports on Ernst & Young and peer firms and improvements made from period to period.	The terms of the audit engagement, including the reasonableness of audit and non-audit fees charged taking into account the breadth and complexity of services provided, as well as the efficiency achieved in performing such services.	The quality of Ernst & Young’s communications to and interactions with the Audit Committee at meetings and the Chair of the Audit Committee between meetings.

Ratification Proposal At 2023 Annual Meeting
At the 2023 annual meeting, over 99% of shareholder votes supported the ratification of the appointment of Ernst & Young to serve as our independent registered public accounting firm for 2023.

ADVISORY VOTE

As the Audit Committee appoints our independent registered public accounting firm, your ratification of the appointment of Ernst & Young is not necessary. However, the Audit Committee will take your vote on this proposal into consideration when appointing our independent registered public accounting firm in the future. Even if the shareholders ratify the appointment of Ernst & Young, the Audit Committee may in its sole discretion terminate the engagement of Ernst & Young and direct the appointment of another independent auditor at any time during the year, although it has no current intent to do so.

Representatives of Ernst & Young will attend the annual meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions from shareholders.

The Board recommends that you vote FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024

108 |2024 PROXY STATEMENT

PROPOSAL NO. 3 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Board proposes that shareholders provide advisory (non-binding) approval of the compensation of our NEOs, as disclosed in this proxy statement in accordance with SEC rules, commonly known as a “say-on-pay” proposal. We recognize the interest our shareholders have in the compensation of our executives and we are providing this advisory proposal in recognition of that interest and as required by Section 14A of the Exchange Act.

In a non-binding advisory vote on the frequency of the say -on-pay proposal held at our 2023 annual meeting of shareholders, a majority of shareholders voted in favor of holding say-on-pay votes annually. In light of this result and other factors, the Board determined that the Company would hold advisory say-on-pay votes on an annual basis until the next required advisory vote on such frequency, which must be held no later than 2029.

SUPPORT FOR RECOMMENDATION

As described in detail under the heading “Compensation Discussion & Analysis,” our compensation program is designed to attract, motivate, and retain our NEOs, who are critical to our success, and to ensure alignment of such persons’ interests with those of our shareholders. Under this program, our NEOs are rewarded for their service to the Company, the achievement of specific performance goals and the realization of increased shareholder value. We believe our compensation programs also are structured appropriately to support our business objectives, as well as to support our culture. The Compensation and Talent Committee regularly reviews the compensation programs for our NEOs to ensure the fulfillment of our compensation philosophy and goals.

At the 2023 annual meeting, approximately 95% of shareholder votes supported our advisory proposal on NEO compensation.

Our 2023 NEO compensation program reflected a substantial continuation of our 2022 program design, with revisions to certain performance-based metrics in incentive plans and additional enhancements to risk-mitigating policies. The Compensation and Talent Committee believes that it established reasonable total target compensation for our NEOs based on appropriate benchmarking and other relevant considerations, and ensured that performance-based compensation represented a significant portion or total target compensation. See “Compensation Discussion & Analysis” and the “Named Executive Officer Compensation Tables” for additional details about our NEO compensation program, including information related to the NEO compensation determinations for 2023.

We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2024 annual meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and disclosure.”

109 | 2024 PROXY STATEMENT

ADVISORY VOTE

The say-on-pay vote is advisory and therefore not binding on the Company, the Compensation and Talent Committee or the Board. We value the opinions of our shareholders, and to the extent there is any significant vote against the compensation of our NEOs as disclosed in this proxy statement, we will consider our shareholders’ concerns, and the Compensation and Talent Committee will evaluate whether any actions are necessary to address those concerns.

The Board recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC.

110 | 2024 PROXY STATEMENT

About the Annual Meeting

WHO IS SOLICITING MY VOTE?

The Board is soliciting your proxy, as a holder of our common stock, for use at the annual meeting and any adjournment or postponement of such meeting. We will hold our annual meeting in a virtual-only format at www.virtualshareholdermeeting.com/THRM2024 on Thursday, May 16, 2024, at 8:30 a.m., Eastern Daylight Time. You will not be able to attend the annual meeting in person.

The live webcast of the annual meeting will begin promptly at 8:30 a.m. Eastern Daylight Time on Thursday, May 16, 2024. We recommend that you log in at least 15 minutes before the annual meeting to ensure ample time to complete the check-in procedures. All shareholders may attend and listen to the live webcast of the annual meeting. You may electronically vote your shares and submit questions at the annual meeting by using the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials (“Internet Notice”) or proxy card (if you received a printed copy of the proxy materials). If you lose your 16-digit control number, you may join the annual meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of shareholders as of the record date. If your shares are held in street name and you did not receive a 16-digit control number, you may be able to gain access to and vote at the annual meeting by logging into your bank or brokerage firm’s website and selecting the shareholder communications mailbox to access the meeting. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website, please call the technical support number that will be posted on the annual meeting log-in page.

You do not need to attend the annual meeting to vote. Even if you plan to attend the annual meeting, please submit your vote in advance as instructed in this Proxy Statement.

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At the annual meeting, you will be voting on:

PROPOSAL

01	To elect nine directors named in this proxy statement, each to serve for a one-year term until the 2025 annual meeting of shareholders and until a successor has been duly elected and qualified, or until such director’s earlier resignation, retirement or other termination of service.
02	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024.
03	To approve (on an advisory basis) the compensation of our named executive officers.

The Board recommends a vote FOR each of the director nominees listed in this proxy statement, FOR the ratification of the appointment of Ernst & Young and FOR the advisory approval of the compensation of our NEOs. We are not aware of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting and you are a shareholder of record of our common stock, your signed proxy card gives authority to your proxies to vote on

111 | 2024 PROXY STATEMENT

such matter in their best judgment; proxy holders named in the proxy card will vote as the Board recommends or, if the Board gives no recommendation, in their own discretion.

WHO IS ENTITLED TO VOTE?

You may vote if you owned shares of our common stock at the close of business on March 18, 2024, the record date, provided such shares are held directly in your name as the shareholder of record or are held for you as the beneficial owner through a broker, bank or other nominee. As of March 18, 2024, we had 31,612,567 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND A BENEFICIAL OWNER?

Shareholders of Record. If your common shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us.

Beneficial Owners. Many of our shareholders hold their common shares through a broker, bank or other nominee rather than directly in their own names. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner with respect to those shares, and these proxy materials (including a voting instruction card) are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, if you do not direct your broker, bank, or other nominee how to vote your shares, the broker, bank, or other nominee will determine if it has the discretionary authority to vote on each applicable matter. Under applicable law, if you are a beneficial owner, your broker, bank, or other nominee only has discretion to vote on certain “routine” matters without your voting instructions. The proposal to ratify the appointment of Ernst & Young as our independent registered public accounting firm is considered a routine matter. For all other matters at the annual meeting, your broker, bank, or other nominee will be unable to vote on your behalf if you do not instruct them how to vote your shares and, if you do not provide voting instructions, your shares will be considered “broker non votes.” Therefore, it is very important for you to vote your shares for each proposal.

MAY I VOTE MY SHARES DURING THE ANNUAL MEETING?

Even if you plan to attend the virtual annual meeting, we encourage you to vote your shares prior to the meeting.

Shareholders of Record. If you are a shareholder of record and log in to the virtual annual meeting, you may vote electronically during the annual meeting. Have available the information that is printed in the box marked by the arrow provided in your Internet Notice or, if you requested a printed copy of the proxy materials, proxy card or voting instruction card in hand when you access the website and follow the instructions to vote during the annual meeting.

Beneficial Owners. If you hold your common shares through a bank, broker or other nominee and want to vote such shares electronically at the annual meeting, you must direct your broker, bank or other nominee on how to vote. However, since you are not the shareholder of record, if you do not direct your broker, bank, or other nominee how to vote your shares, the broker, bank, or other nominee will determine if it has the discretionary authority to vote on each applicable matter. Under applicable law, if you are a beneficial owner, your broker, bank, or other nominee only has discretion to vote on certain “routine” matters without your voting instructions. The proposal to ratify the appointment of Ernst & Young as our independent registered public accounting firm is considered a routine matter. For all other matters at the annual meeting, your broker, bank, or other nominee will be unable to vote on your behalf if you do not instruct them how to vote your shares and, if you do not provide voting instructions, your shares will be considered “broker non votes.” Therefore, it is very important for you to vote your shares for each proposal.

112 | 2024 PROXY STATEMENT

CAN I VOTE MY SHARES WITHOUT VIRTUALLY ATTENDING THE ANNUAL MEETING?

You may vote your shares via the internet, by telephone, or by completing, signing and returning a proxy card or voting instruction card. If you are a shareholder of record, and requested printed copies of the proxy materials and a postage-paid envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Please do not mail in the Internet Notice, as it is not intended to serve as a voting instrument.

CAN I CHANGE MY VOTE?

Shareholders of Record. You may change your vote at any time before the proxy is exercised by voting electronically at the virtual annual meeting, or by filing with our corporate secretary either a notice revoking the proxy or a properly signed proxy. In each case, such notice or proxy must bear a later date than your prior proxy. If sent by mail, it must be received by our corporate secretary no later than 5:00 p.m., Eastern Daylight Time, on May 15, 2024. Your attendance at the virtual annual meeting will not revoke your prior proxy unless you electronically vote at the annual meeting or file the proper documentation to revoke it.

Beneficial Owners. If you hold your shares through a bank, broker or other nominee, you should contact such person prior to the time such voting instructions are exercised.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE, PROXY CARD OR VOTING INSTRUCTION CARD?

If you receive more than one Internet Notice, proxy card or voting instruction card, it means that you have multiple accounts with banks, brokers, other nominees and/or our transfer agent. Please sign and deliver, or otherwise vote, each Internet Notice, proxy card and voting instruction card that you receive. We recommend that you contact your nominee and/or our transfer agent, as appropriate, to consolidate as many accounts as possible under the same name and address.

HOW CAN I ACCESS THE COMPANY’S PROXY MATERIALS?

As noted above, many shareholders will receive an Internet Notice with instructions on how to view the proxy materials through the Internet (www.proxyvote.com ). The Internet Notice includes a control number that must be entered on the Internet in order to view the proxy materials. The Internet Notice also describes how to receive the proxy materials by paper delivery or e-mail. You can elect to receive future proxy materials by e-mail at no charge by voting using the Internet and, when prompted, indicating you agree to receive or access shareholder communications electronically in future years.

Additional copies of the 2023 annual report to shareholders (excluding certain exhibits or documents incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023) are available to shareholders at no charge upon written request to: Corporate Secretary, Gentherm Incorporated, 21680 Haggerty Road, Northville, MI 48167 or at https://ir.gentherm.com/ under the “Financial Info – Annual Reports” tab.

WHAT IF I DO NOT VOTE FOR SOME OF THE ITEMS LISTED ON MY PROXY CARD OR VOTING INSTRUCTION CARD?

Shareholders of Record. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions. Proxy cards that are signed and returned, but do not contain voting instructions with respect to certain matters, will be voted in accordance with the recommendations of the Board on such matters or if the Board gives no recommendation, then in the discretion of the proxy holders.

Beneficial Owners. If you indicate a choice with respect to any matter to be acted upon on your voting instruction card, the shares will be voted in accordance with your instructions. If you do not indicate a choice or return the voting instruction card, the bank, broker or other nominee will determine if it has the discretionary authority to vote on each applicable matter. Under applicable law, a bank, broker or nominee has the discretion to vote on routine matters, including the ratification of the appointment of an independent registered public accounting firm. For all other matters at the annual meeting, brokers and certain banks and nominees will be unable to vote on your behalf if you do not instruct them how to vote your shares in the manner set forth on your voting instruction card. Therefore, it is very important for you to vote your shares for each proposal.

113 | 2024 PROXY STATEMENT

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM OF BUSINESS?

HOW DO VOTES IMPACT APPROVAL OF PROPOSAL
PROPOSAL		REQUIRED APPROVAL	FOR	WITHHOLD / AGAINST	ABSTENTION	BROKER NON-VOTES
01	Election of Nine Directors	Plurality of votes cast*	For the proposal	Against the proposal	—	Not a vote cast
02	Ratification of Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for 2024	Majority of votes cast	For the proposal	Against the proposal	Not a vote cast	—
03	Advisory Vote on NEO Compensation	Majority of votes cast	For the proposal	Against the proposal	Not a vote cast	Not a vote cast

*	Notwithstanding that directors will be elected by a plurality of votes cast at the annual meeting, Gentherm has a voting policy that has the effect of a majority voting policy that ensures the Board can address shareholder concerns. In the event any director nominee receives a greater number of votes “withheld” than votes “for” such person’s election, our voting policy requires such director to promptly provide a resignation notice, conditioned on Board acceptance.

If any other matter is properly submitted to the shareholders at the annual meeting, its adoption generally will require the affirmative vote of holders of a majority of votes cast at the annual meeting. The Board does not propose to conduct any business at the annual meeting other than as stated above.

Although the advisory votes in Proposal Nos. 2 and 3 are not binding on the Company, the Board and/or respective Board Committee will consider your vote in determining future activities.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

In order for us to conduct the annual meeting, a majority of the outstanding shares entitled to vote at the annual meeting as of March 18, 2024 must be present in person or by proxy at the meeting. This is known as a quorum. Abstentions, withheld votes and broker non-votes will be considered present for purposes of determining a quorum.

IS A REGISTERED LIST OF SHAREHOLDERS AVAILABLE?

The names of shareholders of record entitled to vote at the annual meeting will be available to such shareholders at the annual meeting for any purpose reasonably relevant to the meeting.

WHO WILL COUNT THE VOTES AND WHERE CAN I FIND THE VOTING RESULTS?

The Inspector of Elections appointed at the annual meeting will tabulate the voting results. We intend to announce the preliminary voting results at the annual meeting and, in accordance with rules of the SEC, we intend to publish the final results in a Current Report on Form 8-K within four business days of the annual meeting.

114 | 2024 PROXY STATEMENT

Additional Information

EQUITY COMPENSATION PLANS

The following table sets forth certain information as of December 31, 2023 concerning our equity compensation plans:

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)($)		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))(C)
Equity compensation plans approved by security holders	1,021,499 (1)	$35.59	(2)	3,683,330	(3)
Equity compensation plans not approved by security holders	—	—		—
Total	1,021,499	$35.59		3,683,330

(1)	Consists of the following: (A) outstanding options for 139,684 shares of common stock under the 2013 Equity Plan; (B) 202,285 shares reserved for issuance upon vesting of RSUs issued under the 2013 Equity Plan; (C) 649,954 shares reserved for issuance upon vesting of PSUs under the 2013 Equity Plan; and (D) 29,576 shares reserved for issuance upon vesting of RSUs issued under the 2023 Equity Plan. The maximum number of shares issuable upon the vesting of such PSUs has been reserved by this amount, the actual number of shares issuable will be determined at the time of vesting and could be less. This number does not include outstanding SARs since they are cash-settled.

(2)	Excludes RSUs and PSUs, which have no exercise price.

(3)	Consists of shares of common stock that may be issued pursuant to awards under the 2023 Equity Plan. To the extent awards were, or in the future are, made in the form of full-value shares, the number of shares available for future issuance has been and will be reduced by 1.85 multiplied by the number of shares awarded. For purposes of this calculation, PSUs are assumed to be issuable at the maximum award amount. New awards may only be issued under the 2023 Equity Plan.

As of December 31, 2023, there were 17,923 shares of unvested, restricted stock outstanding.

FORWARD-LOOKING STATEMENTS

Except for historical information contained herein, statements in this proxy statement are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our goals, beliefs, plans and expectations about our prospects for the future and other future events, such as the statements regarding our expectations for future compensation programs and considerations, our commitments regarding our human capital management and sustainability initiatives and outcomes, and the components of and our ability to execute our updated strategic plan.

The forward-looking statements included in this proxy statement are made as of the date hereof or as of the date specified herein and are based on management’s reasonable expectations and beliefs. Such forward-looking statements are subject to a number of important assumptions, significant risks and uncertainties (some of which are beyond our control) and other factors that may cause our actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including:

–	macroeconomic, geopolitical and similar global factors in the cyclical automotive industry;

–	increasing U.S. and global competition, including with non-traditional entrants;

–	our ability to effectively manage new product launches and research and development, and the market acceptance of such products and technologies;

–	the evolution and recent challenges of the automotive industry towards electric vehicles, autonomous vehicles and mobility on demand services, and related consumer behaviors and preferences;

–	the ongoing supply constrained environment, and inflationary and other cost pressures;

–	our ability to convert new business awards into product revenues;

–	our ability to attract and retain highly skilled employees and wage inflation;

–	a tightening labor market, labor shortages or work stoppages impacting us, our customers or our suppliers, including labor strikes among certain OEMs and suppliers;

115 | 2024 PROXY STATEMENT

–	our ability to integrate our recent acquisitions, as well as to consummate additional strategic acquisitions, investments and exits, and achieve planned benefits;

–	our achievement of product cost reductions to offset customer imposed price reductions or other pricing pressures;

–	any security breaches and other disruptions to our information technology networks and systems, as well as privacy, data security and data protection risks;

–	the impact of our global operations, including our global supply chain, operations within Ukraine, economic and trade policies, and foreign currency and exchange risk;

–	the production levels of our major customers and OEMs in our key markets and sudden fluctuations in such production levels;

–	any loss or insolvency of our key customers and OEMs, or key suppliers;

–	our efforts to optimize our global supply chain and manufacturing footprint;

–	our ability to project future sales volume based on third-party information, based on which we manage our business;

–	the protection of our intellectual property in certain jurisdictions

–	our product quality and safety;

–	various matters related to tax in the United States and internationally;

–	the extensive regulation of our patient temperature management business;

–	our compliance with anti-corruption laws and regulations;

–	the effects of climate change and catastrophic events, as well as regulatory and stakeholder-imposed requirements and expectations to address climate change and other sustainability issues;

–	legal and regulatory proceedings and claims involving us or one of our major customers;

–	risks associated with our manufacturing processes;

–	our borrowing availability under our revolving credit facility, as well as our ability to access the capital markets, to support our planned growth;

–	our indebtedness and compliance with our debt covenants; and

–	other risks, uncertainties and other factors set forth in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for 2023, and subsequent reports filed with or furnished to the U.S. Securities and Exchange Commission.

In addition, with reasonable frequency, we have entered into business combinations, acquisitions, divestitures, strategic investments and other significant transactions. Such forward-looking statements do not include the potential impact of any such transactions that may be completed after the date hereof, each of which may present material risks to our business and financial results.

Except as required by law, we expressly disclaim any obligation or undertaking to update any forward-looking statements to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who beneficially own more than 10% of a registered class of our equity securities (“insiders”) to file reports with the SEC regarding their pecuniary interest in our equity securities and any changes thereto. Two transactions reported on a Form 4 filed on March 14, 2023 for Phillip M. Eyler involving the withholding of shares of our common stock upon the vesting of RSUs was calculated using an incorrect tax rate, and a Form 4/A was filed on September 29, 2023 to report the shares withheld based on the correct tax rate. Based on our review of the insiders’ forms filed with the SEC during 2023 and representations made by the directors and executive officers, all other transactions were timely reported.

SOLICITATION BY BOARD; EXPENSES

We will bear the entire cost of preparing, assembling, and mailing the proxy materials. We may supplement our solicitation of proxies by mail with telephone, e-mail or personal solicitation by our officers or other regular employees. We will not pay any additional compensation to any of our employees for their supplemental solicitation services. We have requested banks, brokers and other nominees to forward the proxy materials to, and to obtain proxies from, the beneficial owners and we will reimburse such record holders for their reasonable out-of-pocket expenses in doing so upon request.

116 | 2024 PROXY STATEMENT

REQUIREMENTS FOR SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 2025 ANNUAL MEETING

Under SEC rules, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2025 annual meeting of shareholders (pursuant to Rule 14a-8 of the Exchange Act), we must receive the proposal at our principal executive office (Corporate Secretary, Gentherm Incorporated, 21680 Haggerty Road, Northville, MI 48167) by the close of business on December 5, 2024. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Any shareholder director nomination or proposal of other business intended to be presented for consideration at the 2025 annual meeting, but not intended to be considered for inclusion in our proxy statement and form of proxy relating to such meeting (i.e., not pursuant to Rule 14a- 8 of the Exchange Act), must be received by us at the address stated above not less than 90 days and not more than 120 days before the first anniversary of the date of the 2024 annual meeting. Therefore, such notice must be received between January 16, 2025 and the close of business on February 14, 2025 (since February 15 is not a business day) to be considered timely. However, if our 2025 annual meeting occurs more than 30 days before or 60 days after May 16, 2025, we must receive nominations or proposals (A) not later than the close of business on the later of the 90th day prior to the date of the 2025 annual meeting or the 10th day following the day on which public announcement is made of the date of the 2025 annual meeting, and (B) not earlier than the 120th day prior to the 2025 annual meeting.

The above-mentioned proposals must also comply with our Bylaws and the proxy solicitation rules of the SEC and Nasdaq, including but not limited to the information requirements set forth in our Bylaws. In addition, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b) of the Exchange Act, to the extent applicable. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing and other applicable requirements.

HOUSEHOLDING FOR SHAREHOLDERS SHARING THE SAME ADDRESS

The Company has elected to send a single copy of the Internet Notice or, to the extent a paper copy is requested, a single copy of the annual report and proxy statement to any household at which two or more shareholders reside unless one of the shareholders at such address provides notice that he or she desires to receive individual copies. This “householding” practice reduces the Company’s printing and postage costs. Shareholders may request to discontinue or re-start householding, or request a separate copy of the 2023 annual report to shareholders and this proxy statement, as follows:

–	If you hold your common shares through a bank, broker or other nominee, you should contact such record holder directly.

–	If you are a shareholder of record, you should contact Computershare, P.O. Box 30170, College Station, TX 77842-3170 or (800) 962-4284.

The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Internet Notice and, if applicable, copies of such additional proxy materials to a shareholder that previously elected to receive a single copy of materials with one or more other shareholders.

AVAILABILITY FOR 2023 ANNUAL REPORT TO SHAREHOLDERS

Copies of the 2023 annual report to shareholders (excluding certain exhibits or documents incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023) are available to shareholders at no charge upon written request to: Corporate Secretary, Gentherm Incorporated, 21680 Haggerty Road, Northville, MI 48167 or at https://ir.gentherm.com/ under the “Financial Info – Annual Reports” tab. The content of our website or the websites of other third parties noted herein are not incorporated by reference in this Proxy Statement.

************

117 | 2024 PROXY STATEMENT

Your cooperation in giving this matter your immediate attention and in voting your proxies promptly is appreciated.

By Order of the Board of Directors

Wayne Kauffman

Senior Vice President, General Counsel and Secretary

118 | 2024 PROXY STATEMENT

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V31324-P02501 01) Sophie Desormière 02) Phillip M. Eyler 03) David Heinzmann 04) Ronald Hundzinski 05) Laura Kowalchik 06) Charles Kummeth 07) Betsy Meter 08) John Stacey 09) Kenneth Washington 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024. 3. Approval (on an advisory basis) of the compensation of the Company's named executive officers for the year ended December 31, 2023. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. ! ! ! 1. Election of Directors Nominees: For All Withhold All For All Except For Against Abstain ! ! ! GENTHERM INCORPORATED To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR each number(s) of the nominee(s) on the line below. of the following nominees: The Board of Directors recommends you vote FOR proposals 2 and 3: GENTHERM INCORPORATED 21680 HAGGERTY ROAD NORTHVILLE, MI 48167 ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM EDT on May 15, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/THRM2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM EDT on May 15, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. V31325-P02501 Gentherm Incorporated Annual Meeting of Shareholders May 16, 2024 8:30 AM Eastern Daylight Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Phillip M. Eyler, Matteo Anversa and Wayne Kauffman, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote as designated on the reverse side of this proxy card, and to vote in their judgment upon all other matters that may properly come before the Annual Meeting, all of the shares of Common Stock of Gentherm Incorporated that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, Eastern Daylight Time on May 16, 2024, virtually at www.virtualshareholdermeeting.com/THRM2024 and any adjournment or postponement thereof. The undersigned hereby revokes any proxy previously given to vote at the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, which are set forth on the reverse side of this proxy card. Continued and to be signed on reverse side

SCAN TO VIEW MATERIALS & VOTE GENTHERM INCORPORATED 21680 HAGGERTY ROAD NORTHVILLE, MI 48167 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM EDT on May 15, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/THRM2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM EDT on May 15, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V31324-P02501 For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. GENTHERM INCORPORATED The Board of Directors recommends you vote FOR each of the following nominees: ! ! ! 1. Election of Directors Nominees: 01) Sophie Desormière 02) Phillip M. Eyler 03) David Heinzmann 04) Ronald Hundzinski 05) Laura Kowalchik 06) Charles Kummeth 07) Betsy Meter 08) John Stacey 09) Kenneth Washington The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain ! ! ! 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024. ! ! ! 3. Approval (on an advisory basis) of the compensation of the Company's named executive officers for the year ended December 31, 2023. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Proxy Statement and Annual Report are available at www.proxyvote.com. V31325-P02501 Gentherm Incorporated Annual Meeting of Shareholders May 16, 2024 8:30 AM Eastern Daylight Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Phillip M. Eyler, Matteo Anversa and Wayne Kauffman, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote as designated on the reverse side of this proxy card, and to vote in their judgment upon all other matters that may properly come before the Annual Meeting, all of the shares of Common Stock of Gentherm Incorporated that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 AM, Eastern Daylight Time on May 16, 2024, virtually atwww.virtualshareholdermeeting.com/THRM2024 and any adjournment or postponement thereof. The undersigned hereby revokes any proxy previously given to vote at the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, which are set forth on the reverse side of this proxy card. Continued and to be signed on reverse side